Prospectus
-------------------------------------------------------------------------------

                                  $950,000,000

                      Gracechurch Card Funding (No. 1) PLC
                                     Issuer
                               Barclays Bank PLC
                  Transferor, Servicer and Trust Cash Manager
             $900,000,000 Class A Floating Rate Asset-Backed Notes
              $50,000,000 Class B Floating Rate Asset-Backed Notes
-------------------------------------------------------------------------------

                                                             Price to Public per     Underwriting Discount     Proceeds To Issuer
              Class                    Interest Rate                 Note                  per Note                 per Note
 -------------------------------    ---------------------   ---------------------    ---------------------    ---------------------
                A                   One-month LIBOR plus            100.00%                  0.20%                   $998.00
                                        0.18% annually
                B                   One-month LIBOR plus            100.00%                  0.25%                   $997.50
                                        0.43% annually

* The ultimate source of payment on the offered notes will be collections on consumer credit and charge card accounts of Barclaycard originated in the United Kingdom.

* The transaction documents, other than the depository agreement, will be governed by the laws of England and Wales. The depository agreement will be governed by New York law.

* A separate currency swap for each class of the offered notes will be used to convert the sterling amounts received from the medium term notes into U.S. dollar amounts for payment on the offered notes.

Please consider carefully the risk factors beginning on page 7 in this prospectus.

A note is not a deposit and neither the notes nor the underlying receivables are insured or guaranteed by any United Kingdom or United States governmental agency.


The notes offered in this prospectus will be obligations of the issuer only. The issuer will only have a limited pool of assets to satisfy its obligations on the notes. The notes will not be obligations of Barclays Bank PLC or any of its affiliates.



The total price to the public is $950,000, the total amount of the underwriting discount is $1,925,000, and the total amount of proceeds plus accrued interest and before deduction of expenses is $948,075,000.


We have applied to have the offered notes listed on the London Stock Exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offered notes or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.
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                       Underwriters of the Class A Notes
                                Barclays Capital

    Credit Suisse First Boston                    Deutsche Banc Alex. Brown
  Morgan Stanley Dean Witter                             Salomon Smith Barney

                        Underwriter of the Class B Notes
                                Barclays Capital


                                9 November, 1999

        Important Notice About Information Presented In This Prospectus

     We include cross-references to captions in this prospectus where you can find further related discussions. The following table of contents provides the pages on which these captions are located.


                               Table Of Contents

                                                                            Page
Prospectus Summary..................................................           1
 Series Structure...................................................           1
 Program Structural Summary.........................................           1
 Structural Diagram of Barclaycard Securitisation Program...........           2
 The Issuer.........................................................           3
 The Note Trustee, Principal Paying Agent and Agent Bank............           3
 The Notes..........................................................           3
 The Closing Date...................................................           3
 The MTN Issuer and Initial Investor Beneficiary....................           3
 The Medium Term Notes..............................................           3
 The Security Trustee...............................................           4
 The Receivables....................................................           4
 The Initial Transferor, Servicer, Trust Cash Manager and Excess
 Interest Beneficiary ..............................................           4
 The Receivables Trustee............................................           4
 The Receivables Trust..............................................           4
 The Investor Certificates..........................................           4
 The Swap Counterparty..............................................           5
 The Swap Agreements................................................           5
 Optional Early Redemption..........................................           5
 Notices............................................................           5
 United Kingdom Tax Status..........................................           5
 United States Federal Income Tax Status............................           6
 ERISA Considerations for Investors.................................           6
Risk Factors........................................................           7
Introduction........................................................          19
U.S. Dollar Presentation............................................          19
 Sterling/Dollar Exchange Rate History..............................          19
The Issuer..........................................................          19
 Directors and Secretary............................................          20
 Management's Discussion And Analysis Of Financial Condition........          20
  Sources of Capital and Liquidity..................................          20
  Results of Operations.............................................          20
 Use Of Proceeds....................................................          20
 Expenses Loan Agreement............................................          21
The MTN Issuer......................................................          21
 Directors and Secretary............................................          21
 Management's Discussion and Analysis of Financial Condition........          21
  Sources of Capital and Liquidity..................................          21
  Results of Operations.............................................          22
The Receivables Trustee.............................................          22
 Management and Activities..........................................          22
Barclays Bank PLC...................................................          23
 Business...........................................................          23
 Year 2000 Readiness Disclosure.....................................          24
Credit Card Usage in the United Kingdom.............................          25
Barclaycard and the Barclaycard Card Portfolio......................          25
 General............................................................          25
 Description of Great Universal Stores Home Shopping Ltd............          26
 Acquisition and Use of Card Accounts...............................          26
 Description of Processing..........................................          27
 Billing and Payment................................................          27
 Delinquency and Loss Experience....................................          28
  Delinquency Experience -- Bank Portfolio..........................          29
  Loss Experience -- Bank Portfolio.................................          30
  Provision for Bad and Doubtful Debt -- Bank Portfolio.............          30


                                      (i)

                                                                            Page
The Receivables.....................................................          31
 Assignment of Receivables to the Receivables Trustee...............          31
 Redesignation and Removal of Accounts..............................          33
 Discount Option Receivables........................................          33
 Special Fees.......................................................          34
 Interchange........................................................          34
 Annual Fees........................................................          34
 Reductions in Receivables, Early Collections and Credit Adjustments          34
 Representations....................................................          35
 Amendments to Card Agreement and Card Guidelines...................          37
 Summary of Securitised Portfolio as of 30 September, 1999..........          37
  Composition by Account Balance -- Securitised Portfolio...........          37
  Composition by Credit Limit -- Securitised Portfolio..............          37
  Composition by Account Age -- Securitised Portfolio...............          38
  Geographic Distribution of Accounts -- Securitised Portfolio......          38
  Composition by Product Line -- Securitised Portfolio..............          38
Maturity Assumptions................................................          39
 Cardholder Monthly Payment Rates -- Bank Portfolio.................          39
Receivables Yield Considerations....................................          40
  Yield Experience -- Bank Portfolio................................          41
The Receivables Trust...............................................          42
 General Legal Structure............................................          42
 The Receivables Trust's Property...................................          44
 General Entitlement of Beneficiaries to Trust Property.............          44
 Allocation and Application of Collections..........................          45
 Acquiring Additional Entitlements to Trust Property and Payments for
 Receivables .......................................................          47
 Non-Petition Undertaking of Beneficiaries..........................          48
 Trust Pay Out Events...............................................          48
 Termination of the Receivables Trust...............................          49
 Amendments to the Declaration of Trust and Trust Cash Management
 Agreement .........................................................          49
 Disposals..........................................................          49
 Trustee Payment Amount.............................................          50
Servicing of Receivables and Trust Cash Management..................          50
 General -- Servicing...............................................          50
 General -- Trust Cash Management...................................          51
 Servicing and Trust Cash Manager Compensation......................          52
 Termination of Appointment of Servicer.............................          53
 Termination of Appointment of Trust Cash Manager...................          54
Series 99-1.........................................................          56
 General............................................................          56
 Beneficial Entitlement of the MTN Issuer to Trust Property.........          57
 Allocation, Calculation and Distribution of Finance Charge
 Collections to the MTN Issuer .....................................          58
 Class A Investor Interest..........................................          59
 Class B Investor Interest..........................................          61
 Class C Investor Interest..........................................          61
 Revolving Period...................................................          62
 Controlled Accumulation Period.....................................          63
 Regulated Amortisation Period......................................          63
 Rapid Amortisation Period..........................................          64
 Allocation, Calculation and Distribution of Principal Collections to
 the MTN Issuer ....................................................          64
 Postponement of Controlled Accumulation Period.....................          68
 Unavailable Principal Collections..................................          68
 Shared Principal Collections.......................................          69
 Defaulted Receivables; Investor Charge-Offs........................          69
 Excess Spread......................................................          71
 Extra Amount.......................................................          72
 Aggregate Investor Indemnity Amount................................          72
 Principal Funding Account..........................................          73
 Reserve Account....................................................          73
 Distribution Ledgers...............................................          74
 Trustee Payment Amount.............................................          74

                                      (ii)

                                                                            Page
 Qualified Institutions.............................................          75
 Series 99-1 Pay Out Events.........................................          75
 Your Payment Flows.................................................          77
The Trust Deed......................................................          79
The Notes And The Global Notes......................................          80
Terms and Conditions of the Notes...................................          84
The Swap Agreements.................................................          94
 General............................................................          95
 Common Provisions of the Swap Agreements...........................          96
  Termination of the Swap Agreements................................          96
  Taxation..........................................................          97
The Medium Term Notes...............................................          98
Material Legal Aspects of the Receivables...........................         100
 Consumer Credit Act 1974...........................................         100
 Enforcement of improperly executed or modified card agreements.....         100
 Liability for supplier's misrepresentation or breach of contract...         100
 Transfer of Benefit of Receivables.................................         101
United Kingdom Taxation Treatment Of The Notes......................         102
 Overview...........................................................         102
 Taxation of US Residents...........................................         102
 Taxation of Interest Paid..........................................         103
 Proposed European Directive on the Taxation of Savings.............         104
 Ownership and Disposal, Including Redemption, of the Notes by United
 Kingdom Tax Payers ................................................         104
 United Kingdom Inheritance Tax.....................................         105
 Stamp Duty and Stamp Duty Reserve Tax..............................         105
 Taxation of the MTN Issuer and the Issuer..........................         105
 Taxation of the Receivables Trustee................................         105
Material United States Federal Income Tax Consequences..............         106
 Overview...........................................................         106
 Tax Status of the Receivables Trust, the MTN Issuer and the Issuer.         106
 United States Holders..............................................         107
 Interest Payments and Distributions................................         108
  Sourcing..........................................................         108
 Disposition or Retirement of Investment............................         108
  Sourcing..........................................................         108
 Investment in a Passive Foreign Investment Company.................         109
  Sourcing..........................................................         110
 Controlled Foreign Corporation Status..............................         110
 Non-United States Holders..........................................         110
 Backup Withholding and Information Reporting.......................         110
ERISA Considerations................................................         111
 General............................................................         111
 Equity Treatment...................................................         111
 Further Considerations.............................................         112
Enforcement of Foreign Judgements in England And Wales..............         113
Underwriting........................................................         113
 United Kingdom.....................................................         114
 General............................................................         115
Ratings of the Offered Notes........................................         115
Experts.............................................................         116
Legal Matters.......................................................         117
Reports to Noteholders..............................................         117
Where You Can Find More Information.................................         117
Listing and General Information.....................................         117
 Litigation and Change in Circumstances.............................         117
 Documents Available for Inspection.................................         118
Index of Terms for Prospectus.......................................         120
Index of Appendices.................................................         122
 Appendix A  Report of Independent Accountants for Gracechurch Card
 Funding (No. 1) PLC ...............................................          A1
 Appendix B  Balance Sheet of Gracechurch Card Funding (No. 1) PLC..          B1
 Appendix C  Notes to Financial Statement...........................          C1
 Appendix D  Report of Independent Accountants for Barclaycard
 Funding PLC .......................................................          D1
 Appendix E  Balance Sheet of Barclaycard Funding PLC...............          E1
 Appendix F  Notes to Financial Statement...........................          F1


                                     (iii)

                               Prospectus Summary


     The following is a brief overview of the key aspects of the class A notes and the class B notes, which we refer to as the offered notes. You need to read all of this prospectus to fully understand the terms of the offered notes.



Series Structure


Class of Notes                       Initial Principal Balance           Sterling Equivalent                   % of Total
-------------------------------    -----------------------------     -----------------------------    -----------------------------
Class A*.......................                     $900,000,000                      L546,345,000*               90%
Class B*.......................                      $50,000,000                       L30,352,500*                5%
Class C*.......................                      $50,000,000                       L30,352,500*                5%
                                   -----------------------------     -----------------------------    -----------------------------
Total*.........................                   $1,000,000,000                      L607,050,000*               100%


* sterling equivalent obtained by converting dollars to sterling at the exchange rate of L0.60705 to $1.


                                 Class A Notes              Class B Notes

Anticipated Ratings:.....    "AAA" or its equivalent    "A" or its equivalent
                             from four                  from four
                             internationally            internationally
                             recognised rating          recognised
                             agencies.                  rating agencies.
Credit Enhancement:......    Subordination of the
                             class B notes and class    Subordination of the
                             C notes.                   class C notes.
Interest Rate:...........    One-month LIBOR, plus      One-month LIBOR, plus
                             0.18 per cent. annually.   0.43 per cent. annually.

Interest Accrual Method:.    Actual/360.                Actual/360.
Interest Payment Dates:..    The 15th day of each       The 15th day of each
                             calendar month.            calendar month.
First Interest Payment       January 2000 interest      January 2000 interest
 Date: ..................    payment date.              payment date.
Scheduled Redemption         November 2002 interest     November 2002 interest
 Date: ..................    payment date.              payment date.

Legal Final Redemption       November 2004 interest     November 2004 interest
 Date: ..................    payment date.              payment date.
Clearance/Settlement:....    DTC/Euroclear/             DTC/Euroclear/
                             Cedelbank.                 Cedelbank.

Minimum Denomination:....    $1,000.                    $1,000.





Program Structural Summary

     The following is a brief summary description of the Barclaycard securitisation program, of which your notes will form a part.

     Barclaycard, a division of Barclays Bank PLC, will assign all of its present and future beneficial interest in receivables in designated revolving credit and charge card accounts originated by Barclaycard in the United Kingdom. Only the receivables will be assigned. The accounts will be retained by Barclaycard.


     The receivables will be assigned to a special purpose company, incorporated in Jersey, Channel Islands, acting as receivables trustee. The receivables trustee will hold the receivables on trust for Barclaycard, as transferor beneficiary and excess interest beneficiary, and a special purpose subsidiary of Barclays called the MTN issuer, as investor beneficiary.


     The receivables trustee may issue multiple series of investor certificates to the MTN issuer. Each series of investor certificates will represent an undivided beneficial interest in the receivables trust. They will entitle the MTN issuer to payments of interest and principal payable from collections on the receivables.

     The MTN issuer will finance its acquisition of an undivided beneficial interest in the receivables trust, evidenced by the issuance of each series of investor certificates, by issuing series of limited recourse medium term notes to individual issuers and credit enhancement providers, if any. The limited recourse nature of the medium term notes will ensure that the MTN issuer is only ever liable under a series of medium term notes for payments of principal and interest equal to what is paid under the corresponding series of investor certificates.

     The issuers, in turn, will finance their purchases of each series of medium term notes by issuing series of notes to investors. Your series of notes, series 99-1, will be the first series of notes issued under this program.

         Structural Diagram of Barclays Bank PLC Securitisation Program


                               [GRAPHIC OMITTED]

The Issuer

     Gracechurch Card Funding (No. 1) PLC is a public limited company incorporated in England and Wales. Its registered office is at 200 Aldersgate Street, London EC1A 4JJ. Its telephone number is 44-171-600-1000.

     The issuer is a newly created special purpose company. The purpose of the issuer is to issue the notes which represent its asset-backed debt obligations. The issuer will not engage in any unrelated activities.


The Note Trustee, Principal Paying Agent and Agent Bank

     The note trustee, principal paying agent and agent bank is The Bank of New York, London Branch. The note trustee will act as trustee for the noteholders under the trust deed. The principal paying agent will make payments on the notes. The agent bank will calculate the interest rate on the notes. The Bank of New York, London Branch's address is One Canada Square, London E14 5AL, United Kingdom. Its telephone number is 44-171-570-1784.


The Notes

     In this document, we are offering two classes of notes:

* floating rate class A notes with an initial principal balance of $900,000,000.

* floating rate class B notes with an initial principal balance of $50,000,000.

     The class A notes and the class B notes represent asset-backed debt obligations of the issuer. The class A notes are secured by payments received by the issuer from the class A MTN and payments received from the swap counterparty. The class B notes are secured by payments received by the issuer from the class B MTN and payments received from the swap counterparty. The issuer's ability to make these payments will ultimately be dependent upon collections Barclaycard receives on the receivables.

     We will issue the notes under the trust deed. The notes will also be subject to a paying agency and agent bank agreement and a depository agreement. The security for the notes will be created under a deed of charge between the issuer and the note trustee. The terms of the notes will be contained in the trust deed, the paying agency and agent bank agreement, the depository agreement and the deed of charge.

     On the date the offered notes are issued, the floating rate class C notes with an initial principal balance of $50,000,000 will be offered in transactions exempt from the registration requirements under the Securities Act. The class C notes are not being offered by this prospectus. The class C notes will also represent asset-backed debt obligations of the issuer secured by payments received by the issuer from the class C MTN and payments received from the swap counterparty.

     The class B notes will be subordinated to the class A notes. The class C notes will be subordinated to both the class A notes and the class B notes.

     If there is an event of default under the notes, the note trustee, on your behalf, can appoint a receiver of the issuer who would continue to collect amounts paid by the MTN issuer under the medium term notes. The note trustee would also be able to sell the medium term notes. In addition, the note trustee may give an enforcement notice to the issuer declaring the notes to be immediately due and payable. A declaration that the notes have become immediately due and payable will not, of itself, accelerate the timing or amount of redemption of the notes.


The Closing Date

     We will issue the notes on or about  23 November, 1999.


The MTN Issuer and Initial Investor Beneficiary

     The MTN issuer is Barclaycard Funding PLC, a public limited company incorporated in England and Wales. Its registered office is located at 54 Lombard Street, London EC3P 3AH. The MTN issuer is a subsidiary of Barclays.

     The MTN issuer was established to issue secured limited recourse medium term notes under a programme.


The Medium Term Notes

     On the closing date, the MTN issuer will sell to the issuer three limited recourse medium term notes issued as a series under its medium term note programme. These limited recourse medium term notes will be called the class A MTN, the class B MTN and the class C MTN. The MTN issuer has made an application to the London Stock Exchange for the medium term notes to be admitted to the official list of the London Stock Exchange.

     The issuer will make payments of interest and principal on the class A notes, the class B notes and the class C notes from respective payments of interest and principal made by the MTN issuer on the class A MTN, the class B MTN and the class C MTN and from amounts paid by the swap counterparty.


     If an event of default occurs under the medium term notes, the security trustee, on behalf of the issuer as holder of the medium term notes, can appoint a receiver of the MTN issuer who would continue to collect amounts paid on the investor certificates. The security trustee would also be able to sell the investor certificates. In addition, the security trustee may give an enforcement notice to the MTN issuer declaring the medium term notes to be immediately due and payable. A declaration that the medium term notes have become immediately due and payable will not, of itself, accelerate the timing or amount of redemption of the medium term notes.



The Security Trustee

     The security trustee is The Bank of New York, London Branch. The security trustee will act as trustee for the holder of the medium term notes under the security trust and cash management deed.


The Receivables


     The receivables consist of amounts charged by cardholders to designated MasterCard* and VISA* revolving credit and charge card accounts of Barclaycard originated or acquired in the United Kingdom for the acquisition of merchandise, services and cash advances. The receivables also include the periodic finance charges and fees charged to the credit and charge card accounts and interchange.



The Initial Transferor, Servicer, Trust Cash Manager and Excess Interest Beneficiary


     Barclays Bank PLC originates the credit and charge card receivables through its business unit, Barclaycard. Barclaycard's principal place of business is located at 1234 Pavilion Drive, Northampton NN4 7SG, United Kingdom. Barclaycard will transfer the credit and charge card receivables to the receivables trustee.


     Barclaycard will be the initial transferor of the receivables trust.

     Barclaycard will service the receivables in the receivables trust. Barclaycard may not resign as servicer, but may be terminated and a successor servicer may be appointed in its place if a servicer default occurs. In the future, additional transferors, if any, may act as co-servicers.

     Barclaycard will also be appointed as the initial trust cash manager to manage the bank accounts of the receivables trustee for each series of investor certificates.

     Barclaycard will be the excess interest beneficiary of the receivables trust.

     Barclays Bank PLC is a bank incorporated in England and Wales. Its head office is located at 54 Lombard Street, London EC3P 3AH, United Kingdom. It is regulated in the United Kingdom by the Financial Services Authority. Its telephone number is 44-207-699-5000.





* MasterCard and VISA are U.S. federally registered servicemarks of MasterCard International Inc. and VISA U.S.A., Inc. and are registered trademarks in the United Kingdom of MasterCard International Inc. and VISA International Service Association.



The Receivables Trustee


     Gracechurch Receivables Trustee Limited, the receivables trustee, is a private limited liability company incorporated under the laws of Jersey, Channel Islands on 29 September, 1999. Its registered office is located at Normandy House, Grenville Street, St Helier, Jersey JE2 4UF. The shares of the receivables trustee are held by a professional trust company -- not affiliated with Barclays -- on trust for charitable purposes. This means that any profits received by the receivables trustee, after all amounts have been paid on the investor certificates and in meeting the costs and expenses of the receivables trustee, will be paid to charities in Jersey selected at the discretion of the professional trust company. The payments on your notes will not be affected by this arrangement. The receivables trustee will act as trustee of the receivables trust.



The Receivables Trust


     The receivables trust was established on 1 November, 1999 under the terms of a declaration of trust under which Barclays and the MTN issuer have an undivided interest in the trust property equal to the proportion of their contributions to the receivables trust. The receivables trust will be amended and restated by a declaration of trust and trust cash management agreement.



     The receivables trustee has been established for the purpose of acquiring credit and charge card receivables of Barclaycard and any additional transferors and to hold those receivables and the collections from them on trust for the beneficiaries under the terms of the receivables trust set out in the declaration of trust and trust cash management agreement and to make payments on the investor certificates. The receivables trustee may issue other series of investor certificates, representing undivided beneficial interests in the receivables trust, from time to time. The receivables trustee may not engage in any unrelated activities.



The Investor Certificates

     The MTN issuer will pay the proceeds of the medium term notes to the receivables trustee to acquire, for each class of medium term notes, separate, undivided beneficial interests in the receivables trust. These undivided beneficial interests will be the first series of the receivables trust and will be represented by a class A investor certificate, a class B investor certificate and a class C investor certificate. The receivables trustee may issue multiple series of investor certificates from time to time.

     The MTN issuer will make payments of principal and interest on the class A MTN, the class B MTN and the class C MTN from respective payments of principal and interest made on the class A investor certificate, the class B investor certificate and the class C investor certificate.

     The receivables trustee will be entitled to use the proceeds of the investor certificates paid to it by the MTN issuer -- together with monies paid to it by the other beneficiaries of the trust -- to accept an offer by the transferor to assign to the receivables trustee the present and future receivables generated by the designated credit and charge card accounts of the transferor.



     The investor certificates will entitle the MTN issuer to receive payment of a designated portion of collections of the credit and charge card receivables assigned by the transferor to the receivables trustee. The MTN issuer will use those collections for the redemption of first the class A MTN, then the class B MTN and then the class C MTN.



     If a pay out event occurs, the rapid amortisation period or the regulated amortisation period may begin, which could cause an early redemption of your notes. If Barclays as the transferor beneficiary or the excess interest beneficiary were to become insolvent, the receivables trustee may be required to liquidate the receivables. In addition, some breaches of representations made by the transferor will require the transferor to repurchase the receivables.


The Swap Counterparty

     The swap counterparty for the class A notes, the class B notes and the class C notes will be Barclays Bank PLC acting through Barclays Capital, its investment banking division in the United Kingdom. The swap counterparty's address is 5 The North Colonnade, Canary Wharf, London E14 4BB, United Kingdom.


The Swap Agreements

     Barclaycards' cardholders will make payments to Barclaycard in the lawful currency of the United Kingdom, which is called pounds sterling. Accordingly, payments on the investor certificates and the medium term notes will also be made in sterling. So that you can receive payments on your class A notes or class B notes in United States dollars, the issuer will enter into two swap agreements with the swap counterparty. The issuer will also enter into a swap agreement with the swap counterparty to make payments in dollars on the class C notes.



     Under the swap agreement for the class A notes, the issuer will pay to the swap counterparty the portion of sterling amounts received on the medium term notes equal to the amount received on the class A MTN, less certain amounts representing the issuers costs and expenses and required earnings, and the swap counterparty will convert those sterling amounts into dollars. Under the swap agreement for the class B notes, the issuer will pay to the swap counterparty the portion of sterling amounts received on the medium term notes equal to the amount received on the class B MTN, less certain amounts representing the issuer's costs and expenses and required earnings and the swap counterparty will convert those sterling amounts into dollars.



Optional Early Redemption


     The issuer has the option to redeem all of the remaining notes when their principal balance is reduced to less than 10 per cent. of their original principal balance.


     If an optional early redemption occurs, you will receive a final distribution equal to the entire unpaid principal balance of your notes plus any accrued and unpaid interest.


Notices

     Any notices that are required to be given by the terms of your notes will be deemed to be validly given if they are published in the Financial Times or another leading English language daily newspaper in London.


United Kingdom Tax Status


     Subject to important qualifications and conditions set out under "United Kingdom Taxation Treatment of the Notes", including as to final documentation and assumptions, Clifford Chance, as special UK tax advisers, are of the opinion that:



* U.S. persons who have no connection with the United Kingdom will not be subject to United Kingdom taxation in respect of payment of principal and interest on the offered notes as described more fully in the section of this prospectus headed "United Kingdom Taxation Treatment of the Notes";


* if and for so long as the notes are in global bearer form and listed on the London Stock Exchange and held in a recognised clearing system like the Depository Trust Company no UK withholding tax will be required on these payments to any offered noteholder; if these conditions are not satisfied, and in particular if the notes are in definitive form, UK withholding tax at the current rate of 20 per cent. will be required on these payments;


* no UK stamp duty or stamp duty reserve tax is payable on the issue of the offered global notes or on the issue or transfer of an offered note in definitive form;


* the MTN issuer and the issuer will be subject to UK corporation tax, at a maximum rate of currently 30 per cent., on the profit reflected in their respective profit and loss accounts as increased by the amounts of any non-deductible expenses or losses. The profit in the profit and loss account will not exceed 0.01 per cent. of the principal amount outstanding on the medium term notes in the case of the MTN issuer, or on the notes in the case of the issuer. Examples of non-deductible expenses and losses may include, for the MTN issuer: (1) amounts paid by the MTN issuer to the receivables trustee to cover the receivables trustee's fees and expenses, and (2) any losses of principal which cannot be met out of excess spread and are not reflected by account-specific provisions in the MTN issuer's statutory accounts; and for the issuer, certain expenses relating to cash management; and

* the receivables trustee will have no UK tax liabilities apart from a liability to UK income tax or corporation tax on any amounts, such as trustee fees, which are paid to the receivables trustee for its own benefit; and accordingly, the receivables trustee will have no liability to UK tax in relation to amounts which it receives on behalf of the MTN issuer or amounts which it is obliged to pay to the MTN issuer.


     Subject to final documentation in a form satisfactory to them and which is not inconsistent with the descriptions in this prospectus other than the exhibits to this prospectus, Clifford Chance, as special UK tax advisers, expect to give an opinion at closing by reference to the final documentation and based on certain assumptions listed in that opinion, which will cover in detail the matters referred to under this heading "-- United Kingdom Tax Status". See "Risk Factors: Taxable Nature of MTN Issuer and Issuer Could Cause a Loss on Your Notes".




United States Federal Income Tax Status

     As is further described herein, special U.S. tax counsel is of the opinion that each of the receivables trust, the MTN issuer and the issuer will not be subject to United States federal income tax.


     The issuer intends to treat the class A notes and the class B notes as debt for United States federal income tax purposes. Each noteholder, by holding a beneficial interest in a note, will agree to conform to that treatment. However, no ruling will be obtained from the IRS on the characterisation of the notes for federal income tax purposes. Further, based on the absence of relevant legal authority and the adverse impact on the characterisation determination of (1) the nature and extent of the capitalisation of the issuer and (2) the effect of a termination of a swap agreement on an investor's principal entitlement, special U.S. tax counsel to the issuer is unable to render any legal opinion with respect to whether the notes will be treated as debt for such purposes, and it is possible that the class A notes and class B notes could be viewed as equity interests in the issuer for such purposes. U.S. holders of class A notes or class B notes that are treated as equity in the issuer likely would be treated as owning shares in a passive foreign investment company.


     If the class A notes or class B notes were treated as equity in a passive foreign investment company, all or a portion of both distributions and gains on the class A notes or class B notes as applicable generally would be taxable to the holder as ordinary income, and would be taxable at the highest marginal rates applicable to current and prior years during the holding period. Further, all or a portion of the distributions could be subject to the additional interest charge tax. This interest charge regime may be avoided by an investor treated as owning equity in a passive foreign investment company if that investor makes an effective qualified electing fund, or QEF, election. A United States holder making a QEF election generally would be required to include its pro rata share of the issuer's ordinary income and net capital gains in income for each taxable year. In general, a QEF election would be required to be made on or before the due date for filing a United States holders' federal income tax return for the first taxable year for which it holds a note. As is further discussed in this prospectus, the issuer will, upon request, endeavour to provide the requesting United States holder with information that the issuer deems reasonably necessary for the United States holder to make an effective QEF election. Alternatively, it may be possible for an investor to avoid the interest charge regime applicable to equity in a passive foreign investment company by making an election to account for its investment using a mark-to-market method of tax accounting, under which it would take into account accrued gains and losses on its investment in the class A notes or class B notes as applicable during the tax years to which they relate, treating all related income and loss as ordinary income and loss. However, the applicability of the mark-to-market election is dependent upon certain facts -- such as the frequency of secondary market trading of the class A notes and the class B notes -- as to which there is uncertainty and, accordingly, as to which no assurance is possible. Should neither of the foregoing elections effectively be made, investors would be subject to the tax rules applicable to investors in passive foreign investment companies described above.

     Special U.S. federal income tax counsel to the issuer, Orrick, Herrington and Sutcliffe LLP, have prepared and reviewed the summary of federal income tax consequences set forth in this prospectus, and renders the United States federal income tax opinions contained in this prospectus.

     See "-- United States Federal Income Tax Consequences".


ERISA Considerations for Investors

     Subject to important considerations described under "ERISA Considerations" in this prospectus, the class A notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

     The class B notes are not eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

                                  Risk Factors


     You should carefully consider the following risk factors before deciding to invest in the notes offered by this prospectus.

You May Not Be Able to           There currently is no secondary market for the
Sell Your Notes                  notes. The underwriters expect, but are not
                                 obligated, to make a market in the notes. If no secondary market develops, you may not be able to sell your notes prior to maturity. We cannot offer any assurance that one will develop or, if one does develop, that it will continue.

Allocations of Charged-Off       We anticipate that the servicer will charge off
Receivables Could Reduce         or write off as uncollectable some of the
Your Payments                    receivables. Each class of investor interest in
                                 the receivables trust will be allocated a portion of those charged-off receivables. If the amount of charged-off receivables allocated to the class A investor interest exceeds the amount of funds available to cover those charge-offs, and the class C investor interest and class B investor interest have been reduced to zero, the class A investor interest will be reduced. This could cause the holders of the class A notes to not receive the full amount of principal and interest due to them. Similarly, if the amount of charged-off receivables allocated to the class B investor interest exceeds the amount of funds available to cover those charge-offs and the class C investor interest has been reduced to zero, the class B investor interest will be reduced. This could cause the holders of the class B notes to not receive the full amount of principal and interest due to them. See "Series 99-1:
                                 Defaulted Receivables; Investor Charge-Offs".


The Class B Notes Bear           The class B notes are subordinated in right of
Additional Risk Because They     payment of principal to the class A notes.
Are Subordinated to the          Principal payments to the class B noteholders
Class A Notes                    will not be made until the class A noteholders
                                 are paid in full. This could cause the class B noteholders to not receive the full amount of principal due to them.


Inability of Noteholders to      Some series 99-1 pay out events will cause the
Receive the Full Percentage      start of the regulated amortisation period
Allocation of Principal          rather than the rapid amortisation period.
Collections During the           During a regulated amortisation period, all of
Regulated Amortisation           the principal collections allocated to the
Period Could Delay               investor interest may not be used to make
Payments on Your Notes or        payments of principal on the investor
Cause a Loss on Your Notes       certificates as they would be during a rapid
                                 amortisation period. Instead, principal
                                 payments on the investor certificates -- and thus ultimately on your notes -- will be limited to the controlled deposit amount. This could cause you to receive payments of principal slower than you would during a rapid amortisation period. Since some of the series
                                 99-1 pay out events that result in the start of a regulated amortisation period are caused by a deterioration in the performance of the receivables, a delay in the principal payments on your notes could expose you to an increased risk of losses on your notes or a delay in payment on your notes.

Grouping of the MTN Issuer       Contractual provisions will be contained in the
with Barclays for Tax            security trust and cash management deed and the
Purposes Could Jeopardise        other agreements to which the MTN issuer is a
the Bankruptcy Remote Status     party by which the other parties to those
of the MTN Issuer Causing an     agreements agree not to take any actions
Early Redemption of Your         against the MTN issuer that might lead to its
Notes or a Loss on Your          bankruptcy. Furthermore, the MTN issuer will be
Notes                            contractually restricted from undertaking any
                                 business other than in connection with the financings described in this prospectus. In particular, the MTN issuer will be expressly prohibited from incurring any additional indebtedness, having any employees, owning any premises and establishing or acquiring any subsidiaries. Together, these provisions ensure that the likelihood of the MTN issuer becoming insolvent or bankrupt is remote.

                                 Notwithstanding the steps that will be taken to ensure that a bankruptcy of the MTN issuer will be remote, it is likely that the MTN issuer will be included in the Barclays group registration for VAT purposes. If it is so included, it will be technically liable, on a joint and several basis, along with all other companies included in the group registration, for the whole of the group VAT liability. Accordingly, potential secondary liabilities for VAT of other Barclays companies within the same VAT group could increase the likelihood of the MTN issuer becoming insolvent. In addition, there are provisions in the UK tax code that are designed to enable the UK Inland Revenue to collect corporation tax from one member of a group where other members of the group have been involved in asset-stripping schemes that are designed to evade corporate tax liabilities.


                                 If the MTN issuer were to become liable for the VAT or corporate tax liabilities of another member in the Barclays group, which the MTN issuer was unable to meet, the UK Inland Revenue could seek to put the MTN issuer in bankruptcy. This could cause an early redemption of your notes or a loss on your notes.


Issuance of Additional           The MTN issuer may issue new series of medium
Series May Adversely Affect      term notes in connection with the issuance of
Your Rights by Diluting          new series of investor certificates. The holder
Your Voting Power                of the medium term notes of each series --
                                 including the issuer -- may require the MTN issuer, as investor beneficiary, to take action or direct actions to be taken under the declaration of trust and trust cash management agreement or a supplement. However, the consent or approval of holders of a percentage of the total principal balance of the medium term notes of all series might be necessary to require or direct those actions. These actions include terminating the appointment of the servicer under the beneficiaries servicing agreement or the trust cash manager under the declaration of trust and trust cash management agreement. Thus, the holder of any new series of medium term notes will have voting rights that will reduce the percentage interest of the issuer as holder of the medium term notes.
                                 Holders of medium term notes of other series -- or persons with the power to direct their actions -- may have interests that do not coincide with the interests of the issuer -- or the persons with the power to direct the issuer. This may restrict your ability to ultimately direct the MTN issuer to take the actions referred to above.


Insolvency of the                None of the MTN issuer, the receivables trustee
Transferor May Result in an      or the issuer has undertaken or will undertake
Inability to Repurchase          any investigations, searches or other actions
Receivables                      to verify the details of the receivables --
                                 other than steps taken by the issuer to verify the details of the receivables that are presented in this prospectus -- or to establish the creditworthiness of any cardholder on the designated accounts. The MTN issuer, receivables trustee and the issuer will rely solely on the representations given by the transferor to the receivables trustee about the receivables, the cardholders on the designated accounts, the designated accounts and the effect of the assignment of the receivables.

                                 If any representation made by the transferor about the receivables proves to have been incorrect when made, the transferor will be required to repurchase the affected receivables from the receivables trustee. If the transferor becomes bankrupt or insolvent, the receivables trustee may be unable to compel the transferor to repurchase receivables, and you could incur a loss on your notes or an early redemption of your notes.


Insolvency of the Issuer,        The ability of each of the issuer, the MTN
the MTN Issuer or the            issuer and the receivables trustee  to meet its
Receivables Trustee Could        obligations under the notes, the medium term
Cause an Early Redemption        notes and the receivables securitisation
of Your Notes or a Loss on       agreement and the declaration of trust and
Your Notes                       trust cash management agreement will depend
                                 upon their continued solvency.


                                 A company that has assets in the United Kingdom will be insolvent if its liabilities exceed its assets or if it is unable to pay its debts as they fall due. Each of the issuer, the MTN issuer and the receivables trustee have been structured so that the likelihood of their becoming insolvent is remote. Each of these entities will be contractually restricted from undertaking any business other than in connection with the financings described in this prospectus. They each will be expressly prohibited from incurring any additional indebtedness, having any employees, owning any premises and establishing or acquiring any subsidiaries. Contractual provisions will be contained in each of the agreements to which they are a party that will prohibit the other parties to those agreements, other than your notes, from taking any actions against these entities that might lead to their bankruptcy. Together, these provisions help ensure that the likelihood of any of these entities becoming insolvent or bankrupt is remote.

                                 Notwithstanding these actions, it is still possible that the issuer, the MTN issuer or the receivables trustee could become insolvent. If this were to occur, you could suffer a loss on your notes or an early redemption of your notes.


Application of the Consumer      The primary statute dealing with consumer
Credit Act 1974 May              credit in the United Kingdom is the Consumer
Impede Collection Efforts        Credit Act 1974. The Consumer Credit Act
and Could Cause Early            applies to the transactions occurring on the
Redemption of Your Notes or      designated accounts and, in whole or in part,
a Loss on Your Notes             to the credit or charge card agreements. This
                                 may have consequences for your investment in the notes, because of the possible unenforceability of, or possible liability for misrepresentation or breach of contract, in relation to an underlying credit or charge card agreement.


                                 If a credit or charge card agreement has not been executed or modified in accordance with the Consumer Credit Act, it may be unenforceable against a cardholder without a court order -- and in some instances may be completely unenforceable. As is common with many other UK credit card issuers, some of Barclaycard's credit and charge card agreements do not comply in all respects with the Consumer Credit Act or other related legislation. As a result, these agreements may be unenforceable by Barclaycard against the cardholders without a court order. The transferor gives no guarantee that a court order could be obtained if required. With respect to those credit or charge card agreements which may not be compliant, such that a court order would not be obtained, the transferor estimates that this would apply to approximately 1 per cent. of the aggregate principal receivables in the designated accounts on 30 September, 1999. Barclaycard does not anticipate any material increase in the percentage of these receivables in the securitised portfolio. The accounts that do not comply with the Consumer Credit Act are still legal, valid and binding obligations of the cardholder and it will still be possible to collect payments and demand arrears from cardholders willing to pay their debt and demand arrears from cardholders who are falling behind with their payments. The transferor will have no obligation to repay or account to a cardholder for any payments received by a cardholder because of this non-compliance with the Consumer Credit Act. However, if losses arise on these accounts, they will be written off and borne by the investor beneficiary and transferor beneficiary based on their interests in the receivables trust.


                                 Transactions involving the use of a credit or charge card in the United Kingdom may constitute transactions under debtor-creditor-supplier agreements for the purposes of section 75 of the Consumer Credit Act. A debtor-creditor-supplier agreement includes an agreement by which the creditor, with knowledge of its purpose, advances funds to finance a debtor's purchase of goods or services from a supplier.

                                 Section 75 of the Consumer Credit Act provides that if a supplier breaches a contract between the supplier and a cardholder in a transaction under a debtor-creditor-supplier agreement, or if the supplier makes a misrepresentation about the contract, the creditor may also be liable to the cardholder for the breach or misrepresentation. An example of a supplier's breach of contract would include the supplier selling the cardholder merchandise that is defective or unsuitable for its purpose. In these circumstances, the cardholder may have the right to reduce the amount owed to the transferor under his or her credit or charge card account. This right would survive the sale of the receivables to the receivables trustee. As a result, the receivables trustee may not receive the full amount otherwise owed by a cardholder. However, the creditor will not be liable where the cash price of the item or service supplied underlying the claim is less than L100 or greater than L30,000.


                                 The receivables trustee has agreed on a limited recourse basis to indemnify the transferor for any loss suffered by the transferor from a cardholder claim under section 75 of the Consumer Credit Act. This indemnity cannot exceed the original outstanding principal balance of the affected charges on a designated account.

                                 The receivables trustee's indemnity will be payable only from and to the extent of excess spread on the receivables. Any amounts that the transferor recovers from the supplier will reduce the transferor's loss for purposes of the receivables trustee's indemnity. This is described under "Series 99-1: Aggregate Investor Indemnity Amount". The transferor will have rights of indemnity against suppliers under section 75 of the Consumer Credit Act. The transferor may also be able to charge-back the transaction in dispute to the supplier under the operating regulations of VISA or MasterCard.


                                 If the transferor's loss for purposes of the receivables trustee's indemnity exceeds the excess spread available to satisfy the loss, the transferor interest in the receivables trust will be reduced by the amount of the excess loss.

                                 These consequences could result in you
                                 incurring a loss on your notes or an early redemption of your notes.


Failure to Notify Cardholders    The transfer by the transferor to the
of the Transfer of Receivables   receivables trustee of the benefit of the
Could Delay or Reduce            receivables is governed by English law and does
Payments on Your Notes           not give the receivables trustee full legal
                                 title to the receivables. Notice to the
                                 cardholders of the transfer would perfect the legal title of the receivables trustee to the receivables. The receivables trustee has agreed that notice of the transfer will not be given to cardholders, unless the transferor's long-term senior unsecured indebtedness as rated by Moody's, Standard & Poor's or Fitch IBCA were to fall below Baa2, BBB or BBB, respectively.
                                 The lack of notice has several legal
                                 consequences that could delay or reduce
                                 payments on your notes.

                                 Until notice is given to a cardholder, the cardholder will discharge his or her obligation under the designated account by making payment to the transferor.


                                 Prior to the insolvency of the transferor, unless notice was given to a cardholder who is a depositor or other creditor of the transferor, equitable set-offs may accrue in favour of the cardholder against his or her obligation to make payments to the transferor under the designated account. These rights may result in the receivables trustee receiving reduced payments on the receivables. The transfer of the benefit of any receivables to the receivables trustee will continue to be subject both to any prior equities that a cardholder had and to any equities the cardholder may become entitled to after the transfer. Where notice of the transfer is given to a cardholder, however, some rights of set-off may not arise after the date notice is given.


                                 Failure to give notice to the cardholder means that the receivables trustee would not take priority over any interest of a later encumbrancer or transferee of the transferor's rights who has no notice of the transfer to the receivables trustee. This could lead to a loss on your notes.

                                 Failure to give notice to the cardholder also means that the transferor or the cardholder can amend the card agreement without obtaining the receivables trustee's consent. This could adversely affect the receivables trustee's interest in the receivables, which could lead to a loss on your notes.


Competition in the UK            The credit and charge card industry in the
Card Industry Could              United Kingdom is highly competitive. There is
Lead to Early Redemption         increased competitive use of advertising,
of Your Notes                    target marketing and pricing competition in
                                 interest rates and annual cardholder fees as both traditional and new card issuers seek to expand or enter the UK market and compete for customers.


                                 New card issuers may rely on customer loyalty and may have particular ways of reaching and attracting customers. For example, major supermarket retailers are promoting the use of their own cards through extensive in-store campaigns and low introductory interest rates. Also, in the last few years a number of new card issuers have entered the UK market from the United States and have sought to build market share primarily through aggressive pricing. As a result of this competition, certain competitors offer cards to selected customers at lower interest rates than those offered by Barclaycard.

                                 This competitive environment may affect the originator's ability to originate new accounts and generate new receivables. If the rate at which new receivables are generated declines significantly and if the transferor is unable to nominate additional accounts for the receivables trust, a series 99-1 pay out event could occur. A series 99-1 pay out event could result in an early redemption of your notes.



Social, Legal, Political and     Changes in card use, payment patterns, amounts
Economic Factors                 of yield on the card portfolio generally and
Affect Card Payments             the rate of defaults by cardholders may result
and Are Unpredictable            from a variety of social, legal, political and
                                 economic factors in the United Kingdom. Social factors include changes in public confidence levels, attitudes toward incurring debt and perception of the use of credit and charge cards. Economic factors include the rate of inflation, the unemployment rate and relative interest rates offered for various types of loans. Political factors include lobbying from interest groups, such as consumers and retailers, and government initiatives in consumer and related affairs: for example, a non-statutory review of banking services was announced by the UK Chancellor of the Exchequer in November 1998 which is wide ranging and might encompass the manner and levels of charges earned by card issuers from cardholders and merchant acquirers. We are unable to determine and have no basis on which to predict accurately whether, or to what extent, social, legal, political or economic factors will affect the future use of credit, default rates, the yield on the card portfolio generally or cardholder repayment patterns.



A Change in the Terms of the     Only the receivables arising under the
Receivables May Adversely        designated accounts will be transferred to the
Affect the Amount or Timing      receivables trustee. The originator will
of Collections and Could Cause   continue to own those accounts. As the owner of
an Early Redemption              the accounts, the originator retains the right
or a Downgrade of Your Notes     to change the terms of the accounts. For
                                 example, the originator could change the monthly interest rate, reduce or eliminate fees on the accounts or reduce the required minimum monthly payment.

                                 The originator may change the terms of the accounts to maintain its competitive position in the UK credit and charge card industry. Changes in interest and fees could lower the amount of finance charge receivables generated by those accounts. This could cause a pay out event to occur, which might cause an early redemption of your notes. This could also cause a reduction in the credit ratings on your notes.


Principal on Your Notes          The receivables in the receivables trust may be
May Be Paid Earlier              paid at any time and we cannot assure you that
Than Expected                    new receivables will be generated or will be
Creating a Reinvestment          generated at levels needed to maintain the
Risk to You or Later than        receivables trust. To prevent the early
Expected                         redemption of the notes, new receivables must
                                 be generated and added to the receivables trust or new accounts must be originated and nominated for the receivables trust. The receivables trust is required to maintain a minimum amount of receivables. The generation of new receivables or receivables in new accounts is affected by the originator's ability to compete in the current industry environment and by customers changing borrowing and payment patterns. If there is a decline in the generation of new receivables or new accounts, you may be repaid your principal before the expected date.

                                 One factor that affects the level of finance charge and principal collections is the extent of convenience usage. Convenience use means that the cardholders pay their account balances in full on or before the due date. The cardholder, therefore, avoids all finance charges on his or her account. An increase in the convenience usage by cardholders would decrease the effective yield on the accounts and could cause a pay out event and therefore possibly an early redemption of your notes.

                                 No premium will be paid upon an early
                                 redemption of your notes. If you receive principal on your notes earlier than expected, you may not be able to reinvest the principal at a similar rate of return.

                                 Alternatively, a decrease in convenience usage may reduce the principal payment rate on the accounts. This could result in you receiving the principal on your notes later than expected.

Credit Enhancement May           Credit enhancement for your notes is limited.
Be Insufficient to Prevent a     The only assets that will be available to make
Loss on Your Notes               payment on your notes are the assets of the
                                 issuer pledged to secure payment of your notes.
                                 If problems develop with the receivables, such as an increase in losses on the receivables, or if there are problems in the collection and transfer of the receivables to the trust, or if the swap counterparty fails to make payments on the swap agreements, it is possible that you may not receive the full amount of interest and principal that you would otherwise receive.


Issuance of Additional Series    Series 99-1 is the first series created within
by the Receivables               the receivables trust. Additional series may
Trustee on Behalf of             from time to time be created within the
the Receivables Trust            receivables trust. Any new series of investor
May Adversely Affect             certificates -- and medium term notes and notes
Payments on Your Notes           -- will also be payable from the receivables in
                                 the receivables trust. The principal terms of any new series of investor certificates will be contained in a new series supplement to the declaration of trust and trust cash management agreement. The terms of a new series contained in the new series supplement to the declaration of trust and trust cash management agreement will not be subject to your prior review or consent.

                                 The principal terms of a new series may include methods for determining investor percentages and allocating collections, provisions creating different or additional security or other credit enhancement for the new series, provisions subordinating the new series to other series, and other amendments or supplements to the declaration of trust and trust cash management agreement that apply only to the new series. It is a condition to the issuance of a new series that each rating agency that has rated any debt ultimately payable from a prior series of investor certificates that is outstanding -- including your notes -- confirms in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating.

                                 However, the terms of a new series could adversely affect the timing and amounts of payments on any other outstanding series, including series of which your notes are a part.


Credit Quality of the            The transferor may designate additional credit
Receivables Trust's Assets       or charge card accounts as designated accounts
May Be Eroded by the             and offer the receivables trustee an assignment
Addition of New Accounts         of the receivables arising under the additional
Which Could Adversely Affect     accounts. The transferor may be required at
Collections of Receivables       times to nominate additional accounts as
                                 designated accounts. These accounts may include accounts that were originated using criteria that are different from those applicable to the accounts from which receivables were originally assigned to the receivables trustee. For example, they could be originated at a different date with different underwriting standards, or they could be acquired from another institution that used different underwriting standards. Consequently, there can be no assurance that accounts that become designated accounts in the future will have the same credit quality as the designated accounts on the closing date. This could adversely affect collections on the receivables.


Interest Rate Payable by the     The majority of the designated accounts have
Receivables Trustee on Behalf    monthly interest rates that are constant,
of the Receivables Trust         except for Barclaycard's ability to change the
May Increase Without a           interest rate at its discretion. The interest
Corresponding Change in          rate paid to the MTN issuer will be based on
Card Rates Potentially           the London interbank offered rate for deposits
Causing a Loss on Your           in sterling, which changes from time to time.
Notes or Early Redemption        Accordingly, the interest payable to the MTN
of Your Notes                    issuer could increase without a corresponding
                                 increase in the amount of finance charge collections. If this occurred, you could suffer a loss on your notes or a pay out event could occur causing an early redemption of your notes.



Commingling of Collections       Collections from cardholders on the designated
with the Transferor May Delay    accounts and other Barclaycard cardholders will
or Reduce Payments on            initially be paid to an operating account of
Your Notes                       the transferor. The transferor has declared a
                                 trust over the operating account in favour of the receivables trustee for collections that are deposited in it. Collections on the designated accounts will be transferred to the trustee collection account within two business days of being identified.

                                 For the limited time that collections on the designated accounts are in the operating account, they may be commingled with other funds of the transferor or future beneficiaries and they may be untraceable. Consequently, if the transferor were to become insolvent, there may be a delay in the transfer of collections to the receivables trustee if the transferor -- or a liquidator or administrator of the transferor -- attempted to freeze the operation of the operating account pending completion of any rights of tracing. This could ultimately cause a delay or reduction in the payments you receive on your notes.


If the Transferor Opts to        The transferor may opt to cause a percentage of
Treat a Portion of Principal     receivables that would otherwise be treated as
Receivables as Finance           principal receivables to be treated as finance
Charge Receivables, an           charge receivables. If the transferor were to
Early Redemption of Your         exercise this option, it could prevent a pay
Notes Could Occur or Could       out event from occurring because of a reduction
Be Delayed                       of the portfolio yield, which could delay an
                                 early redemption of your notes at a time when the performance of the receivables is deteriorating. Once this option is exercised, the transferor may also reduce the percentage or stop using the percentage at any time.
                                 However, this option, if exercised, will reduce the aggregate amount of principal receivables, which may increase the likelihood that the transferor will be required to designate additional accounts from which receivables will be assigned to the receivables trustee. If the transferor were unable to designate additional accounts, a pay out event could occur and you could receive payments of principal on your notes before you expect them.



If Optional Early Redemption     When the total principal balance of the notes
Occurs, It Will                  is reduced to less than 10 per cent. of their
Result in an Early Redemption    original total principal balance, the issuer
of Your Notes Creating a         has the option to redeem the notes in full.
Reinvestment Risk                This early redemption may result in an early
                                 return of your investment. No premium will be paid in the event of an exercise of the early redemption option. If you receive principal on your notes earlier than expected, you may not be able to reinvest the principal at a rate of return similar to that on your notes.


If Cardholders Are Concentrated  If the receivables trust has a high
in a Geographic Region,          concentration of receivables from cardholders
Economic Downturn in that        located in a single region, an economic
Region May Adversely Affect      downturn in that region may have a magnified
Collections of Receivables       adverse effect on the receivables trust because
                                 of that concentration. This prospectus contains a geographic breakdown of accounts and the amount of receivables generated in the regions of the United Kingdom. See "The Receivables:
                                 Geographic Distribution of Accounts --
                                 Securitised Portfolio".



                                 On 30 September, 1999, approximately 36.86 per cent. of the outstanding balance of receivables were from cardholders located in London and
                                 11.71 per cent. of the outstanding balance of receivables were from cardholders located in the Central Midlands. No other region currently accounts for more than 10 per cent. of the outstanding balance of the receivables. These concentration levels may change in the future.


                                 We are not aware of any existing adverse economic conditions affecting either of these regions that would be material to you. Future adverse economic conditions affecting either of these regions or any of the other regions, however, could adversely affect the performance of the receivables which could result in a loss on your notes.


The Year 2000 Problem Could      Many computer programs and electronic
Disrupt the Generation and       components that incorporate computer programs
Servicing of the Receivables     use only two digit references for dates and
                                 date dependent functions and therefore require upgrading or replacement to recognise and properly perform functions involving dates before and after 1 January, 2000.

                                 Barclays Bank PLC has been upgrading, testing and replacing its mission critical computer systems to address the Year 2000 problem, and expects to be able to perform its servicing and originator functions without significant interruption. Barclays Bank PLC has also been communicating with its key suppliers to monitor their efforts in addressing the Year 2000 problem. One company's system failure could directly or indirectly affect another company.

                                 If Barclays Bank PLC or any of its suppliers are adversely affected by the Year 2000 problem, the generation and servicing of receivables could be disrupted and payments you receive on your notes could be reduced or delayed.


Adoption of the Euro by the      Before your notes have matured, the euro could
United Kingdom Would Have        become the lawful currency of the United
Uncertain Effects on Your Notes  Kingdom. If that were to happen, all amounts payable on the medium term notes -- including the sterling payments owed to the swap counterparty on the swap agreements but not any dollar payments made by the swap counterparty to the issuer -- may become payable in euro. If the medium term notes are outstanding when the euro becomes the lawful currency of the United
                                 Kingdom, we intend to make payments on the medium term notes and the swap agreements according to the then market practice of payment on debts or, as the case may be, swaps.
                                 We are uncertain what effect, if any, the adoption of the euro by the United Kingdom may have on your notes.



Adoption of Proposed European    In May 1998, the European Commission presented
Directive on the Taxation        to the Council of Ministers of the European
of Savings Could Cause           Union a proposal to oblige member states to
Withholding Tax to be Applied    adopt either a "withholding tax system" or an
to Payments on the Notes         "information reporting system" for interest,
                                 discounts and premiums on debt instruments. It is not clear whether this proposal will be adopted, and if it is adopted, whether it will be adopted in its current form and if it is adopted what the impact will be on your notes.

                                 The withholding tax system would require a paying agent established in a member state to withhold tax at a minimum rate of 20 per cent. from any interest, discount or premium paid to an individual resident in another member state unless the individual presents a certificate obtained from the tax authorities of the member state in which the individual is resident confirming that those authorities are aware of the payment due to the individual. The information reporting system would require a member state to supply to other member states details of any payment of interest, discount or premium made by paying agents within its jurisdiction to an individual resident in another member state.

                                 The term "paying agent" is widely defined and includes an agent who collects interest, discounts or premiums on behalf of an individual beneficially entitled to the payment. If this proposal is adopted, it will not apply to payments of interest, discount and premiums made before 1 January, 2001.


You May Be Subject to UK         If any of the following events occur, you will
Withholding Taxes If Definitive  be entitled to receive definitive notes for your book-entry interests:



Notes Are Issued                 * as a result of a change in UK or U.S. law,
for Book-Entry Interests           the issuer or any paying agent is or will be
                                   required to make any deduction or withholding on account of tax from any payment on the notes that would not be required if the notes were in definitive form;



                                 * DTC has notified the issuer that it is
                                   unwilling or unable to hold the
                                   certificateless depository interests or to continue as a clearing agency under the United States Securities Exchange Act of 1934 and the issuer cannot appoint a successor;


                                 * if the depository notifies the issuer that it
                                   is at any time unwilling or unable to
                                   continue as depository and the issuer cannot appoint a successor; or

                                 * the principal amount of the notes is
                                   accelerated because an event of default has occurred.

                                 Under current UK tax law, following the
                                 issuance of definitive notes, interest payable on the definitive notes will be subject to UK withholding tax -- currently at the rate of 20 per cent. -- subject to the terms of any applicable double tax treaty or other available relief. Neither the issuer nor any other person will be obliged to pay additional amounts to compensate you for any withholding tax.

If Stamp Duty Becomes Payable,   Stamp duty is a UK tax levied on documents
it May Cause a Loss on           which effect transfers of title on sale. Stamp
Your Notes                       duty is charged at the rate of 3.5 per cent. of
                                 the sale price, insofar as the sale price can be ascertained at the time when the relevant document is executed. The sale of the receivables to the receivables trustee will be initiated by way of an offer document delivered in accordance with the receivables securitsation agreement, with the receivables trustee being permitted to accept the offer, if it so chooses, by way of the transfer of the purchase price from the receivables trustee to the transferor. The transaction which occurs on acceptance of the offer by the receivables trustee will be regarded for stamp duty purposes, as a sale of an interest in the receivables by Barclays to the receivables trustee as trustee for the MTN issuer. Barclays has received legal advice, subject to sight of final documents, that stamp duty will not be payable on the sale of an interest in the receivables by Barclays to the MTN issuer. This is primarily on the basis that the MTN issuer is a subsidiary of Barclays and therefore the transaction described above will benefit from an exemption from stamp duty for sales between associated companies.


                                 In order to fulfil all of the conditions for avoiding stamp duty on the sale of the receivables, it is necessary for Barclays to execute a transfer of the receivables which are the subject of the offer and to have the transfer adjudicated free of duty by the United Kingdom Stamp Office. Under current law and practice, there is no time limit in effect for Barclays to do this.

                                 Barclays has agreed in the receivables
                                 securitisation agreement to seek a final adjudication with the United Kingdom Stamp Office within six months after the closing date that no stamp duty is payable on a transfer of a part of the receivables comprised in the offer. The issuer has agreed to indemnify the MTN issuer for any stamp duty which it becomes liable to pay. In the circumstance where the adjudication is not successful, the issuer will undertake to obtain a loan facility under which the MTN issuer would be permitted to draw to fund any liability to stamp duty. If the issuer is unable to secure the necessary stamp duty facility, the MTN issuer may be unable to enforce its rights in the receivables if sufficient funds are not available from excess spread to pay the stamp duty and to have the transfer of the receivables stamped. This could cause a loss on your notes.



Taxable Nature of the MTN        As explained in "Prospectus Summary: United
Issuer and the Issuer Could      Kingdom Tax Status" above, the MTN issuer and
Cause a Loss on Your Notes       the issuer will be liable to UK corporation tax

                                 at the current rate of 30 per cent. on the profit reflected in their respective profit and loss accounts as increased to take account of any non-deductible expenses or losses; which profit before any such increase is not expected to exceed 1 basis point of the principal amount outstanding on the MTN notes and the notes respectively.



                                 If the taxable profits of the MTN issuer or the issuer are greater than expected, because either the profit shown in the profit and loss account is greater than 1 basis point of the principal amount outstanding, or non-deductible expenses or losses are greater than expected, the MTN issuer or the issuer, as the case may be, will be subject to corporation tax on the greater amount at the maximum rate of currently 30 per cent., and you could suffer losses on your notes as a result.




                                 In order for the closing of the sale of the notes to occur, an opinion must be obtained from UK tax advisers covering the matters described under the heading "Prospectus
                                 Summary: United Kingdom Tax Status" above, and in particular confirming the expected tax treatment of the MTN issuer and the issuer and analysing in detail the sorts of expenses which either entity can incur which may not be deductible. Subject to finalisation of documents including those which are exhibits to the registration statement of which this prospectus forms a part in a form which is satisfactory to them and not inconsistent with the descriptions set out in the body of this prospectus,

                                 Clifford Chance, as special UK tax advisers, expect to deliver this closing tax opinion -- called the closing tax opinion -- to the appropriate rating standard.


                                 An opinion of UK tax advisers, however, is not binding on the courts, and no specific transaction rulings on this issue will be obtained from the UK Inland Revenue. In addition, there is no case law authority on a number of features of the transactions that raise difficult questions.



U.S. Tax Treatment               There are no regulations, published rulings or
of the Notes is Uncertain and    judicial decisions addressing the
Could Have Adverse Tax           characterisation for U.S. federal income tax
Consequences for U.S.            purposes of securities with terms similar to
Noteholders                      the notes. Further, because of the nature and
                                 extent of capitalisation of the issuer and the effect of a termination of the anticipated swap agreement on an investor's principal entitlement, special U.S. federal income tax counsel to the issuer is not able to opine as to the appropriate classification of the notes as debt or as equity.


                                 Although no ruling or legal opinion will be obtained on the classification of the notes as debt or equity for U.S. federal income tax purposes, the issuer intends to take the position that the notes are debt of the issuer for U.S. federal income tax purposes. Based on this position, the class A notes and class B notes may be considered to be issued with original issue discount. The accrual of original issue discount may require holders to recognise income in advance of the receipt of payments of it.

                                 If the notes were not treated as debt, they likely would be treated as equity in the issuer for U.S. federal income tax purposes. Further, the issuer likely would be treated as a "passive foreign investment company" for U.S. federal income tax purposes, and holders of notes treated as equity likely would be treated as holding shares in a passive foreign investment company. If the notes were treated as equity in a passive foreign investment company, holders may be subject to a special, adverse tax regime which would tax any gain at ordinary income rates rather than as capital gain, and which would increase taxes otherwise owing with respect to any gain and distributions of interest by an interest charge. Investors generally may avoid such adverse tax consequences if they properly and effectively make a qualified electing fund, or QEF, election with respect to their notes. Such an election generally would have the effect of requiring an investor in a note to report its share of the income earned by the issuer and, accordingly, would produce a U.S. federal income tax liability with respect to the class A notes and class B notes generally similar to that applicable to such notes were they to properly be characterised as debt for U.S. federal income tax purposes. Accordingly, it is suggested that prospective investors carefully consider the making of a QEF election with respect to the class A notes and class B notes. See "United States Federal Income Tax Consequences -- Investment in a Passive Foreign Investment Company."

Limited Nature of Credit         Each credit rating assigned to your notes
Ratings Assigned to Your         reflects the rating agency's assessment only of
Notes                            the likelihood that interest and principal will
                                 be paid to you by the final redemption date, not that it will be paid when expected or scheduled. These ratings are based on the rating agencies' determination of the value of the receivables, the reliability of the payments on the receivables, the creditworthiness of the swap counterparty and the availability of credit enhancement.

                                 The ratings do not address the following:

                                 * the likelihood that the principal or interest
                                   on your notes will be redeemed or paid, as expected on the scheduled redemption dates;

                                 * the possibility of the imposition of United
                                   Kingdom or European withholding tax;

                                 * the marketability of the notes, or any market
                                   price; or

                                 * that an investment in the notes is a suitable
                                   investment for you.


                                 A rating is not a recommendation to purchase, hold or sell the notes.

Ratings Can Be Lowered or        Any rating agency may lower its rating or
Withdrawn After You Purchase     withdraw its rating if, in the sole judgement
Your Notes                       of the rating agency, the credit quality of the
                                 notes has declined or is in question. If any rating assigned to your notes is lowered or withdrawn, the market value of your notes may be reduced.

                                 The issuer has the right, but not the
                                 obligation, to direct the swap counterparty to assign the swap agreements to a replacement swap counterparty if the long-term credit rating of the swap counterparty is withdrawn or reduced below "Aa3" by Moody's or its short-term credit rating is reduced below "A-1+" by Standard & Poor's and the swap counterparty has not remedied the event under the terms of the swap agreements. We cannot assure you, however, that the issuer will be able to find a replacement swap counterparty and assign the swap agreements in this event or that the ratings of your notes will not be withdrawn or reduced in this event.



Termination of Swap              A swap agreement may be terminated, but only if
Agreements Could Result in an    the issuer has been directed to do so by the
Early Redemption of Your         relevant noteholders, if as a result of a
Notes                            change in applicable law, withholding taxes
                                 would be imposed -- by any jurisdiction -- on any payments made or required to be made to the issuer by the swap counterparty or by the issuer to the swap counterparty under the swap agreement and there are not any reasonable measures that the swap counterparty or the issuer can take to avoid their imposition. In addition, a swap agreement may be terminated, but only if the issuer has been directed to do so by the relevant noteholders, the issuer or any paying agent has or will become obligated to deduct or withhold amounts from payments on the related class of notes to be made to any of the related noteholders on the next interest payment date, for any tax, assessment or other governmental charge imposed by the United
                                 Kingdom or any political subdivision or taxing authority of the United Kingdom on the payments as a result of any change in its laws or regulations or rulings, or any change in official position regarding the application or interpretation of its laws, regulations or rulings, which change or amendment becomes effective on or after the date the notes are issued, and there are no reasonable measures the issuer can take to avoid the tax or assessment.


                                 A payment default by the swap counterparty or a default in the payment of interest by the issuer to the swap counterparty if funds are available to pay interest will result in a termination of any swap agreement. The swap agreements may also terminate following a material breach in a representation or covenant by the swap counterparty, the insolvency of the issuer or the swap counterparty or changes in law resulting in illegality.

                                 The swap agreements may also be terminated upon the occurrence of certain other events described under "The Swap Agreements: Common Provisions of the Swap Agreements".

                                 The termination without replacement of any of the swap agreements will result in an event of default under the notes and a pay out event that results in a rapid amortisation period. We cannot assure you that any of the swap agreements will not terminate prior to the payment in full of the principal balance of your notes. If any of the swap agreements terminates prior to the payment in full of the principal balance of your notes, you could receive payments of principal on your notes before you expect them.


Withholding Taxes on Swap        The issuer and the swap counterparty will each
Payments or Your Notes May       represent and warrant in each swap agreement
Reduce the Amount You Are        that, under current applicable law, each of
Paid on Your Notes               them is entitled to make all payments required
                                 to be made by them under the swap agreement free and clear of, and without deduction for or on account of, any taxes, assessments or other governmental charges -- which we refer to as withholding taxes. However, neither the issuer nor the swap counterparty will be required to indemnify the other party for any withholding taxes imposed on payments under a swap agreement as a result of a change in applicable law.


                                 If any withholding taxes -- by any jurisdiction -- would be imposed on any payments made or required to be made by the swap counterparty to the issuer under a swap agreement as a result of a change in applicable law and the obligation to deduct or withhold cannot be avoided by the swap counterparty, the issuer may terminate the swap agreement, but only if the issuer has been directed to do so by the relevant noteholders. If the relevant noteholders do not elect to terminate the swap agreement, then payments to that class of noteholders will be reduced pro rata by the amount withheld for any withholding taxes.



                                 In addition, if any UK withholding taxes would be imposed on any payments made or required to be made by the issuer or any paying agent on any class of notes, the issuer will terminate the relevant swap agreement if the issuer has been directed to do so by the relevant noteholders. If the relevant noteholders do not elect to terminate the swap agreement, then payments to that class of noteholders will be reduced pro rata by any amount withheld for any withholding taxes.




Payment of an Early              If a swap agreement is terminated before its
Termination Payment to the       scheduled termination date, the issuer or the
Swap Counterparty May            swap counterparty may be liable to make an
Reduce Payments on Your Notes    early termination payment to the other party.
                                 The amount of any early termination payment will be based on the market value of the terminated swap agreement. This market value will be computed on the basis of market quotations of the cost of entering into a swap transaction with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties. Any early termination payment could, if the sterling/dollar exchange rate has changed significantly, be substantial.



                                 Any early termination payment made by the issuer to the swap counterparty under a swap agreement will be made from repayments of principal on the medium term notes equal to the amount of principal repayments received by the issuer on the relevant class of medium term notes. If the amount of available repayments of principal on the medium term notes is insufficient to pay the early termination payment under the relevant swap agreement, the balance of the early termination payment will be paid to the extent that such amounts are available on the next interest payment date together with interest. That will cause the sterling amounts available for conversion to dollars, and possibly your payments, to be reduced -- perhaps substantially. Under the terms and conditions of the notes, the principal amount repayable on your notes will be reduced by the amount of a notional swap termination payment as more fully described under "Terms and Conditions of the Notes". See "The Swap Agreements".

                                  Introduction



     You can find a listing of the pages where terms used in this prospectus are defined under the caption "Index of Terms for Prospectus" beginning on page 120.

                            U.S. Dollar Presentation


     Unless this prospectus provides a different rate, the translations of pounds sterling into dollars have been made at the rate of 0.60705, which is the closing price on 30 September, 1999 for the dollar/sterling exchange rate as displayed on the Bloombergu Service under GBP Currency HP and is also the fixed exchange rate for the swap agreements. Using this rate does not mean that pound sterling amounts actually represent those U.S. dollar amounts or could be converted into U.S. dollars at that rate.


     References throughout this document to "L", "pounds" or "pounds sterling" are to the lawful currency of the United Kingdom of Great Britain and Northern Ireland. References in this document to "US$", "$", "U.S. dollars" or "dollars" are to the lawful currency of the United States of America.


     The following table sets forth the history of the dollar/pound sterling exchange rates for the five most recent years and the quarters ended 31 March, 1999, 30 June, 1999 and 30 September, 1999.


                   Sterling/Dollar Exchange Rate History (1)


                               Quarter Ended                                Year ended 31 December
              ------------------------------------------------    -------------------------------------------
             30 September 1999    30 June 1999   31 March 1999    1998      1997     1996     1995      1994
              ----------------     -----------    ------------   ------    ------   ------   ------    ------
Last(2)...         0.6080            0.6360          0.6200      0.6020    0.6040   0.5910   0.6460    0.6420
Average(3)         0.6248            0.6224          0.6123      0.6035    0.6101   0.6409   0.6336    0.6592
High......         0.6450            0.6360          0.6260      0.6200    0.6330   0.6700   0.6520    0.6840
Low.......         0.6070            0.6100          0.6010      0.5840    0.5840   0.5910   0.6090    0.6110

----------
Notes



(1) Data obtained from Bloomberg GBP [CRNCY] HP screen (opening exchange rate).


(2) Last is the opening exchange rate on the last business day of each of the periods indicated.


(3)  Average is the average daily exchange rate during the periods indicated.



                                   The Issuer

     The issuer was formed in England and Wales on 24 June, 1999 as Harpmist PLC. It passed a special resolution to change its name to Gracechurch Card Funding (No. 1) PLC on 10 September, 1999. Its registered office and principal place of business are located at 200 Aldersgate Street, London EC1A 4JJ, United Kingdom.


     All of its issued share capital is held by Gracechurch Card (Holdings) Limited. It has a fiscal year end of 31 December.


     The issuer was formed principally to:

       *     issue the notes;

       *     enter into all financial arrangements in order to issue the notes;

       *     purchase the series 99-1 medium term notes; and

       * enter into all the documents necessary to purchase the series 99-1 medium term notes.

Directors and Secretary

     The following sets out the directors of the issuer and their business addresses and principal activities. Because the issuer is organised as a special purpose company and will be largely passive, it is expected that the directors of the issuer in that capacity will participate in its management to a limited extent.

Name                               Nationality                      Business Address                 Principal Activities
-------------------------------    -----------------------------     -----------------------------    -----------------------------
Peter Stuart Crook                                                  1234 Pavilion Drive,
                                   British                          Northampton NN4 7SG              Finance Director
David Roger Finney                                                  155 Bishopsgate, London EC2M
                                   British                          3UU                              Trust Official
Bryan Donald Needham                                                155 Bishopsgate, London EC2M
                                   British                          3UU                              Trust Official
Peter Michael Hills                                                 155 Bishopsgate, London EC2M
                                   British                          3UU                              Trust Official
(alternative director)


     Clifford Chance Secretaries will provide the issuer with general secretarial, registrar and company administration services on behalf of David Roger Finney. The fees of Clifford Chance Secretaries for providing such services will be included in the MTN Issuer Costs Amounts. See "Series 99-1:
Allocation, Calculation and Distribution of Finance Charge Collections to the MTN Issuer".

     The secretary of the issuer:


Name                 Business Address
------------------   -----------------------------------------------
David Roger Finney   155 Bishopsgate, London EC2M 3TG


     The net proceeds of the sale of the notes will be used by the issuer to purchase the medium term notes. The issuer will be prohibited by the trust deed and the terms and conditions of the notes from engaging in business other than:

       *     the business described in this prospectus;

       * preserving and exercising its rights under the notes, the deed of charge, the paying agency and agent bank agreement, the depository agreement, the trust deed, the expenses loan agreement, the swap agreements, the corporate services agreement and the underwriting and subscription agreements for the notes; and

       *     purchasing the series 99-1 medium term notes.

     The issuer's ability to incur, assume or guarantee debt will also be restricted by the trust deed and the terms and conditions of the notes.

     Barclays does not own, directly or indirectly, any of the share capital of the issuer.

Management's Discussion And Analysis Of Financial Condition

Sources of Capital and Liquidity


     The issuer's source of capital will be the net proceeds of the offering of the notes.

     The issuer's primary sources of liquidity will be payments of interest and principal on the medium term notes and borrowings under the expenses loan agreement.

Results of Operations

     As of the date of this prospectus, the issuer does not have an operating history. Because the issuer does not have an operating history, we have not included in this prospectus any historical or pro forma ratio of earnings to fixed charges. The earnings on the medium term notes, the interest costs of the notes and the related operating expenses will determine the issuer's results of operations in the future. The income generated on the medium term notes will be used to pay principal and interest on the notes.

Use Of Proceeds



     The net proceeds of the issue of the class A notes, the class B notes and the class C notes will be $997,900,000. The fees and commissions payable on the issue of the notes will be deducted from the gross proceeds of the issue. The issuer will use its reasonable endeavours to make a drawing under the expenses loan agreement of at least an amount equal to the fees and commissions payable on the notes. The issuer will use the net proceeds of the issue of the notes converted into sterling under the swap agreements together with the drawing under the expenses loan agreement to purchase the medium term notes from the MTN issuer on or about 23 November, 1999 -- called the "closing date".

Expenses Loan Agreement



     On the closing date, the issuer -- as borrower -- will enter into a loan agreement with Barclays -- as lender -- under which Barclays will lend to the issuer up to a maximum amount of L2,000,000 to be used by the issuer to meet its costs and expenses relating to issuing the notes. This loan agreement is called the "expenses loan agreement". The amounts outstanding under the expenses loan agreement will bear interest at the rate of three-month sterling LIBOR plus a margin of 1.35 per cent. per annum. The payment of interest under the expenses loan agreement will be paid monthly on each distribution date. To the extent the issuer has insufficient funds left after making all payments of principal and interest on the notes, the amount of that interest will be deferred until the next distribution date. The principal amount outstanding under the expenses loan agreement will not fall due for repayment until all principal, interest and other amounts due on the notes have been paid in full.




                                 The MTN Issuer

     The MTN issuer was formed in England and Wales on 13 August, 1990 as Barshelfco (No. 28) Limited. It re-registered as a public limited company and changed its name to Barclaycard Funding PLC on 19 October, 1999. Its registered office and principal place of business are located at 54 Lombard Street, London EC3P 3AH, United Kingdom.

     The MTN issuer has a fiscal year end of 31 December.

     The MTN issuer was formed principally to:

       *     issue the medium term notes;

       * enter into the financial arrangements to issue the medium term notes;

       * purchase investor certificates representing a beneficial interest in the receivables trust; and

       * enter into the documents and exercise its powers connected to the above.

     The MTN issuer has not engaged in any activities since its incorporation other than the above.


     Barclays holds 75 per cent. of the issued share capital of the MTN issuer, representing 51 per cent. of the issued voting share capital and a 49 per cent. entitlement to distributable profits. The remaining share capital is held by the Royal Exchange Trust Company Limited.



Directors and Secretary

     The following sets out the directors of the MTN issuer and their business addresses and principal activities. Because the MTN issuer is organised as a special purpose company and will be largely passive, it is expected that the directors of the MTN issuer in that capacity will participate in its management to a limited extent.

Name                  Nationality         Business Address     Principal
                                                               Activities
------------------    -----------------   -----------------    -----------------
Peter Stuart Crook    British             1234 Pavilion        Finance Director
                                          Drive,
                                          Northampton NN4
                                          7SG
David Roger Finney    British             155 Bishopsgate,     Trust Official
                                          London EC2M 3TG
Bryan Donald          British             155 Bishopsgate,     Trust Official
Needham                                   London EC2M 3TG
Peter Michael         British             155 Bishopsgate,     Trust Official
Hills (alternate                          London EC2M 3TG
director)

The secretary of the MTN issuer is:


Name                 Business Address
------------------   -----------------------------------------------
Barcosec Limited     54 Lombard Street, London EC3P 3AH


     The proceeds of the sale of the medium term notes will be used by the MTN issuer to acquire certificates representing a beneficial interest in series 99-1 of the receivables trust -- called the "investor certificates".


Management's Discussion and Analysis of Financial Condition

Sources of Capital and Liquidity

     The MTN issuer's source of capital will be the proceeds of the offering of the medium term notes.

     The MTN issuer's primary source of liquidity will be payments of principal and interest on the investor certificates.

Results of Operations

     As of the date of this prospectus, the MTN issuer does not have an operating history. Because the MTN issuer does not have an operating history, we have not included in this prospectus any historical or pro forma ratio of earnings to fixed charges. The earnings on series of investor certificates, the interest costs of series of medium term notes and the related operating expenses will determine the MTN issuer's results of operations in the future. The income generated on the investor certificates for series 99-1 will be used to pay principal and interest on the medium term notes.


                            The Receivables Trustee


     The receivables trustee was formed under the laws of Jersey, Channel Islands. Its registered office is at Normandy House, Grenville Street, St Helier, Jersey JE2 4UF and you can inspect its memorandum and articles of association at the offices of Clifford Chance at 200 Aldersgate Street, London EC1A 4JJ, United Kingdom.



     All of the issued share capital of the receivables trustee is held by a trust company formed in Jersey, Bedell & Cristin Trustees Limited, on the terms of a general charitable trust.


     The receivables trustee was formed principally to:

       *     act as trustee of the receivables trust;


       * purchase and accept transfer of the receivables from the transferor;



       *     issue investor certificates on behalf of the receivables trust;
             and



       * to enter into transaction documents incidental to or relating to those activities.


     Bedell & Cristin Trust Company Limited, a company formed under the laws of Jersey provides the receivables trustee with company secretarial, registrar and company administration services. Its fees for providing these services are included in the fees paid to the receivables trustee. See the section "The Receivables Trust: Trustee Payment Amount".


     Two of the directors of the receivables trustee are also directors of Bedell & Cristin Trustees Limited and Bedell & Cristin Trust Company Limited and partners in the law firm Bedell & Cristin.


     Barclays Bank PLC does not own, directly or indirectly, any of the share capital of the receivables trustee.


Management and Activities

     The receivables trustee has been established specifically to act as trustee of the receivables trust. Its activities are restricted by the declaration of trust and trust cash management agreement and the related supplements.

     Since it was formed, the receivables trustee has:


       * engaged in activities incidental to the declaration of the receivables trust;


       * obtained the necessary consumer credit licence and data protection registrations in the United Kingdom and/or Jersey;



       * authorised and executed the documents that it is a party to in order to establish the receivables trust;


       * engaged in activities incidental to the anticipated transfer to it of receivables under the designated accounts; and

       *     authorised the other documents to which it is a party.


     The receivables trustee will make a number of covenants in the declaration of trust and trust cash management agreement, including that it will not without the prior written consent of each of the beneficiaries of the receivables trust:


       * carry on any business other than as trustee of the receivables trust and will not engage in any activity or do anything at all except:

             (1) hold and exercise its rights in the trust property of the receivables trust and perform its obligations for the receivables trust's property;

             (2) preserve, exercise and enforce any of its rights and perform and observe its obligations under the declaration of trust and trust cash management agreement, the receivables sale agreement, the master definitions schedule, each supplement and each other related document, including any documents secured directly or indirectly by a series of investor certificates issued under the receivables trust, any mandate and other agreement about a Trust Account or a bank account in which the receivables trustee has a beneficial interest, the trust section 75 indemnity, and any other document contemplated by and executed in connection with any of the preceding documents. We refer to these documents collectively as "relevant documents";


             (3) pay dividends or make other distributions to the extent required by applicable law;

             (4) use, invest or dispose of any of its property or assets in the manner provided in or contemplated by the relevant documents; and

             (5) perform any and all acts incidental to or otherwise necessary in connection with (1), (2), (3) or (4) above;


       * incur any debt other than debt that is described by this prospectus or a supplement or contemplated by the relevant documents;


       *     give any guarantee or indemnity in respect of any debt;

       * create any mortgage, charge, pledge, lien or other encumbrance securing any obligation of any person or other type of preferential arrangement having similar effect, over any of its assets, or use, invest, sell or otherwise dispose of any part of its assets, including any uncalled capital, or undertaking, present or future, other than as expressly contemplated by the relevant documents;

       * consolidate or merge with any other person or convey or transfer its properties or assets to any person;

       * permit the validity or effectiveness of the receivables trust to be supplemented, amended, varied, terminated, postponed or discharged -- other than as expressly contemplated in the declaration of trust and trust cash management agreement or in any supplement;


       *     have any subsidiary; and



       * have an interest in any bank account other than a Trust Account and its own bank account opened for the purpose of receiving and making payments to be made otherwise than in its capacity as receivables trustee -- including paying the servicing fee to the servicer or cash management fee to the trust cash manager and the annual fee due to Bedell & Cristin Trust Company Limited for the provision of corporate services to the receivables trustee.


                               Barclays Bank PLC

     Barclays Bank PLC will perform the following roles in connection with the issuance of the notes:

       *     initial transferor;

       *     servicer;

       *     cash manager for the receivables trust and the medium term notes;

       *     transferor beneficiary and excess interest beneficiary;

       *     swap counterparty; and


       *     lender under the expenses loan agreement.



Business


     Barclays Bank PLC is a public limited company registered in England and Wales under number 1026167. The liability of the members of Barclays Bank PLC is limited. It has its registered and head office at 54 Lombard Street, London EC3P 3AH. Barclays Bank PLC was incorporated on 7 August, 1925 under the Colonial Bank Act 1925 and on 4 October, 1971 was registered as a company limited by shares under the Companies Acts 1948 to 1967. Under the Barclays Bank Act 1984, on 1 January, 1985 Barclays Bank PLC was re-registered as a public limited company and its name was changed from "Barclays Bank International Limited" to "Barclays Bank PLC".


     Barclays Bank PLC and its subsidiary undertakings are, together, called the Barclays group. The Barclays group is a UK based financial services group which undertakes mainly banking and investment banking business. In terms of assets employed, it is one of the largest financial services groups in the United Kingdom. The Barclays group also operates in the financial markets of many other countries around the world. As well as servicing domestic markets, it provides co-ordinated global services to multinational corporations and financial institutions from group operations in the world's main financial centres. Its principal activities include retail and corporate banking, investment banking and insurance. The whole of the issued ordinary share capital of Barclays Bank PLC is owned by Barclays PLC which is the ultimate holding company of the Barclays group.


     The short-term unsecured debt obligations of Barclays Bank PLC are rated A-1+ by Standard and Poor's, P-1 by Moody's and F-1+ by Fitch IBCA and the long-term unsecured debt obligations of Barclays Bank PLC are rated AA by Standard & Poor's, Aa2 by Moody's and AA+ by Fitch IBCA.



     As of 30 June, 1999, Barclays Bank PLC and its subsidiaries had total assets of $397,436 million -- including total net loans and advances of $240,613 million, total liabilities of $383,323 million -- including total deposits of $257,013 million, and shareholders' funds or shareholders' equity of $13,994 million -- comprising called-up share capital of $3,421 million, equity reserves of $10,116 million and non-equity reserves of $456 million. Barclays profit on ordinary activities before tax for the first half of 1999 was $1,598 million. As of 31 December, 1998, Barclays Bank PLC and its subsidiaries had total assets of $361,572 million -- including total net loans and advances of $218,633 million, total liabilities of $348,137 million -- including total deposits of $235,935 million, and shareholders' funds or shareholders' equity of $13,351 million -- comprising called-up share capital of $3,420 million, equity reserves of $9,498 million and non-equity reserves of $433 million. Barclays profit on ordinary activities before tax for the full year 1998 was $3,122 million.



     The annual report on Form 20-F for the year ended 31 December, 1998 and the interim report on Form 6-K for the semi-annual period ended 30 June, 1999 of Barclays PLC and Barclays Bank PLC are on file with the Securities and Exchange Commission. Barclays will provide, without charge to each person to whom this prospectus is delivered, on the request of that person, a copy of the Form 20-F and Form 6-K referred to in the previous sentence. Written requests should be directed to: Barclays Bank PLC, 54 Lombard Street, London, EC3P 4AH, England, Attention: Barclays Group Corporate Secretariat.



     Neither the class A notes nor the class B notes will be obligations of Barclays Bank PLC, Barclays PLC or any of their affiliates.



Year 2000 Readiness Disclosure

     The Barclays Group Year 2000 Programme, initiated in 1996, is responsible for Year 2000 projects across the Barclays group world-wide and is sponsored by John Varley, Chief Executive, Retail Financial Services, who reports directly to Matthew Barrett, Chief Executive of the Barclays group. A Programme Board of executives representing all Barclays group businesses is chaired by David Weymouth, the Managing Director, Barclays Service Provision, who reports directly to the programme sponsor. The Barclays Group Year 2000 Programme includes planning at the Barclaycard level.



     Barclays has continued working to ensure that its mission critical systems, those which could have an immediate and observable impact on the Barclays group's customers and therefore its ability to continue to operate effectively, can deal satisfactorily with the Year 2000 problem. All mission critical information technology systems for its Barclaycard business, including embedded systems, have now been tested and are Year 2000 ready.


     Together with other banks and external network providers, Barclays has taken part in successful testing of the key industry infrastructure in the United Kingdom, including the cheque clearing and electronic payment systems, credit cards and automatic teller machines. Barclays will continue to participate in industry-wide testing throughout the remainder of 1999. Where appropriate, similar joint testing is undertaken in other countries in which it operates.

     As a result of working closely with key suppliers the Barclays group has been able to satisfy itself as to their current, or planned, state of readiness and the support arrangements required for the cutover to the new year. The Year 2000 readiness of approximately 1,500 of Barclays' most critical counterparties is being assessed centrally and procedures are in place to ensure that credit exposure to those, and other banks with whom the Barclays group, has a relationship, is managed with Year 2000 readiness in mind.

     The Barclays group collates and analyses information on specific aspects of the preparedness of countries in which it operates using data from a variety of sources. Barclays continues to evaluate significant potential Year 2000 impacts on its funding capability and incorporates such risks into its capital and liquidity plans.

     Despite all these actions Barclays is not taking its progress for granted. All systems changes are now subject to "Clean Management" processes in order to prevent the Year 2000 problem being reintroduced. In order to further mitigate the risk associated with the introduction of new systems a "Change Freeze" regime has been implemented across the Barclays group, the first element of which began in July.

     It is a prudent planning scenario that there could be some disruption caused directly or indirectly by the Year 2000 problem. Contingency plans across the Barclays group -- including the business of Barclaycard -- are therefore being reviewed and updated, and are being augmented with continuity plans to mitigate the possible effects of the Year 2000 problem. At the end of July 1999, Barclays had completed an initial cutover plan which defines how the Barclays group will operate across the change from 1999 into 2000. This includes the establishment and testing of a network of command centres, internal and external communications and participation in industry testing during the non-business days. This work will continue to be refined during the remainder of 1999 incorporating market requirements.


     The total cost of the Year 2000 Programme is estimated not to exceed $412 million, including $33 million of capitalised costs, for the four year period ending December 2000. The total amount spent on the Year 2000 Programme to the end of June 1999 was about $297 million, including $25 million of capitalised costs, of which $58 million was incurred in the half year to June 1999. Year 2000 costs include correction, testing, third party assurance and contingency planning.


     Barclays expectations about completion of its Year 2000 remediation and testing efforts, the anticipated costs to complete the project and anticipated business, operational and financial risks to the Barclays group are subject to a number of uncertainties. Barclays estimates of the cost of preparing for the Year 2000 are based on numerous assumptions regarding future events including, among others, expectations of third party modification plans and the nature and amount of fixing and testing which may be required as well as continued availability of trained personnel. For example, if the Barclays group is affected by the inability of suppliers, service providers, counterparties, customers, payment and settlement networks or market exchanges to deal satisfactorily with the Year 2000 problem and to continue operations, or the Barclays group is unsuccessful in identifying or finding all Year 2000 problems in its critical operations, or if the Barclays group is unable to retain the staff or third party consultants necessary to implement its Year 2000 Programme at currently projected costs and timetables, the Barclays group's operations or financial results could be materially affected.


                    Credit Card Usage in the United Kingdom


     The United Kingdom credit card market is the largest and most developed in Europe. The adult population of the United Kingdom is 45 million, and the total population is 59 million. It is estimated that 41 per cent. of the adult British population holds at least one credit card.


     The number of credit, charge and corporate cards in issue in the UK has grown steadily since 1976, and exceeded 42 million in August 1999. Of these, 26 million carried the VISA service mark and 16 million the MasterCard service mark, with the remainder comprised of corporate and charge cards.

     In the last five years, the number of cards in issue has risen sharply with 16 million new cards issued in this period. Purchases in the UK, in the twelve months to August 1999, totalled almost $128.5 billion. UK plastic card borrowings have more than doubled since 1994, and were approximately $44.5 billion at the end of August 1999.


     UK consumers use their card in a variety of ways. Figures from a trade organisation in England show that in the year to August, the average transaction was $87, with a high of $261 in the "Travel" sector, and low of $55 in "Food/drink". These two sectors account for, respectively, 13.7 per cent. and 12.9 per cent. of total credit card spending.



                 Barclaycard and the Barclaycard Card Portfolio

General


     Barclaycard, a division of Barclays Bank PLC, is the largest credit card issuer in the UK. Barclaycard is based in Northampton, England and has in excess of 4,000 employees in the UK and the rest of Europe. In 1966, Barclaycard issued the UK's first credit card and today has the largest credit card market share in the UK with $10,065,057,565 of billed balances as of 30 September, 1999. Barclaycard offers over 12 credit card products and services to individual and corporate customers. The average customer has had a Barclaycard for 13 years.



     In September 1998, Barclaycard announced a three year cost efficiency programme designed to meet world benchmarking standards. The programme, which included the announcement of the loss of 1,100 jobs over a three year period of which 800 are in the card issuing business, involves a major investment in front office telephony systems. Also, Barclaycard is implementing plans to invest in information based customer management technology and skills to complement its brand-name led strategy.

     The receivables being securitised come from transactions made by MasterCard and VISA card accountholders. These include premium accounts and standard accounts from Barclaycard's portfolio of card accounts. Premium accounts may carry higher credit limits and may offer different services to the cardholders.

     A cardholder may use his or her card for both purchases and cash advances. A purchase is when cardholders use their cards to acquire goods or services. A cash advance is when cardholders use their cards to get cash from a financial institution or automated teller machine or using credit card cheques issued by Barclaycard drawn against their VISA credit lines. Cardholders may draw against their MasterCard or VISA credit lines by transferring balances owed to other creditors to their Barclaycard accounts.

     See "Servicing of Receivables and Trust Cash Management" for a description of how Barclaycard services receivables. Barclaycard undertakes all the processing and administering of accounts apart from cardholder payment processing, which is done for Barclaycard by Great Universal Stores Home Shopping Ltd., a company not affiliated with Barclaycard.


Description of Great Universal Stores Home Shopping Ltd.

     Barclaycard is a party to an agreement with Great Universal Stores Home Shopping Ltd., under which they provide Barclaycard with certain processing services. Under this agreement, Great Universal Stores Home Shopping Ltd. collects and processes all remittances arising from Barclaycard's credit and charge card portfolio through facilities located in Bolton, England. Great Universal Stores Home Shopping Ltd. has been providing these services to Barclaycard since February 1996. The Great Universal Stores Home Shopping Ltd. contract with Barclaycard is scheduled to expire in February 2001. At this time, Barclaycard believes that, at the expiration of the contract, it will be able either to enter into a comparable agreement at comparable pricing with Great Universal Stores Home Shopping Ltd. or with another qualified entity or to take this function back within Barclaycard or another Barclays Bank PLC division or affiliate.


Acquisition and Use of Card Accounts


     Barclaycard uses a brand led value driven marketing strategy to focus new origination campaigns. This process is assisted by the use of financial forecasting models for each method it uses to solicit cardholders. The main way Barclaycard recruits its customers is by introductions from Barclays branches, but it also uses targeted mailing, media inserts and, in the last year, the internet. In the future, the internet may increase substantially as a means of recruiting new cardholders, although we are unable to predict how cardholders recruited in this way will perform relative to those recruited by traditional means.


     When received, credit application details are screened by a combination of system based checking, external credit bureau data and manual verification, where appropriate.

     Barclaycard uses a range of application scorecards to assess the credit quality of new account applications, each tailored towards different market segments. Scorecards are derived using a combination of factors including Barclays account history, annual income, time in and place of residence, current employment and credit bureau data. A proprietary cash flow model is used to help determine the acceptance score levels for each scorecard. Acceptance score levels are reviewed at least quarterly by committee.


     Barclaycard aims to maximise enterprise value through managing the relationship between volumes and margins. Recent yield experience reflects adjustments to interest rate discounts and fee waiver thresholds to optimise this position.


     The initial limit of an account is determined using credit score and income matrices. Initial limits are set at comparatively low levels. Limits are increased in a controlled and regular manner using behaviour score and credit bureau data. Behaviour scoring was introduced in 1989 and is one of the key tools used by Barclaycard in risk management and underpins all risk decisions applied to accounts once they have been opened. Barclaycard currently uses behaviour scorecards developed in conjunction with the Fair, Isaacs International UK Corporation, an independent firm experienced in developing credit scoring models.

     The behaviour scorecards are monitored using retrospective sampling which allows a comparison of actual to expected performance over predetermined time periods. This analysis allows the effectiveness of the scorecards to be measured on a regular basis, and underpins the decisions on scorecard development.

     Credit limits are adjusted based upon Barclaycard's continuing evaluation of an account holder's credit behaviour and suitability using Triad V, the latest account management system developed by the Fair, Isaacs Companies.

     Each cardholder has a card agreement with Barclaycard governing the terms and conditions of their MasterCard or VISA account. Under each card agreement, Barclaycard is able, if it gives advance notice to the cardholder, to add or change any terms, conditions, services or features of the MasterCard or VISA accounts at any time. This includes increasing or decreasing periodic finance charges, or minimum payment terms. Each card agreement enables Barclaycard to apply charges to current outstanding balances as well as to future transactions.

     Barclaycard regularly reviews its credit and charge card agreement forms to determine their compliance with applicable law and the suitability of their terms and conditions. If they need to be updated or amended, this will be done on a timetable consistent with the issues identified.


Description of Processing


     Barclaycard settlement systems have links to VISA, MasterCard and Europay to enable cardholder transactions to be transferred. MasterCard owns 15 per cent. of Europay and Europay's members own the rest of Europay. Barclaycard also acquires transactions from merchants. Transactions acquired in this way relating to Barclaycard cardholders are passed to the card account processing systems directly rather than via VISA or Europay.



Billing and Payment

     Barclaycard generates and mails monthly statements to cardholders which give details of the transactions for that account.

     Cardholders can get up to 56 days interest free on purchases.

     At the moment, cardholders must make a monthly minimum payment which is at least equal to the greater of:


       *     3 per cent. of the statement balance; and


       *     the stated minimum payment, which is currently approximately $8.

     Notwithstanding the above, in the case of the Premier Card, Barclaycard's charge card product, cardholders must pay the statement balance in full, which is collected via direct debit 14 days after the date of the statement.

     Certain eligible cardholders may be given the option to take a payment holiday.


     Barclaycard charges an annual fee on accounts which ranges from $16 to $132 depending on the card product. In order to retain customers, Barclaycard may waive this fee. Barclaycard also assesses a cash advance fee which is 1.5 per cent. of the cash advance with a minimum of $2.47.


     The finance charges on purchases assessed monthly are calculated by multiplying the account's average daily purchase balance over the billing period by the applicable monthly rate. Finance charges are calculated on purchases from the date the purchase is debited to the relevant account. Monthly periodic finance charges are not assessed on purchases if all balances shown in the billing statement are paid by the date they are due. This is usually 25 days after the billing date.


     The finance charges on cash advances assessed monthly are calculated by multiplying the account's average daily balance of cash advances over the billing period by the applicable monthly rate. Finance charges are calculated on cash advances from the date of the transaction -- except for cash advances by use of credit card cheques, where finance charges are usually calculated from the date the transaction is debited to the relevant account.


     The interest rates on Barclaycard's credit card accounts may be changed by Barclaycard and are not linked to any index. This is market practice in the United Kingdom. At the moment, the standard annual percentage rate of charge on accounts ranges from 14.9 to 19.9 per cent., which includes the annual fee. Barclaycard may sometimes offer temporary promotional rates. Barclaycard also offers activation programmes and other incentives.

     Barclaycard has an established pricing committee, consisting of senior directors, which meets monthly and determines the pricing on Barclaycard's credit and charge card accounts. The timing of meetings is broadly aligned to meetings of the Bank of England monetary policy committee. Pricing decisions are based upon:

       *     actual and anticipated movements in underlying interest rates;

       *     marketing strategies and recruitment campaigns; and

       *     competitive environment.

     The committee considers pricing in its broadest sense covering interest rates, annual fees, minimum payment amounts and other factors.

     English law does not prescribe a maximum rate that may be charged as interest for a debt. However, the obligation to make interest payments will not be enforceable to the extent that the interest rate is extortionate. An interest rate will be extortionate if it requires the debtor or a relative of the debtor to make payments -- whether unconditionally or on certain contingencies -- which are grossly exorbitant, or which otherwise grossly contravene ordinary principles of fair dealing. Barclaycard believes that the interest rates charged on its cards do not contravene any laws relating to extortionate credit agreements.

Delinquency and Loss Experience

     An account is contractually delinquent if the minimum payment is not received by the due date indicated on the customer's statement. Once an account is recognised as delinquent a determination is made of the timing and type of initial contact. This initial contact is typically between 5 and 60 days after an account becomes delinquent and may be by statement, letter or telephone. The basis for determining the timing of initial contact may include the age of the account, the amount outstanding, the past account performance and behaviour score and any external credit bureau information available.


     Efforts to deal with delinquent receivables occur at each stage of delinquency. Activities include statement messages, telephone calls and formal letters. This process is normally completed after anywhere between 120 and 180 days of delinquency, at which point an account is charged-off. There is no specific period of delinquency at the end of which an account must be charged-off. The decision to charge-off is based upon an assessment of the likelihood of recovery and rehabilitation of the individual account and may occur at any point in the process. In certain circumstances, in particular where notification of bankruptcy is received, charge-off occurs sooner and may be immediate. In addition, there are instances where accounts are not charged-off after 180 days of delinquency, including where an outstanding payment protection insurance claim or voucher dispute exists.



     A charge-off team within the relevant unit undertakes a review of all accounts which have been flagged for charge-off to ensure that all possible steps have been taken to bring the account current. Once charged-off, the receivables are typically assigned to debt collection agencies to maximise recoveries. Post charge-off account rehabilitation may occur where improved credit circumstances and significant recovery occurs. However, charging privileges can only be re-instated once the cardholder has been accepted for a new account.


     The following tables set forth the delinquency and loss experience of Barclaycards portfolio of VISA and MasterCard credit and charge card accounts denominated in pounds sterling -- called the "bank portfolio" -- for each of the periods shown. The information in the tables is presented in U.S. dollars. The bank portfolio includes platinum, gold and classic VISA and MasterCard credit cards and the Premier VISA charge card. Because the receivables in the securitised accounts -- called the "securitised portfolio" -- may in the future only represent a portion of the bank portfolio, and because the economic environment may change, we cannot assure you that the delinquency and loss experience of the securitised portfolio will be the same as the historical experience set forth below.

                             Delinquency Experience
                                 Bank Portfolio



                                   As of 30 September 1999       As of 30 June 1999         As of 31 March 1999
                                 --------------------------- --------------------------  -------------------------
                                                 Percentage                  Percentage                 Percentage
                                     Total        of Total       Total        of Total       Total       of Total
                                  Receivables    Receivables  Receivables   Receivables   Receivables  Receivables
                                 --------------  -----------  ------------- -----------  -------------  ----------
Receivables Outstanding(1)....  $10,065,057,565              $9,499,099,323             $8,973,349,282
Receivables Delinquent:
30--59 Days...................     $176,466,009        1.75%   $169,372,926       1.78%   $159,005,521       1.77%
60--89 Days...................       89,957,585         0.89     91,169,176        0.96     82,383,378        0.92
90--119 Days..................       59,125,523         0.59     58,347,562        0.61     50,775,261        0.57
120--149 Days.................       41,614,119         0.41     38,913,715        0.41     34,086,303        0.38
150 Days or more..............       83,695,102         0.83     67,768,641        0.71     53,544,066        0.60
                                 --------------  -----------  ------------- -----------  -------------  ----------
Total.........................     $450,858,338        4.48%   $425,572,021       4.48%   $379,794,529       4.23%
                                 ==============  ===========  ============= ===========  =============  ==========
Repayment Programme Accounts(2)    $130,426,511        1.30%   $112,231,351       1.18%    $93,493,821       1.04%



                                    As of 31 December 1998       As of 31 December 1997      As of 31 December 1996
                                 ----------------------------  --------------------------- --------------------------
                                                  Percentage                  Percentage                  Percentage
                                     Total         of Total       Total        of Total       Total        of Total
                                  Receivables    Receivables   Receivables    Receivables  Receivables   Receivables
                                 -------------  -------------  ------------  ------------- -----------  -------------
Receivables Outstanding(1)....  $9,055,290,590 $7,930,756,625               $7,140,888,786             $6,461,648,431
Receivables Delinquent:
30--59 Days...................    $158,440,195          1.75%  $102,971,647          1.30% $88,452,853          1.24%
60--89 Days...................      79,645,343          0.88%    42,549,610           0.54  39,576,828           0.55
90--119 Days..................      47,733,162           0.53    27,953,051           0.35  26,966,780           0.38
120--149 Days.................      32,505,994           0.36    19,006,742           0.24  18,138,477           0.25
150 Days or more..............      48,724,641           0.54    51,654,124           0.65   4,958,264           0.07
                                 -------------  -------------  ------------  ------------- -----------  -------------
Total.........................    $367,049,335          4.05%  $244,135,174          3.08% 178,093,203          2.49%
                                 =============  =============  ============  ============= ===========  =============
Repayment Programme Accounts(2)    $74,566,479          0.82%   $34,850,751          0.44% $21,883,597          0.31%




                                   As of 31 December 1995     As of 31 December 1994
                                 ---------------------------  -----------------------
                                                Percentage                Percentage
                                    Total        of Total       Total      of Total
                                 Receivables    Receivables  Receivables  Receivables
                                 ------------  ------------- -----------  -----------
Receivables Outstanding(1)....                $5,700,933,862
Receivables Delinquent:
30--59 Days...................     82,072,543          1.27% $55,220,426        0.97%
60--89 Days...................     33,175,988           0.51  20,306,886         0.36
90--119 Days..................     23,202,032           0.36  11,534,906         0.20
120--149 Days.................     15,649,102           0.24   6,521,262         0.11
150 Days or more..............      4,338,728           0.07   1,431,146         0.03
                                 ------------  ------------- -----------  -----------
Total.........................   $158,438,394          2.45% $95,014,627        1.67%
                                 ============  ============= ===========  ===========
Repayment Programme Accounts(2)   $19,993,871          0.31% $23,551,052        0.41%





(1) The receivables outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts as of the date shown.


(2) Repayment programmes are arrangements that are made with customers who fall into financial difficulty. They are agreed as part of a customer assistance tool set which is targeted at managing the risk on those customers who are in difficulty whilst maintaining the customer relationship. They are subject to minimum regular monthly payments.



     In 1997, the introduction of the Triumph computer system combined with a re-engineering of the collection process, resulted in increased flexibility in the management of 150 or more days past due. The new system allowed the tracking and managing of accounts further into their delinquency profile as opposed to the historic practice of charging-off accounts at this stage of delinquency.

                                 Loss Experience
                                 Bank Portfolio


                                                           Quarter Ended
                                     --------------------------------------------------------
                                       30 September
                                           1999            30 June 1999       31 March 1999
                                     ----------------    ----------------    ----------------
Average receivables outstanding(1).    $9,939,601,739      $9,379,117,500      $8,943,070,232
Total gross charge-offs(2).........        92,939,579          90,392,464         122,399,583
Recoveries(3)......................        26,443,617          26,696,866          24,253,420
Total net charge-offs(4)...........        66,495,962          63,695,597          98,146,163
                                     ----------------    ----------------    ----------------
Total net charge-offs as a
percentage of average                           2.68%               2.72%               4.39%
receivables outstanding (5)........



                                                                        Year ended 31 December
                                     -----------------------------------------------------------------------------------------------

                                          1998                1997                1996                1995                1994
                                     ---------------    ----------------    ----------------    ----------------    ----------------
Average receivables outstanding(1).   $8,226,003,597      $7,175,924,182      $6,592,008,620      $5,950,392,038      $5,176,315,073
Total gross charge-offs(2).........      290,734,015         185,815,933         223,311,193         164,835,454         137,627,293
Recoveries(3)......................       93,454,157          82,096,147          90,092,899          85,799,144          85,135,953
Total net charge-offs(4)...........      197,279,858         103,719,786         133,218,293          79,036,310          52,491,340
                                     ---------------    ----------------    ----------------    ----------------    ----------------
Total net charge-offs as a
percentage of average
receivables outstanding (5)........            2.40%               1.45%               2.02%               1.33%               1.01%


(1) Average receivables outstanding is the average monthly receivable balance during the periods indicated.

(2) Total gross charge-offs are total principal and interest charge-offs before recoveries and do not include the amount of any reductions in average receivables outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments.
(3) Recoveries include all monies received after charge-off, including any monies received as a result of any sale or other disposition of receivables in charged-off accounts.
(4)  Total net charge-offs are total gross charge-offs less recoveries.
(5)  All percentages shown are annualised.


       In Barclaycard's opinion, the causes of the increase in delinquency and net charge-off experience during 1998 and the first quarter of 1999 are twofold:



       * In late 1997, Barclaycard introduced a customer relationship-based approach to delinquency, driven by Barclaycard's perception of the associated credit risk of a customer rather than the time period of delinquency. Low credit risk accounts are actioned later, resulting in increased portfolio delinquency levels up to 90 days past due. High risk accounts, however, are actioned at an earlier stage of delinquency, resulting in short term delinquencies being weighted towards lower credit risk accounts.


       * Since the first quarter of 1998, and markedly since the third quarter of 1998, Barclaycard have experienced adverse economic conditions as a result of a slowdown in the UK economy. The delinquency and net charge-off experience during 1998 and the first quarter of 1999 reflects this economic deterioration.


                       Provision for Bad and Doubtful Debt
                                 Bank Portfolio


                                                                 Quarter Ended
                                               --------------------------------------------------
                                                 30 September
                                                     1999         30 June 1999      31 March 1999
                                                --------------    --------------   --------------
Average receivables outstanding(1)...........   $9,939,601,739    $9,379,117,500   $8,943,070,232
Net charge(2)................................       57,594,372        59,835,278       88,843,383
Net charge as a percentage of
average receivables outstanding(3)...........            2.32%             2.55%            3.97%


                                                                              Year ended 31 December
                                               -------------------------------------------------------------------------------------
                                                    1998              1997              1996             1995              1994
                                               --------------    --------------    --------------    --------------   --------------
Average receivables outstanding(1)...........  $8,226,003,597    $7,175,924,182    $6,592,008,620    $5,950,392,038   $5,176,315,073
Net charge(2)................................     189,666,854       232,527,088       166,021,366       108,213,906       86,444,674
Net charge as a percentage of
average receivables outstanding(3)...........           2.31%             3.24%             2.52%             1.82%            1.67%



(1) Average receivables outstanding is the average monthly receivable balance during the period indicated.


(2) The net charge includes both specific and general charges and releases for the provision for bad and doubtful debt on the bank portfolio. As general provisions are normally adjusted on a semi-annual basis, not quarterly, the total general release undertaken in the first half of 1999 has been evenly reapportioned in accordance with Barclaycard management's judgement in order to more fully reflect the quarterly positions.
(3)  All percentages shown are annualised.

                                The Receivables


Assignment of Receivables to the Receivables Trustee

     Barclaycard as the initial transferor will offer on the closing date to the receivables trustee an assignment of all receivables that have arisen or will arise in all designated accounts as of 31 October, 1999 -- called the "pool selection date". An account of the initial transferor will be designated as a "designated account" if the account has been originated under and continues to conform to the credit and charge card products described in this prospectus and has not been identified on the initial transferor's system as being excluded from the offer. Only credit and charge card products available to the transferor's individual accountholders may be designated.

     If for any reason there are receivables from designated accounts that cannot be assigned to the receivables trustee, the transferor will hold those receivables, and any collections on those receivables, on trust for the receivables trustee. These collections will be treated as if the receivables had been properly assigned.

     Under the terms of the receivables securitisation agreement, the transferor also has the right to select accounts that conform to the conditions in the second paragraph above and that are not designated and nominate them as designated accounts by offering the receivables trustee an assignment of all future and existing receivables in these accounts. These accounts are called "additional accounts". An additional account will be treated as a designated account from the date on which its receivables are offered to the receivables trustee. This date is called the "addition date". When additional accounts are nominated the transferor must, amongst other things:

       * provide the receivables trustee with a certificate stating that it is solvent;

       * confirm, in the document that offers to assign the receivables in the additional accounts to the receivables trustee, that:

             (1) the offer of the receivables in the additional accounts meets the Maximum Addition Amount criteria; or

             (2) if the offer does not meet the Maximum Addition Amount criteria, the rating agencies have confirmed that the designation of additional accounts will not result in a reduction or withdrawal of the current rating of any outstanding debt that is secured directly or indirectly by the receivables in the receivables trust, including your notes.

       * obtain a legal opinion addressed to the receivables trustee about any receivables from a jurisdiction outside of the United Kingdom.

     Any of these preconditions may be waived by the receivables trustee if the rating agencies confirm in writing that the waiver will not result in the reduction or withdrawal of their rating on any related beneficiary debt. At the time that it is nominated, each additional account must also meet the eligibility criteria as at the time of its designation. These criteria are explained in "-- Representations" below. Additional accounts may have been originated or purchased using underwriting standards that are different from the underwriting standards used by Barclaycard in selecting the original designated accounts. As a result, additional accounts that are selected in future may not have the same credit quality.

     "Maximum Addition Amount" means, for any addition date, the number of additional accounts originated by the transferor after the pool selection date and nominated as additional accounts without prior rating agency confirmation that would not either:


       * for any three consecutive monthly periods starting with the monthly period beginning on the first day of the month before the pool selection date, exceed 15 per cent. of the number of designated accounts at the end of the ninth monthly period before the start of such three monthly periods;



       * for any twelve-month period, be equal to 20 per cent. of the designated accounts as of the first day of the twelve-month period or, if later, as of the cut-off date.


     Notwithstanding what we just said, if the total principal balance of receivables in the additional accounts described in either of the two prior bullet points is more than either:

       (1) 15 per cent. of the total amount of eligible principal receivables determined as of the later of the pool selection date and the first day of the third preceding monthly period, minus the amount of eligible principal receivables in each additional account that was nominated since the later of the closing date and the first day of the third preceding monthly period -- calculated for each additional account on its addition date; or

       (2) 20 per cent. of the total amount of eligible principal receivables as of the later of the closing date and the first day of the calendar year in which the addition date occurs, minus the total amount of eligible principal receivables in each additional account that was nominated since the later of the closing date and the first day of the calendar year, calculated for each additional account as of its addition date, then the Maximum Addition Amount will be the lesser of (1) or (2) above.

     Every offer of receivables to the receivables trustee under the receivables securitisation agreement will comprise offers of the following:

       *     all existing receivables in the designated accounts;

       * all future principal receivables under the designated accounts, until the first to occur of (1) the time a designated account becomes a redesignated account, (2) the receivables trust is terminated or (3) an Insolvency Event occurs;

       * all future finance charge receivables under those designated accounts that have accrued on receivables that have been assigned to the receivables trustee as described in the two prior bullet points;


       * all amounts recoverable on future receivables -- including from the reassignment of charged-off receivables to Barclaycard;


       * if capable of being assigned, the benefit of any guarantee or insurance policy obtained by the transferor for any obligations owed by a cardholder on a designated account; and


       * in the case of the initial offer only, the benefit of all amounts representing Acquired Interchange.


     The transferor will ensure that each redesignated account is identified on the transferor's computer system on the date that a designated account becomes a redesignated account.

     Throughout the term of the receivables trust, the designated accounts from which the receivables will arise will be the designated accounts plus any additional accounts designated by the transferor from time to time, minus any redesignated accounts.

     Existing receivables and future receivables arising under the designated accounts will be principal receivables or finance charge receivables. Principal receivables are receivables that are not finance charge receivables. Principal receivables are amounts owing by cardholders for the purchase of merchandise or services and from cash advances, including foreign exchange commissions charged for merchandise and services payable, or cash advances denominated in, a currency other than sterling. They are reduced by any credit balance on the designated account on that day.


     "Finance charge receivables" are amounts owing from cardholders for transaction fees, periodic finance charges, charges for credit insurance, special fees and annual fees -- see "-- Special Fees" and "-- Annual Fees" below -- and any interchange and Discount Option Receivables.


     Under the receivables securitisation agreement, each offer of receivables made by the transferor will be accepted by paying the purchase price for the offered receivables. Payment for existing receivables will have to be made no later than the business day following the date on which the offer is made. Alternatively, the parties can agree to a longer period of time for payment. Payment for future receivables will be made no later than two business days after the date of processing for those receivables. Alternatively, the parties can agree to a longer period if the rating agencies consent. This payment will also include payment for the assignment of the benefit of Acquired Interchange to the receivables trustee.

     A "business day" will be a day other than a Saturday, a Sunday or a day on which banking institutions in London, England or New York, New York are authorised or obliged by law or executive order to be closed.

     It has been agreed between the transferor and the receivables trustee that, for the purposes of the offer made on the closing date:

       (1) the receivables trustee will be entitled to use the collections in the designated accounts before the date that the offer is accepted as if the offer had been accepted on the closing date;

       (2) the amount payable on the closing date for the designated accounts will equal the outstanding face amount of all existing principal receivables, together with an obligation of the receivables trustee to pay for all future receivables generated on the designated accounts that are part of the offer on an ongoing, daily basis when those future receivables are generated.


       The payments in (2) will be net of any payments made in (1), subject to a minimum of L1.

     The amount payable by the receivables trustee to the transferor if it chooses to accept an offer or to make payment for any future receivables, will be reduced by the amount of any shortfall in the amount funded by the transferor as a beneficiary, providing that the Transferor Interest is increased accordingly.



Redesignation and Removal of Accounts

     Each designated account will continue to be a designated account until such time as the transferor reclassifies it as being no longer a designated account -- called a "redesignated account".

     A designated account becomes a redesignated account on the date specified by the transferor. No designated account will become a redesignated account this way unless (1) it has become a cancelled account, a defaulted account or a zero balance account or (2) the transferor delivers an officer's certificate confirming the following conditions are satisfied:

       *     the redesignation will not cause a pay out event to occur;

       * the transferor has represented that its selection procedures for the selection of designated accounts for redesignation are not believed to have any material adverse effect on any investor beneficiary;

       * the rating agencies have confirmed that the action will not result in a downgrade in rating of any outstanding debt that is secured directly or indirectly by the receivables in the receivables trust; and

       * the transferor and the servicer can certify that collections equal to the outstanding face amount of each principal receivable and the outstanding balance of each finance charge receivable have been received by the receivables trustee on all receivables assigned for that account other than any receivables charged off as uncollectable.

     A "cancelled account" is a designated account that has had its charging privileges permanently withdrawn. A "defaulted account" is a designated account where the receivables have been charged off by the servicer as uncollectable in line with the credit card guidelines or the usual servicing procedures of the servicer for similar credit and charge card accounts. A "zero balance account" is a designated account that has had a nil balance of receivables for a considerable period of time and has been identified by the servicer as a zero balance account under the credit and charge card guidelines or the usual servicing procedures of the servicer.

     Redesignated accounts will include all accounts that become cancelled accounts, defaulted accounts and zero balance accounts from the date on which they are redesignated in any of these ways. The principal receivables that exist before the date of redesignation will be paid for by the receivables trustee. Any future receivables that come into existence after that time will not be assigned to the receivables trustee as set out in the receivables securitisation agreement. No receivable that has been assigned to the receivables trustee will be reassigned to the transferor except in the limited circumstances described under the heading "-- Representations".

     Until money has been received for the assigned receivables, that have not been charged off, a reassigned account wil not be identified as having been removed. The amount identified will be equal to the outstanding face amount of each principal receivable and finance charge receivable. Once these payments have been received or any reassignment has occurred, the account will be identified to indicate that it has become a removed account.


Discount Option Receivables

     The transferor may, by giving at least thirty days' prior notice to the servicer, the receivables trustee and the rating agencies, nominate a fixed or variable percentage -- called the "Discount Percentage" -- of principal receivables in the designated accounts. If a Discount Percentage has been nominated previously, an extension to that period can be applied for in this way. From the date and for the length of time stated in the notice:

       * the amount payable by the receivables trustee to accept an offer of receivables will be reduced by a percentage amount equal to the Discount Percentage; and

       * a percentage of the principal receivables equal to the Discount Percentage will be treated by the receivables trustee as finance charge receivables. These are called "Discount Option Receivables".

     The nomination of a Discount Percentage or increase in the time it is in place will be effective only if the rating agencies consent to the proposed nomination or increase and confirm that it will not result in the downgrade or withdrawal of the current rating of any debt that is secured directly or indirectly by the receivables in the receivables trust, including your notes. The transferor must also provide the receivables trustee with a certificate confirming:

       * that the performance of the portfolio of designated accounts, in their reasonable opinion, is not generating adequate cash flows for the beneficiaries of the receivables trust and the size of the Discount Percentage is not intended solely to accelerate distributions to the excess interest beneficiary; and

       * that the transferor is solvent and will remain so following the nomination or increase.

     The transferor may have different reasons to designate a Discount Percentage. The finance charge collections on the designated accounts may decline for various reasons or may stay constant. The notes have interest rates that are variable and that could increase. Any of these variables could cause a Series 99-1 Pay Out Event to occur based in part on the amount of finance charge collections and the interest rate on the notes. The transferor could avoid the occurrence of this Series 99-1 Pay Out Event by designating a Discount Percentage, causing an increase in the amount of finance charge collections. The transferor, however, is under no obligation to designate a Discount Percentage and we cannot assure you that the transferor would designate a Discount Percentage to avoid a Series 99-1 Pay Out Event.


Special Fees

     The transferor may in the future charge special fees on its credit or charge card accounts. These special fees may be assessed at one time or on an ongoing basis. Any special fees that are charged on designated accounts will be regarded as finance charge receivables and collections of these special fees will be treated as finance charge collections. The transferor may, however, decide that these special fees will be viewed as principal receivables and collections on them will be allocated accordingly. This can be done only if the transferor certifies that it has an opinion from legal counsel that the special fees amount to repayment, for United Kingdom tax purposes, in whole or in part of an advance to a cardholder.


Interchange

     Members participating in the VISA and MasterCard associations receive fees called "interchange" as partial compensation, for amongst other things, taking credit risk and absorbing fraud losses. Under the Visa and MasterCard systems, interchange is passed from the banks that clear the transactions for merchants to card issuing banks. Interchange fees are calculated as a percentage of the amount of a credit or charge card transaction for the purchase of goods or services. This percentage varies from time to time.

     On each transfer date the transferor will deposit into the Trustee Collection Account an amount equal to the interchange received for the preceding monthly period. This amount is called the "Acquired Interchange" and is calculated as follows:

       Acquired Interchange = A X B

       where

       A = total interchange paid or payable to the transferor for that period, and

       B = total charges eligible for interchange in designated accounts for that period
           -----------------------------------------------------------------
          total charges eligible for interchange in all card accounts owned by the transferor for that period


Annual Fees

     Receivables assigned or to be assigned to the receivables trustee include annual fees on the designated accounts. All annual fees are and will be treated as finance charge receivables. The transferor may, however, by notice to the servicer, the receivables trustee and the rating agencies designate in a certificate to the receivables trustee that annual fees will be treated as principal receivables. No designation of annual fees as principal receivables will be effective unless the transferor has certified that it has received legal advice that these annual fees will amount, for United Kingdom tax purposes, to repayment of an advance to a cardholder. For the purposes of series 99-1, all annual fees are treated as finance charge receivables.


Reductions in Receivables, Early Collections and Credit Adjustments

     If a principal receivable that has been assigned to the receivables trustee is reduced -- for reasons other than because of Section 75 of the Consumer Credit Act or a credit adjustment -- after the offer date, because of set-off, counterclaim or any other matter between the cardholder and the transferor, and the transferor has received a benefit, then the transferor will pay an amount equal to that reduction to the receivables trustee. Similarly, if an existing receivable has already been assigned and the transferor has received full or partial payment of that receivable before the date that the receivable was purportedly assigned, then the transferor will pay the amount of that collection to the receivables trustee.

     If any principal receivable assigned to the receivables trustee is reduced for credit adjustment reasons after the offer date, then the transferor will pay that amount to the receivables trustee. A credit adjustment is the outstanding face amount of a principal receivable that:

       * was created by virtue of a sale of merchandise that was subsequently refused or returned by a cardholder or against which the cardholder has asserted any defence, dispute, set-off or counterclaim;

       * is reduced because the cardholder had received a rebate, refund, charge-back or adjustment; or

       *     is fraudulent or counterfeit.

     Alternatively, instead of paying these amounts to the receivables trustee, the transferor can reduce the Transferor Interest by the amount of the credit adjustment, but not below zero.


Representations

     Each offer of receivables to the receivables trustee will include representations by the transferor about the offer of the existing receivables and the future receivables. The representations for the existing receivables will be given as of pool selection date or an addition date, as applicable, and the representations for the future receivables will be given on the date they are processed, and will include, in each case, that:

       * the receivable is an eligible receivable and has arisen from an eligible account in the amount specified in the offer or daily activity report, as applicable;


       * each assignment passes good and marketable title for that receivable to the receivables trustee, together with the benefit of all collections and other rights in connection with it, free from encumbrances of any person claiming on it through the transferor to the receivables and, unless such receivable does not comply with the Consumer Credit Act, nothing further needs to be done to enforce these rights in the courts of England and Wales, Scotland or Northern Ireland, or any permitted additional jurisdiction, without the participation of the transferor, except for payment of any United Kingdom stamp duty and giving a notice of assignment to the cardholders and subject to any limitations arising on enforcement in the jurisdiction of the relevant cardholder;


       * the assignment complies with all applicable laws on the date of assignment; and


       * the transferor did not use any procedures adverse to the beneficiaries of the receivables trust in selecting the designated accounts from Barclaycard's portfolio of card accounts.

      If a representation relating to the eligibility criteria given in connection with any principal receivable proves to be incorrect when made, then the transferor is obliged to pay the receivables trustee an amount equal to the face value of that receivable on the following business day. A receivable of this type will afterwards be treated as an ineligible receivable.


     The transferor's obligation to pay amounts due as a result of any breach of a representation can be fulfilled, in whole or in part, by a reduction in the amount of the Transferor Interest. The Transferor Interest, however, may not be reduced below zero. If the transferor meets a payment obligation of this type, the receivables trustee will have no further claim against the transferor for the breached representation. However, a breach of a representation may result in a Series 99-1 Pay Out Event.

     If:

       * all principal receivables arising under a designated account become ineligible as a result of incorrect representations;

       *     that account has become a redesignated account; and

       * the transferor has complied with the payment obligations for the principal receivables;

then the transferor can require the receivables trustee to reassign all those receivables to the transferor.

     The receivables trustee has not made and will not make any initial or periodic examination of the receivables to determine if they are eligible receivables or if the transferor's representations and warranties are true.

     The term "eligible account" means, as of the pool selection date or on an addition date, a credit or charge card account:

       * where the cardholder is not a company or partnership for the purposes of Section 349(2) of the Income and Corporation Taxes Act 1988;

       * which was in existence and maintained with the transferor before it became a designated account;

       * which is payable in pounds sterling or the currency of the permitted additional jurisdiction where the account is in a permitted additional jurisdiction, as applicable;

       * which is governed by one of the transferor's standard form card agreements or, if it was acquired by the transferor, it is originated on contractual terms not materially different from the standard form;

       * which is governed in whole or in part by the Consumer Credit Act and creates legal, valid and binding obligations between the transferor and the cardholder which, except in the case of an account on which restricted eligible receivables arise, is enforceable, subject to bankruptcy laws, general principles of equity and limitations on enforcement in any cardholder jurisdiction and was otherwise created and complies with all other applicable laws;

       * where the cardholder's most recent billing address is located in England, Wales, Scotland, Northern Ireland, or a permitted additional jurisdiction or a restricted additional jurisdiction;

       * which has not been classified by the transferor as counterfeit, cancelled, fraudulent, stolen or lost;

       *     which has been originated or purchased by the transferor;

       * which has been operated in all material respects in accordance with the transferor's policies and procedures and usual practices for the operation of its credit and charge card business; and

       * the receivables in respect of which have not been charged off by the transferor on the date the account is specified as a designated account.

     If all these conditions have not been satisfied, then an account may still be an eligible account if each rating agency gives their approval.


     A "restricted eligible receivable" is a receivable arising on an eligible account, the terms of which fail to comply with the Consumer Credit Act, such that a court would have no discretion to grant a court order.


     A "permitted additional jurisdiction" is a jurisdiction -- other than England and Wales, Scotland and Northern Ireland -- agreed by the transferor and the receivables trustee, and which each rating agency has confirmed in writing that its inclusion as a permitted additional jurisdiction will not result in its withdrawing or reducing its rating on any related beneficiary debt.


     A "restricted additional jurisdiction" is a jurisdiction -- other than England, Wales, Scotland and Northern Ireland or a permitted additional jurisdiction -- which together with each other account with a billing address in that jurisdiction and any other jurisdiction other than England, Wales, Scotland, Northern Ireland or a permitted additional jurisdiction represent less than 5 per cent. by outstanding receivables balance.


     A "notice of assignment" means a notice given to a cardholder of the assignment of the receivables -- and the benefit of any guarantees -- to the receivables trustee.

     An "eligible receivable" means a receivable that:

       *     has arisen under an eligible account;


       * was originated under one of the transferor's standard form credit or charge card agreements and is governed, in whole or in part, by the Consumer Credit Act, or else, if the related account was acquired by the transferor, contractual terms that are materially the same as the standard form credit or charge card agreements and are governed, in whole or in part, by the Consumer Credit Act;


       * was otherwise created in compliance with all other applicable laws;

       * was originated in accordance with the transferor's policies and procedures and usual practices for its credit and charge card business;

       * is not a defaulted receivable as at the pool selection date or addition date, as applicable;

       * is free of any encumbrances exercisable against the transferor arising under or through the transferor or any of its affiliates;

       *     to which the transferor has good and marketable title;


       * is the legal obligation of the cardholder, enforceable -- except in the case of restricted eligible receivables -- in accordance with the terms of the credit or charge card agreement, subject to bankruptcy, general principles of equity and limitations on enforcement in any cardholder jurisdiction; and


       * is not currently subject to any defence, dispute, event, set-off, counterclaim or enforcement order.

     As is market practice in the United Kingdom for credit and charge card securitisation transactions, principal receivables that are delinquent will still constitute eligible receivables if they comply with the eligibility requirements. See the table captioned: "Delinquency Experience -- Bank Portfolio" in "Barclaycard and the Barclaycard Card Portfolio -- Delinquency and Loss Experience" below for data showing the percentage of delinquent receivables.

     "Ineligible receivables" means principal receivables which arise under a designated account but which do not comply with all the criteria set out in the definition of eligible receivables as at the pool selection date or an addition date, as applicable.


Amendments to Card Agreement and Card Guidelines


     The transferor may amend the terms and conditions of its standard form card agreements or change its policies and procedures and usual practices for its general card business. These amendments may include reducing or increasing the amount of monthly minimum required payments required or may involve changes to periodic finance charges or other charges that would apply to the designated accounts. See "Risk Factors: A Change in the Terms of the Receivables May Adversely Affect the Amount or Timing of Collections and Could Cause an Early Redemption or a Downgrade of Your Notes".



Summary of Securitised Portfolio as of 30 September, 1999

     The tables that follow summarise the securitised portfolio by various criteria as of the billing dates of accounts in the month ending on 30 September, 1999. Because the future composition of the securitised portfolio may change over time, these tables are not necessarily indicative of the composition of the securitised portfolio at any time after 30 September, 1999.


                         Composition by Account Balance
                              Securitised Portfolio


                                                                          Percentage of
                                                    Total Number of      Total Number of                            Percentage of
Account Balance Range                                  Accounts             Accounts         Total Receivables    Total Receivables
-------------------------------------              -----------------    -----------------    -----------------    -----------------
Credit Balance................................               160,237                 1.88%       $(17,289,623)               (0.18)%
No Balance....................................             2,879,091                33.80                    0                0.00
$00.01 to $5,000.00...........................             5,045,876                59.24        6,413,167,437               65.75
$5,000.01 to $10,000.00.......................               360,481                 4.23        2,424,488,810               24.86
$10,000.01 to $15,000.00......................                58,916                 0.69          694,502,073                7.12
$15,000.01 to $20,000.00......................                 9,325                 0.11          156,582,981                1.61
$20,000.01 to $25,000.00......................                 2,019                 0.02           44,436,059                0.46
$25,000.01 to $30,000.00......................                   632                 0.01           17,111,085                0.18
$30,000.01 to $35,000.00......................                   274                 0.00            8,774,712                0.09
$35,000.01 to $40,000.00......................                   112                 0.00            4,190,686                0.04
$40,000.01 to $45,000.00......................                    67                 0.00            2,843,619                0.03
$45,000.01 to $50,000.00......................                    33                 0.00            1,571,977                0.02
$50,000.01 and over...........................                    51                 0.00            3,949,575                0.04
                                                   -----------------    -----------------    -----------------    -----------------
TOTAL.........................................             8,517,114               100.00%      $9,754,329,392              100.00%
                                                   =================    =================    =================    =================




                           Composition by Credit Limit
                              Securitised Portfolio

                                                                          Percentage of
                                                    Total Number of      Total Number of                            Percentage of
Credit Limit Range                                     Accounts             Accounts         Total Receivables    Total Receivables
-----------------------------------                -----------------    -----------------    -----------------    -----------------
Less than $5,000.00...........................             5,737,719                67.37%      $3,550,352,336                36.40%
$5,000.01 to $10,000.00.......................             1,974,103                23.18        3,522,997,275                36.12
$10,000.01 to $15,000.00......................               543,308                 6.38        1,798,721,150                18.44
$15,000.01 to $20,000.00......................               193,329                 2.27          586,507,984                 6.01
$20,000.01 to $25,000.00......................                41,479                 0.49          166,561,871                 1.71
$25,000.01 to $30,000.00......................                15,802                 0.19           61,590,172                 0.63
$30,000.01 to $35,000.00......................                 7,270                 0.09           35,522,596                 0.36
$35,000.01 to $40,000.00......................                 1,446                 0.02            8,398,308                 0.09
$40,000.01 to $45,000.00......................                 1,380                 0.02            9,613,627                 0.10
$45,000.01 to $50,000.00......................                   583                 0.01            5,447,231                 0.06
$50,000.01 and over...........................                   695                 0.01            8,616,842                 0.09
                                                   -----------------    -----------------    -----------------    -----------------
TOTAL.........................................             8,517,114               100.00%      $9,754,329,392               100.00%
                                                   =================    =================    =================    =================


                           Composition by Account Age
                              Securitised Portfolio


                                                                        Percentage of
                                                  Total Number of      Total Number of                             Percentage of
Account Age                                          Accounts              Accounts         Total Receivables    Total Receivables
 -----------------------------                  ------------------    ------------------   ------------------    ------------------
Not more than 2 Years.......................             1,245,685                14.63%   $    1,178,432,715                 12.08%
Over 2 Years to 4 Years.....................             1,102,321                 12.94        1,160,674,307                 11.90
Over 4 Years to 8 Years.....................             1,810,457                 21.26        1,908,461,212                 19.57
Over 8 Years to 12 Years....................             1,270,942                 14.92        1,198,338,702                 12.29
Over 12 Years to 16 Years...................               931,716                 10.94        1,377,029,619                 14.12
Over 16 Years to 20 Years...................               808,899                  9.50        1,166,112,612                 11.95
Over 20 Years...............................             1,347,094                 15.82        1,765,280,225                 18.10
                                                ------------------    ------------------   ------------------    ------------------
TOTAL.......................................             8,517,114               100.00%   $    9,754,329,392                100.00%
                                                ==================    ==================   ==================    ==================




                       Geographic Distribution of Accounts
                              Securitised Portfolio


                                                                        Percentage of
                                                  Total Number of      Total Number of                             Percentage of
Region                                               Accounts              Accounts         Total Receivables    Total Receivables
 -----------------------------                  ------------------    ------------------   ------------------    ------------------
London......................................             2,938,805                 34.50%  $    3,595,813,966                 36.86%
Central Midlands............................             1,042,966                 12.25        1,142,177,199                 11.71
Lancashire..................................               709,807                  8.33          824,490,450                  8.45
East........................................               601,116                  7.06          655,494,414                  6.72
Yorkshire...................................               549,187                  6.45          621,142,900                  6.37
South.......................................               556,675                  6.54          604,524,051                  6.20
Wales.......................................               564,373                  6.63          590,675,460                  6.06
Northeast...................................               367,388                  4.31          411,253,846                  4.22
West Country................................               286,823                  3.37          293,611,393                  3.01
Scotland....................................               222,433                  2.61          303,235,228                  3.11
Southwest...................................               145,629                  1.71          166,942,392                  1.71
Southeast...................................               123,663                  1.45          145,854,590                  1.50
Border Regions..............................                93,952                  1.10           98,588,374                  1.01
Northern Ireland............................                51,036                  0.60           65,748,174                  0.67
Other.......................................                59,592                  0.70           69,527,187                  0.71
Non UK......................................               203,669                  2.39          165,249,767                  1.69
                                                ------------------    ------------------   ------------------    ------------------
TOTAL.......................................             8,517,114                100.00%  $    9,754,329,392                100.00%
                                                ==================    ==================   ==================    ==================




                           Composition by Product Line
                              Securitised Portfolio


                                                                        Percentage of
                                                  Total Number of      Total Number of                             Percentage of
Product                                              Accounts              Accounts         Total Receivables    Total Receivables
 -----------------------------                  ------------------    ------------------   ------------------    ------------------
Classic Visa................................             5,902,944                 69.31%  $    6,633,860,699                 68.01%
Mastercard..................................             2,027,774                 23.81        1,468,560,343                 15.06
Platinum....................................               387,784                  4.55        1,413,746,165                 14.49
Premier.....................................                89,591                  1.05          117,489,000                  1.20
Gold Visa...................................                41,504                  0.49           79,673,803                  0.82
Other.......................................                67,517                  0.79           40,999,381                  0.42
                                                ------------------    ------------------   ------------------    ------------------
TOTAL.......................................             8,517,114                100.00%  $    9,754,329,392                100.00%
                                                ==================    ==================   ==================    ==================


                              Maturity Assumptions



     The Series 99-1 Supplement to the declaration of trust and trust cash management agreement will provide that the MTN issuer will not receive distributions of principal collections on the Class A Investor Interest, for payment of principal on the class A MTN, until the series 99-1 scheduled redemption date or earlier if a Pay Out Event results in the start of the Regulated Amortisation Period or the Rapid Amortisation Period. The MTN issuer will also not begin to receive distributions of principal collections on the Class B Investor Interest, for payment of principal on the class B MTN, until the final payment of principal on the class A MTN has been made, and will not begin to receive distributions of principal collections on the Class C Investor Interest, for payment of principal on the class C MTN, until the final payment of principal on the class B MTN has been made.


     On each transfer date during the Controlled Accumulation Period, an amount equal to the Controlled Deposit Amount will be deposited in the Principal Funding Account until the balance of the Principal Funding Account equals the Investor Interest. Although it is anticipated that principal collections will be available on each transfer date during the Controlled Accumulation Period to make a deposit of the Controlled Deposit Amount and that the Investor Interest will be paid to the MTN issuer on the series 99-1 scheduled redemption date, allowing the MTN issuer to fully redeem each class of the MTNs outstanding, no assurance can be given that sufficient principal collections will be available. If the amount required to pay the Investor Interest in full is not available on the series 99-1 scheduled redemption date, a Series 99-1 Pay Out Event will occur and the Rapid Amortisation Period will begin.

     If a Regulated Amortisation Trigger Event occurs during the Controlled Accumulation Period, the Regulated Amortisation Period will begin. If any other Pay Out Event occurs during the Controlled Accumulation Period, the Rapid Amortisation Period will begin. In each case, any amount on deposit in the Principal Funding Account will be paid to the MTN issuer for the Investor Interest on the first interest payment date relating to the Regulated Amortisation Period or the Rapid Amortisation Period. In addition, to the extent that the Investor Interest for each class has not been distributed in full, the MTN issuer will be entitled to monthly distributions of principal collections during the Rapid Amortisation Period equal to the Available Investor Principal Collections until first the Class A Investor Interest, then the Class B Investor Interest and then the Class C Investor Interest have been distributed in full or, during the Regulated Amortisation Period, an amount equal to the Controlled Deposit Amount until the Investor Interest for each class has been distributed in full. A Pay Out Event occurs, either automatically or after specified notice, after a Trust Pay Out Event or a Series 99-1 Pay Out Event occurs. See "The Receivables Trust: Trust Pay Out Events" and "Series 99-1: Series 99-1 Pay Out Events". If a Series 99-1 Pay Out Event occurs, it will automatically trigger an early redemption event under the medium term notes.

     The following table presents the highest and lowest cardholder monthly payment rates for the bank portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown. These are calculated as a percentage of total opening receivables balances during the periods shown. The payment rates are based on amounts which would be deemed principal collections and finance charge collections for the related accounts.


                        Cardholder Monthly Payment Rates
                                 Bank Portfolio




                               Quarter Ended                                       Year Ended 31 December
                   --------------------------------------    ------------------------------------------------------------------
                 30 September     30 June       31 March
                     1999           1999          1999          1998          1997          1996          1995          1994
                   ----------    ----------    ----------    ----------    ----------    ----------    ----------    ----------
Lowest Month..       25.00%        22.01%        24.57%        25.09%        26.64%        29.27%        30.34%        30.55%
Highest Month.       26.08%        27.97%        28.94%        31.02%        36.47%        39.13%        34.75%        36.37%
Monthly Average      25.62%        25.40%        26.89%        28.80%        32.01%        33.03%        32.94%        34.04%


     Collections may vary from month to month due to:

       *     seasonal variations;

       *     promotional offerings -- such as payment holidays;

       *     general economic conditions; and

       *     payment habits of individual cardholders.

     There is no guarantee that the future monthly payment rates for the securitised portfolio will be similar to the historical experience set forth in the table above or that there will be enough principal collections to deposit the Controlled Deposit Amount into the Principal Funding Account each month to fully redeem your notes by the series 99-1 scheduled redemption date. If a Pay Out Event occurs, the average life and maturity of your notes could be significantly reduced, since you may start receiving principal distributions before the series 99-1 scheduled redemption date.

     Because there may be a slowdown in the payment rate below the payment rates used to determine the Controlled Deposit Amount or a Pay Out Event may occur which would start the Rapid Amortisation Period or the Regulated Amortisation Period, there is no guarantee that the actual number of months elapsed from the closing date to the final distribution date for your notes will equal the expected number of months. As described under "Series 99-1:
Postponement of Controlled Accumulation Period", if the servicer shortens the Controlled Accumulation Period there is no guarantee that there will be enough time to accumulate all amounts necessary to fully pay the Investor Interest on the series 99-1 scheduled redemption date. See "Risk Factors: Principal on Your Notes May Be Paid Earlier Than Expected Creating a Reinvestment Risk to You or Later Than Expected".



                        Receivables Yield Considerations


        The gross revenues from finance charges and fees billed to accounts in the portfolio of credit and charge card accounts for each of the calendar years ended 31 December, 1998, 31 December, 1997, 31 December, 1996, 31 December, 1995, 31 December, 1994 and for each of the three months ended 31 March, 1999, 30 June, 1999 and 30 September, 1999, are presented in the following table.

        The historical yield figures in the following table are calculated on an accrual basis. Collections of receivables included in the receivables trust will be on a cash basis and may not be the same as historical yields set forth in the table. During periods of increasing delinquencies or an increase in periodic payment deferral programmes, accrual yields may exceed cash amounts accrued and billed to cardholders. Conversely, as delinquencies decrease or the use of periodic payment deferral programmes decreases, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. However, the transferor believes that during the periods referred to in the table set forth below, the yield on an accrual basis closely approximated the yield on a cash basis. The yield on both an accrual and a cash basis will be affected by many factors, including the monthly periodic finance charges on the receivables, the amount of the annual fees and other fees, changes in the delinquency rate on the receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges. For example, the transferor could change the monthly interest rate applied to the accounts or reduce or eliminate fees on the accounts. See "Risk Factors: A Change in the Terms of the Receivables May Adversely Affect the Amount or Timing of Collections and May Cause an Early Redemption or a Downgrade of Your Notes".

     The following table sets forth the revenue for the bank portfolio of card accounts. The revenue is comprised of monthly periodic finance charges, card fees, annual fees and interchange. These revenues vary for each account based on the type and volume of activity for each account. See "Barclaycard and the Barclaycard Card Portfolio".

                                Yield Experience
                                Bank Portfolio(1)




                                                        Quarter Ended
                                   --------------------------------------------------------
                                     30 September
                                         1999            30 June 1999       31 March 1999
                                   ----------------    ----------------    ----------------
Accrued finance charges              $1,458,857,084      $1,432,869,747      $1,462,740,870
 and fees(2)(3)..................
Average receivables
 outstanding(4)..................    $9,939,601,739      $9,379,117,500      $8,943,070,232
Yield from finance
 charges and fees(5).............            14.68%              15.28%              16.36%
Yield from interchange(6)........             3.03%               3.06%               2.93%
                                   ----------------    ----------------    ----------------
Yield from finance charges
 fees and interchange............            17.71%              18.34%              19.28%



                                                                        Year ended 31 December
                                   ------------------------------------------------------------------------------------------------

                                         1998                1997                1996                1995                1994
                                   ----------------    ----------------    ----------------    ----------------    ----------------
Accrued finance charges              $1,422,798,428      $1,251,325,492      $1,150,098,564      $1,048,564,748        $874,940,096
 and fees(2)(3)..................
Average receivables
 outstanding(4)..................    $8,226,003,597      $7,175,924,182      $6,592,008,620      $5,950,392,038      $5,176,315,073
Yield from finance
 charges and fees(5).............            17.30%              17.44%              17.45%              17.62%              16.90%
Yield from interchange(6)........             3.39%               3.78%               3.94%               4.05%               4.26%
                                   ----------------    ----------------    ----------------    ----------------    ----------------
Yield from finance charges
 fees and interchange............            20.68%              21.22%              21.38%              21.67%              21.16%



(1)  All percentage data are presented on an annualised basis.
(2) Finance charges and fees are comprised of monthly periodic finance charges, annual fees and other card fees.

(3) Accrued finance charges and fees are presented net of adjustments made pursuant to Barclaycard's normal servicing procedures.
(4) Average receivables outstanding is the average monthly receivable balance during the periods indicated.
(5) Yield from finance charges and fees is the result of dividing the annualised accrued finance charges and fees by the average receivables outstanding for the period.
(6) Yield from Interchange is the result of dividing annualised revenue attributable to interchange received during the period by the average receivables outstanding for the period.


     Revenues vary for each account based on type and volume of activity for each account. See "Barclaycard and the Barclaycard Portfolio".

                             The Receivables Trust

General Legal Structure



     The receivables trust is a trust formed under English law by the receivables trustee as trustee and Barclays as trust cash manager, initial transferor beneficiary and excess interest beneficiary. The receivables trust has been declared for the financings described in this prospectus. The terms and conditions of the receivables trust are contained in the declaration of trust dated 1 November, 1999 as it will be amended and restated by the declaration of trust and trust cash management agreement, which will be governed by English law. This section will describe to you the material terms of the receivables trust and declaration of trust and trust cash management agreement. The terms of the declaration of trust and trust cash management agreement may be varied or added to by executing a supplement -- but only for the series of investor certificates issued under the supplement. A precondition to the receivables trustee entering into a supplement is obtaining confirmation from the rating agencies that entering into the supplement will not result in any rating agency withdrawing or downgrading its rating of any debt that is ultimately secured by the receivables in the receivables trust. Under the declaration of trust and trust cash management agreement, the receivables trustee will hold all of the receivables trust's property on trust for:



       * the initial transferor beneficiary and the excess interest beneficiary as the initial beneficiaries of the trust; and

       * for any other person who may become an additional transferor beneficiary or additional beneficiary of the trust as allowed by the declaration of trust and trust cash management agreement.

     Other than the excess interest beneficiary and the transferor beneficiary, the two categories of beneficiary are:

       * an investor beneficiary, which may include any investor beneficiary subordinate to another investor beneficiary as a provider of credit enhancement; or

       * an enhancement provider for a series of investor certificates, if provided for in the supplement for that series.

     The excess interest beneficiary and the initial transferor beneficiary will be the initial beneficiaries of the receivables trust. Any subsidiary of the initial transferor that, with the prior written consent of all existing beneficiaries of the receivables trust, accedes to the receivables securitisation agreement as an additional transferor will upon its accession become an additional transferor beneficiary of the receivables trust.

     By making payments to the receivables trustee as a contribution to the receivables trust's property, as set out in the declaration of trust and trust cash management agreement, other persons can form a series of the receivables trust. These persons are called additional beneficiaries. When payment is made, the additional beneficiaries will be given a certificate evidencing a beneficial interest in the receivables trust to show that they are an investor. This process is called an acquisition and the certificate is called an investor certificate. When an acquisition takes place a notice will be given that will list the parties to the acquisition and anyone who is providing credit enhancement for the series of investor certificates, called an enhancement provider. A new supplement to the declaration of trust and trust cash management agreement will govern each new series of the receivables trust that is created.

     Two types of acquisition may be made:

       * The transferor beneficiary, upon receiving payment from a new series of additional beneficiaries, may direct the receivables trustee to trade the certificate it holds showing its entitlement to the receivables trust's property -- called the "transferor certificate" -- for a new series of investor certificates and a reissued transferor certificate evidencing the transferor's reduced beneficial entitlement to the receivables trust's property. This is known as a "transferor acquisition".
             Series 99-1 will be the first series of investor certificates issued by the receivables trust and will be created by a transferor acquisition occurring on the closing date.

       * The second type of acquisition which may be made is an investor acquisition where, if the supplement permits, an investor beneficiary together with the transferor beneficiary may direct the receivables trustee to trade their investor certificates and the transferor certificate for one or more new investor certificates and a reissued transferor certificate. The supplement for series 99-1 does not permit for an investor acquisition.

     The receivables trustee will authenticate and deliver a series of investor certificates only when it has first received:

             * a supplement signed by the parties to the new series, including the receivables trustee and the transferor beneficiary, specifying the principal terms of the series;


             * the credit enhancement, if any, and any agreement by which an enhancement provider agrees to provide credit enhancement -- series 99-1 has subordination as credit enhancement and will not have an enhancement provider or an enhancement agreement;

             * a solvency certificate from the transferor and any additional transferors;

             * written confirmation from the rating agencies that the proposed acquisition will not result in the reduction or withdrawal of their ratings on any notes issued by the issuer or any other issuer of further series of notes that is ultimately secured by the receivables in the receivables trust -- called "related beneficiary debt";

             * written confirmation from each additional beneficiary and enhancement provider, if any, that:

                    (1) its usual place of abode is in the United Kingdom and it will be liable for United Kingdom corporation tax for all amounts regarded as interest for UK tax purposes received by it under the transactions contemplated by the series of investor certificates; or

                    (2) it is a bank, as defined for purposes of Section 349(3)(a) of the Income and Corporation Taxes Act 1988, and it will be liable for United Kingdom corporation tax for all amounts regarded as interest for UK tax purposes received by it under the series of investor certificates;

             * the existing transferor certificate and, if it is an investor acquisition, the applicable investor certificates;

             * an officer's certificate provided by the transferor certifying either:

                    (1)    that:

                           * each class of related beneficiary debt issued as part of the acquisition and described in the related supplement will be rated in one of the three highest rating categories by at least one rating agency recognised in the United Kingdom;

                           * each investor beneficiary -- other than any enhancement provider -- will have associated with it, either directly or indirectly, a class of related beneficiary debt; and

                           * the enhancement for each series will be provided by any combination of subordination, a letter of credit, a cash collateral loan, a surety bond, an insurance policy, or a spread or reserve account funded from excess finance charge collections ultimately reverting to the excess interest beneficiary to the extent not utilised as enhancement, but through no other means; or

                    (2) it has determined that, based on legal advice, the acquisition is in the best interests of the transferor beneficiary and its affiliates.

     Each supplement to the declaration of trust and trust cash management agreement will specify the principal terms for its series of investor certificates, including the accumulation period or amortisation period for the payment of principal. For each series these may be of different lengths and begin on different dates. Enhancement is specific to each series and will be held and used by the receivables trustee only for the benefit of the relevant series. Certain series may be subordinated to other series, and classes within a series may have different priorities. Whether or not a series or class is subordinated will be set out in the related supplement. Series 99-1 will not be subordinate to any other series, but will have classes of investor certificates that are subordinated to other classes of investor certificates. There will be no limit on the number of acquisitions that may be performed.

     The receivables trustee will not be able to arrange for additional supplements without obtaining the consent of all the beneficiaries constituting each existing series. Even if the receivables trustee receives all these consents, no acquisition will be effective unless the rating agencies confirm that the additional supplement will not result in the reduction or withdrawal of their rating of any related beneficiary debt.

The Receivables Trust's Property

     The property of the receivables trust will include all present and future receivables arising under all MasterCard and VISA credit and charge card accounts of Barclaycard's individual cardholders that have not been identified as non-designated accounts and that are denominated in pounds sterling with a billing address within England, Wales, Scotland, Northern Ireland or a permitted additional jurisdiction or a restricted additional jurisdiction. We refer to these accounts as the "designated accounts". See "The Receivables:
Representations". The receivables will be assigned to the receivables trustee under the receivables securitisation agreement between Barclaycard as transferor and the receivables trustee. The receivables securitisation agreement will be governed by English law. Occasionally some accounts may be removed from the pool of designated accounts. These accounts we refer to in this prospectus as the "redesignated accounts".

     The transferor is required to ensure that any of Barclaycard's credit and charge card accounts that are to be excluded from the offer to the receivables trustee under the receivables securitisation agreement or that are to be removed from the pool of designated accounts are identified on its computer system prior to the date of offer or the date of removal.

     The property of the receivables trust will also include:

       * all monies due in payment of the receivables under designated accounts from time to time;

       * all proceeds of the receivables and proceeds of any guarantees and insurance policies for the receivables -- to the extent that they are capable of assignment -- including proceeds of disposals by the receivables trustee of charged-off receivables to Barclaycard;

       *     the benefit of any Acquired Interchange; see "The Receivables:
             Interchange";

       * all monies on deposit in the Trust Accounts -- including any permitted investments in which the monies are invested but excluding investment earnings on these monies;


       * any credit enhancement for the benefit of any series or class of beneficiary;


       * all monies provided by beneficiaries of the receivables trust to fund the purchase of receivables, until these monies are applied as intended; and

     The receivables are divided into eligible receivables and ineligible receivables. Each investor beneficiary, the excess interest beneficiary and the transferor beneficiary are beneficially entitled to interests in the pool of eligible receivables.

     The transferor beneficiary is beneficially entitled to the entire pool of ineligible receivables and is solely entitled to all collections of ineligible receivables.


     The total principal amount of the interest of the investor beneficiary in a series is called the "investor interest" of that series and reflects the total amount of the proportional entitlement to principal receivables allocated to that series.


     The total amount of the transferor beneficiary in the receivables trust is called the "Transferor Interest" and is based on the total amount of the proportional entitlement to principal receivables not allocated to each outstanding series.


General Entitlement of Beneficiaries to Trust Property

     The transferor beneficiary and each investor beneficiary will acquire undivided interests in the receivables trust by making payments in favour of the receivables trustee. Some of the receivables trust's property that will constitute credit enhancement may be specified as being the beneficial entitlement of particular beneficiaries or particular series only. The beneficiaries of the receivables trust are each beneficially entitled to share in the receivables trust's property and each beneficiary, other than an enhancement provider, has or will acquire interests in the pool of eligible receivables -- called the "Eligible Receivables Pool". See "Series 99-1" for a description of the beneficial entitlement of the issuer to receivables and for a description of the manner in which collections will be allocated to the issuer.

     The beneficial entitlement of Barclaycard as the excess interest beneficiary to the property of the receivables trust at any time is called the "Excess Interest". The Excess Interest consists of a beneficial entitlement to the finance charge collections and Acquired Interchange for each monthly period which can be allocated to any series after finance charge collections are allocated to each beneficiary forming part of that series or group of series, if applicable, and have been used to make payments to the enhancement provider, if it is not a beneficiary. These payments will include amounts deemed to represent finance charge collections as stated in the supplement for the series.

     To understand the beneficial entitlement of the transferor beneficiary and each additional transferor beneficiary you have to understand the definition of "Transferor Percentage". The Transferor Percentage is the percentage equal to 100 per cent. less the sum of the applicable Investor Percentages of each outstanding series.

     The aggregate beneficial entitlement of the transferor beneficiary at any time consists of the following:

       * the Transferor Percentage of eligible principal receivables; the Transferor Percentage is calculated for this purpose using the Floating Investor Percentage as the Investor Percentage of each series;

       * the Transferor Percentage of finance charge receivables; the Transferor Percentage is calculated for this purpose using the Floating Investor Percentage as the Investor Percentage for each series;

       *     all ineligible receivables; and

       * all monies held in the Trust Accounts that represent investment earnings on permitted investments made using monies deposited in those Trust Accounts, unless something else is provided for in the supplement; the supplement for series 99-1 does not provide for something else.

     "Permitted investments" means the following:

       * demand or time deposits, certificates of deposit and other short-term unsecured debt obligations at or of any institution that has unsecured and unguaranteed debt obligations of A-1+ and P-1 by Standard & Poor' and Moody's; and

       * short-term unsecured debt obligations -- including commercial paper -- issued or guaranteed by any body corporate whose unsecured and unguaranteed debt obligations are A-1+ and P-1 by Standard & Poor's and Moody's.

     The aggregate beneficial entitlement of the transferor beneficiary to any other trust property at any time is equal to the proportion that the Transferor Interest bears to the amount of eligible principal receivables at that time. The initial transferor beneficiary's and each additional transferor beneficiary's entitlement to the aggregate beneficial entitlement of the transferor beneficiary will be equal to its proportionate share described in the transferor certificate.


Allocation and Application of Collections


     Initially, the following accounts will be opened by the receivables trustee at 1234 Pavillion Drive, Northampton, NN4 7SG, England:


       * a collection account called the "Trustee Collection Account", which is where principal collections and finance charge collections are credited; and

       * the acquisition account called the "Trustee Acquisition Account", which is where amounts are credited that can be used to purchase beneficial interests in receivables for the investor or transferor beneficiaries.

     The Trustee Acquisition Account, the Trustee Collection Account and any additional bank accounts of the receivables trust that the receivables trustee may open for particular beneficiaries are collectively called "Trust Accounts". The receivables trustee will have legal title to the funds on deposit in each Trust Account.


     Collections from cardholders for designated accounts and cardholders for other card accounts of Barclaycard are initially paid to Barclaycard's bank accounts before being cleared on a same-day basis to a bank account called the "Barclaycard Operating Account". Initially, the Barclaycard Operating Account will be held by Barclaycard at its branch located at 1234 Pavillion Drive, Northampton NN4 7SG, England. The transferor has declared a trust over the Barclaycard Operating Account.



     All money in the Barclaycard Operating Account will be held on trust for the receivables trustee and transferred to the Trustee Collection Account within two business days after processing. All money in the Trustee Collection Account will be treated as collections from receivables of designated accounts unless it has been incorrectly paid into the account. Incorrect payments will be deducted from the appropriate collections on the business day on which the error is notified to the receivables trustee.



     Amounts incorrectly categorised as principal collections of eligible receivables but which are really collections of ineligible receivables will be given back to the transferor beneficiary, after making adjustments for errors but before allocating amounts of principal collections that are property of the receivables trust. The receivables trustee will treat all money deposited in the Trustee Collection Account as property of the receivables trust unless notified otherwise by the trust cash manager.


     The Eligible Receivables Pool and the Transferor Interest are increased or decreased, as applicable, to account for the errors made.

     Eligible principal receivables in defaulted accounts are allocated between the transferor beneficiary and each series of investor certificates in accordance with their respective beneficial entitlements to the property of the receivables trust at the time the account becomes a defaulted account. Credit adjustments for principal receivables are allocated to the transferor beneficiary as a reduction of the Transferor Interest until the Transferor Interest reaches zero. Ineligible principal receivables in defaulted accounts reduce the transferor's interest in ineligible receivables -- called the "Transferor Ineligible Interest" -- until it reaches zero.

     Collections that are property of the receivables trust are categorised as:

       *     principal collections;

       *     finance charge collections; or

       *     ineligible collections.

     If a Discount Percentage is nominated by the transferor, the Discount Percentage of principal collections will be treated as finance charge collections. The transferor has no current intention to nominate a Discount Percentage. See "The Receivables: Discount Option Receivables".

     If the related supplement says so, each series will also be entitled to a portion of Acquired Interchange. Series 99-1 will be allocated a portion of Acquired Interchange as described in "Series 99-1". To the extent that any Acquired Interchange is not allocated to any series, it will be allocated to the transferor beneficiary.

     Each series will be entitled to receive varying percentages of principal collections, finance charge collections and receivables in defaulted accounts. Each of these percentages is called an "Investor Percentage". The transferor beneficiary will be entitled to its applicable Transferor Percentage of principal collections and finance charge collections and receivables in defaulted accounts. The excess interest beneficiary is entitled to finance charge collections allocated to a series that are:

       * not allocated to any other beneficiary, whether or not a member of that series; or

       * any enhancement provider, as set out in the supplement relating to that series.

     Each supplement will set out, for its series, the entitlement of each investor beneficiary to principal collections, finance charge collections and Acquired Interchange.

     The transferor may fulfil any obligation to make payments to the receivables trustee for principal receivables for which it has breached a warranty by:

       *     reducing the Transferor Interest -- but not below zero; and

       *     increasing the Transferor Ineligible Interest.

     However, if the Transferor Interest would be reduced below zero, the transferor must make a similar payment in immediately available funds to the receivables trustee under the declaration of trust and trust cash management agreement and the receivables securitisation agreement.

     The receivables trustee will pay the trust cash management fee to the trust cash manager from payments made by the beneficiaries and this amount will be deducted from the transferor beneficiary's and each series' portion of the finance charge collections.

     The receivables trustee will transfer money daily from the Trustee Collection Account in the following priority:

(1) the amount of any incorrect payments notified to the receivables trustee not previously allocated as collections, to the Barclaycard Operating Account, after which the transferor beneficiary will own the money absolutely;


(2) the amount of ineligible collections notified to the receivables trustee not previously allocated as principal collections, to a bank account opened in the name of the transferor to deposit the cash proceeds of the purchase price of the receivables, called the "Barclaycard Proceeds Account", after which the transferor beneficiary will own the money absolutely;


(3) the total amount of principal collections allocated to the investor interest of any outstanding series, minus the Investor Cash Available for Acquisition of that series, from the Principal Collections Ledger to the account specified in the supplement for that series;

(4) the total amount of Investor Cash Available for Acquisition and Transferor Cash Available for Acquisition needed on that day from the ledger of the Trustee Collection Account for principal collections -- called the "Principal Collections Ledger", to the Trustee Acquisition Account;

(5) the Transferor Percentage of finance charge collections and the amount of Acquired Interchange deposited in the Trustee Collection Account not allocated to the investor interest of any outstanding series, from the ledger of the Trustee Collection Account for finance charge collections -- called the "Finance Charge Collections Ledger", to the Barclaycard Proceeds Account, or as the transferor beneficiary may direct, after which the money will be owned by the transferor beneficiary absolutely; and

(6) each finance charge amount and all Acquired Interchange allocable to any outstanding series, from the Finance Charge Collections Ledger to any account that may be specified in the supplement for that series.


Acquiring  Additional   Entitlements  to   Trust  Property   and  Payments   for
Receivables

     To understand what a revolving period is, see "Series 99-1: Allocation, Calculation and Distribution of Principal Collections to the MTN Issuer".

     During the revolving period for a series, the receivables trustee will use the portion of principal collections allocated to the investor beneficiaries of that series and which is available to fund the acquisition of the beneficial entitlement to receivables to pay for the purchase of the beneficial entitlement to receivables that are eligible. These available principal collections are called "Investor Cash Available for Acquisition". No Investor Cash Available for Acquisition will be used to fund ineligible receivables.

     On any day a series may be allocated more money for acquisitions than is needed to purchase existing or future receivables that are eligible and available for a series to fund. In that case, that series will use the excess Investor Cash Available for Acquisition to acquire available Transferor Interest from the transferor beneficiary and, if allowed under its supplement, investor interest from other designated series. Any money left over will be used to fund acquisitions on subsequent business days.

     The transferor beneficiary will fund the amount payable by the receivables trustee for all the existing and future receivables that all series are unable to fund plus the amount of any ineligible receivables that need to be funded. Consequently, the amount payable by the receivables trustee to the transferor for all existing and future receivables it is purchasing on any business day will be funded first by the series to the extent of all of the Investor Cash Available for Acquisition and then by the transferor beneficiary to the extent of the Transferor Cash Available for Acquisition. "Transferor Cash Available for Acquisition" for any day means an amount equal to the Transferor Percentage of principal collections processed on that day.

     On each business day the beneficial interest of each series in the Eligible Receivables Pool:

       * will be decreased by the amount of principal collections allocated to that series that constitutes Investor Cash Available for Acquisition; and

       * will be increased by the amount of Investor Cash Available for Acquisition used by the receivables trustee to pay for existing and future receivables and the amount of Investor Cash Available for Acquisition allocated to the Transferor Interest or the investor interest of other series to increase the proportion of the beneficial interest of that series.

             These changes will not effect the beneficial entitlement of:

       * any beneficiary to monies credited to any Trust Account to which it is beneficially entitled; or

       * any series to monies credited to any Trust Account to which the beneficiaries constituting that series are together beneficially entitled.

     On each business day after making all adjustments, the beneficial interest of the transferor beneficiary in the Eligible Receivables Pool:

       * will be decreased by the amount of principal collections and Investor Cash Available for Acquisition allocated to the transferor beneficiary; and

       * will be increased by the amount of Transferor Cash Available for Acquisition and the increase in the Transferor Interest resulting from the decrease described in the prior bullet point.

     However, any change in the beneficial interest of the transferor beneficiary in the Eligible Receivables Pool will not affect the beneficial entitlement of the transferor beneficiary to money credited to any Trust Account to which it is beneficially entitled.

     The investor interest of each series and the beneficial interest in the receivables trust of each additional beneficiary will increase or decrease as described in the related supplement.

     On each business day, after making all adjustments, the Transferor
Interest:

       * will be decreased by the amount of Transferor Cash Available for Acquisition not used to pay for new receivables and Investor Cash Available for Acquisition transferred to the transferor beneficiary by credit to the Barclaycard Proceeds Account; and

       * will be increased by the purchase price payable to the transferor by the receivables trustee to be funded by the transferor beneficiary.

     These changes will not affect the beneficial entitlement of the transferor beneficiary to money credited to any Trust Account to which it is beneficially entitled.

     Other adjustments to the Transferor Interest are explained in "The Receivables Trust: Allocation and Application of Collections".


Non-Petition Undertaking of Beneficiaries

     Each beneficiary of the receivables trust, including Barclaycard as transferor beneficiary and excess interest beneficiary, the transferor, the trust cash manager and any successor trust cash manager, by entering into a supplement, will agree with the receivables trustee for itself and as trustee that it will not attempt to take any action or legal proceedings for the winding up, dissolution or re-organisation of, or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, sequestrator or similar officer for, any investor beneficiary, the receivables trustee or the receivables trust. These parties will also agree not to seek to enforce any judgements against any of those persons.


Trust Pay Out Events


     The following is a list of what we refer to in this prospectus as the "Trust Pay Out Events":


(1) the transferor consents or takes any corporate action to appoint a receiver, administrator, administrative receiver, liquidator, trustee or similar officer of it or over all or substantially all of its revenues and assets;

(2) proceedings are started against the transferor under any applicable liquidation, insolvency, composition or re-organisation or similar laws for its winding up, dissolution, administration or re-organisation and the proceedings are not discharged within 60 days, or a receiver, administrator, administrative receiver, liquidator, trustee or similar officer of it or relating to all or substantially all of its revenues and assets is legally and validly appointed and is not discharged within 14 days;

(3) a duly authorised officer of the transferor admits in writing that the transferor beneficiary or excess interest beneficiary is unable to pay its debts when they fall due within the meaning of Section 123(1) of the Insolvency Act 1986 or the transferor makes a general assignment for the benefit of or a composition with its creditors or voluntarily suspends payment of its obligations to generally readjust or reschedule its debt;

(4) the transferor cannot transfer receivables in the designated accounts to the receivables trust in the manner described in the receivables securitisation agreement;

(5) the transferor stops being either a resident in the United Kingdom for tax purposes or liable for United Kingdom corporation tax; or

(6)    either:

       * a change in law or its interpretation or administration results in the receivables trustee becoming liable to make any payment on account of tax -- other than stamp duty payable in the United Kingdom for the transfer of receivables under the receivables securitisation agreement; or


       * any tax authority asserts a tax liability or takes other actions against Barclays or any of its subsidiaries in relation to the transaction which would have an adverse affect on them which is more than trivial, if Barclays obtains an opinion of counsel stating that the tax liability would be due. This event will be treated as occuring when Barclays, as transferor beneficiary, gives written notice of it to the receivables trustee.


     The Trust Pay Out Events in paragraphs (1), (2) and (3) are called "Insolvency Events". If an Insolvency Event occurs, a pay out event will occur for each series, each beneficiary within a series and for the transferor beneficiary. If any other Trust Pay Out Event occurs, a pay out event will occur for each series and each beneficiary within a series. Trust Pay Out Events will occur without any notice or other action on the part of the receivables trustee or any beneficiary, as soon as the event happens.

     A "Pay Out Event" for series 99-1 means a Trust Pay Out Event or one of the events listed in "Series 99-1: Series 99-1 Pay Out Events".

     After an Insolvency Event, future receivables, other than finance charge receivables accruing for principal receivables that have been assigned to the receivables trustee, will no longer be assigned to the receivables trustee. The receivables trustee will not be obligated or entitled to accept any more offers of receivables after an Insolvency Event. Finance charge receivables accruing on principal receivables that have been assigned to the receivables trustee before the Insolvency Event will still be part of the receivables trust's property and finance charge collections from them will continue to be allocated and applied as set out in the declaration of trust and trust cash management agreement and each supplement.

     The receivables trustee will notify each beneficiary if an Insolvency Event occurs and will dispose of the receivables on commercially reasonable terms, unless within 60 days of that notice beneficiaries representing more than 50 per cent. of the investor interest of every series, both the transferor beneficiary and the excess interest beneficiary -- in each case, if not subject to an Insolvency Event -- and every other person identified in any supplement disapproves of the liquidation of the receivables and wishes to continue with the receivables trustee accepting offers and purchasing receivables under the receivables securitisation agreement. Money from this sale will be treated as collections on the receivables and will be distributed in accordance with the provisions of the declaration of trust and trust cash management agreement and each supplement. See "Series 99-1".


Termination of the Receivables Trust

     If the receivables trust has not already been dissolved after an Insolvency Event, then, the transferor beneficiary can instruct the receivables trustee to dissolve the receivables trust on any day on which:

       * the total amount of all of the investor interests for each series is reduced to zero;

       * there are no finance charge collections or other trust property allocated to any beneficiaries other than the transferor beneficiary or the excess interest beneficiary; and

       * no beneficiary is committed to fund payments to the transferor for purchases of receivables by the receivables trust.

     After the receivables trust is dissolved, all of the receivables trust's property will be controlled by the transferor beneficiary as residual beneficiary, and the receivables securitisation agreement will be terminated.

     For the purposes of Section 1 of the Perpetuities and Accumulations Act 1964, the duration of the perpetuity period for the receivables trust's property will be a period ending not later than 80 years from the date of execution of the declaration of trust and trust cash management agreement. Any property of the receivables trust after this period will vest in the current beneficiaries in accordance with their entitlements to the receivables trust's property at that date.


Amendments to the Declaration of Trust and Trust Cash Management Agreement


     The declaration of trust and trust cash management agreement may be amended with the prior consent of each beneficiary. No amendment will be effective unless each rating agency then rating the notes has confirmed that the amendment will not result in a reduction or withdrawal of its then current rating of any outstanding related beneficiary debt.


     No investor beneficiary will consent to any proposed amendment unless instructed to do so by noteholders holding in total not less than two thirds of the medium term notes then outstanding of each outstanding series adversely affected. The investor beneficiary may not consent to any proposed amendment that would:

       * reduce or delay required distributions to any investor beneficiary for the affected series;

       * change the definition or the manner of calculating the investor interest, the Investor Percentage or the investor default amount of the affected series or any class of the affected series; or

       * reduce the percentage required to consent to any amendment unless instructed to do so by all the noteholders of the medium term notes then outstanding of the affected series.


Disposals

     Beneficiaries may not transfer or dispose of their beneficial entitlements in the receivables trust or create any encumbrance over its beneficial entitlement, except that:


       * the transferor beneficiary or the excess interest beneficiary may dispose of the Transferor Interest or the Excess Interest by transferring all or substantially all of its properties and assets to any person, if that person also expressly assumes the duties and obligations of the transferor, the transferor beneficiary and the excess interest beneficiary under the relevant documents; after the transfer, the new person will be the person used to determine if an Insolvency Event has occurred;


       * the transferor beneficiary or the excess interest beneficiary may transfer or create any encumbrance over the whole or any part of the Transferor Interest or the Excess Interest with the consent of investor beneficiaries representing in total more than one-half of the total investor interest of each series; however, the rating agencies must first confirm that the transfer or encumbrance will not result in a downgrade or withdrawal of its rating of any outstanding related beneficiary debt; and

       * any beneficiary -- except for the transferor beneficiary or the excess interest beneficiary -- may transfer all or any part of their beneficial entitlement or grant an encumbrance over their beneficial entitlement with the prior written consent of the transferor beneficiary, which consent will not be unreasonably withheld; however, the receivables trustee must first receive confirmation in writing from the person to whom the transfer will be made or for whom the encumbrance will be granted or created, that it complies with the criteria referred to in the prerequisites to the completion of an acquisition as referred to in "-- General Legal Structure" above.


     The receivables trustee will, upon the direction of all of the beneficiaries, be authorised to reassign to Barclaycard the beneficial interest in defaulted receivables for a purchase price equal to the amount received or recovered, if any, by Barclaycard from those defaulted receivables less the fees, costs and expenses incurred by Barclaycard in the recovery of that amount.



Trustee Payment Amount

     The receivables trustee will be paid its fees, costs and expenses -- including, value added tax on the sums it incurs, any expense incurred from being indemnified under the declaration of trust and trust cash management agreement -- out of the property of the receivables trust allocated to the investor beneficiaries. The receivables trustee will be paid monthly in arrears on each transfer date the amounts certified by the trust cash manager to the receivables trustee by the end of any monthly period as being due to it for that monthly period. This payment is called the "Trustee Payment Amount". The allocation of the Trustee Payment Amount to series 99-1 and to the MTN issuer is described in "Series 99-1: Trustee Payment Amount".

               Servicing of Receivables and Trust Cash Management

General -- Servicing


     Barclaycard will be appointed on the closing date by the beneficiaries of the receivables trust as initial servicer under the terms of the beneficiaries servicing agreement. Any additional transferor beneficiary or beneficiary must accede to the beneficiaries servicing agreement. The servicer will service and administer the receivables and request and receive payments on the receivables using its usual procedures and practices for servicing credit and charge card receivables comparable to the receivables in the designated accounts. The servicer has full power and authority, acting alone or through any other party properly designated, to undertake all actions concerning the management of the receivables it considers necessary or desirable.



     The servicer's duties will include carrying out all servicing, administration and management functions in relation to the receivables and, insofar as the interests of the beneficiaries are affected, the designated accounts in accordance with Barclaycard's policies and procedures from time to time and in accordance with normal market practice, so far as consistent with Barclaycard's policy and procedures. These functions will include:



       * carrying out valuations of receivables on designated accounts for the purpose of determining whether any receivables should be charged off as uncollectible;



       * ensuring that the interests of the beneficiaries are taken into account in making decisions regarding the granting of credit to obligors;



       * on its own behalf, preparing and keeping its own records as regards all of these matters, including in particular but without limitation, the matters referred to in the first two bullet points above;



       * monitoring payments by obligors and notifying obligors of overdue payments; and



       *     crediting and debiting obligors' accounts as appropriate.



     The servicer will at all times be required to take all practicable steps to:



       * ensure that payments made to the transferor by obligors are received into the Barclaycard operating account;



       * identify any funds in the Barclaycard operating account which are required to be transferred to the trustee collection account for the benefit of the beneficiaries; and



       *     ensure that such funds are so transferred when required.


     The servicer will not resign from its obligations and duties as servicer under the beneficiaries servicing agreement unless its performance is no longer permitted under applicable law and there is no reasonable action that it can take to remedy the situation. The servicer's resignation will not be effective until a successor servicer has been properly appointed. Barclaycard, as initial servicer, performs account processing and administration in-house, but has subcontracted some cardholder payment processing services, which are undertaken on Barclaycard's behalf by Great Universal Stores Home Shopping Ltd. See "Barclaycard and the Barclaycard Card Portfolio: Description of Great Universal Stores Home Shopping Ltd.".

     The servicer will indemnify each investor beneficiary and the receivables trust against all reasonable loss, liability, expense, damage or injury caused by the servicer's fraud, willful misconduct or gross negligence in performing its servicing functions. However, the servicer will not indemnify any investor beneficiary:

       * if any acts or omissions are caused by the negligence, fraud or willful misconduct of that investor beneficiary or its agents;

       * for any liabilities, costs or other expenses of the receivables trust for any action taken by the receivables trustee at the request of any investor beneficiary of any series to which that investor beneficiary belongs;

       * for any loss or other claims that are incurred by them acting in their capacity as beneficiaries, including those resulting from defaulted accounts; or

       * for any liabilities or other costs arising under any tax law or any penalties or interest caused by a failure to comply with any tax law, payable by it in connection with the beneficiaries servicing agreement to any tax authority.

     The directors, officers and other employees and agents of the servicer and the servicer itself will not be under any liability to the receivables trustee, the receivables trust, the investor beneficiaries, any enhancement provider or any other person under the beneficiaries servicing agreement or under any other document delivered pursuant to the beneficiaries servicing agreement, except in the case of intentional wrongdoing, bad faith or gross negligence in performing its duties under the beneficiaries servicing agreement.

     Any person into which the servicer may be merged or consolidated, or any person succeeding to or acquiring the business of the servicer in whole or in part, after executing a supplemental agreement to the beneficiaries servicing agreement and the delivery of a legal opinion, will become the successor to the servicer or co-servicer with the servicer under the beneficiaries servicing agreement.

General -- Trust Cash Management


     Barclaycard will be appointed on the closing date by the receivables trustee as initial trust cash manager under the terms of the declaration of trust and trust cash management agreement. The trust cash manager will carry out cash management functions in relation to the receivables on behalf of the receivables trustee.


     The trust cash manager's duties will include but are not confined to:

       *     making calculations on the allocations of receivables; and

       * advising the receivables trustee to transfer money between the Trust Accounts and to make withdrawals and payments from the Trust Accounts as set forth in the declaration of trust and trust cash management agreement.

     The trust cash manager will not resign from its obligations and duties as trust cash manager under the declaration of trust and trust cash management agreement unless its performance is no longer permitted under applicable law and there is no reasonable action that it can take to remedy the situation. The trust cash manager's resignation will not be effective until a successor trust cash manager has been properly appointed.


     The trust cash manager will indemnify the receivables trustee and the receivables trust against all reasonable loss, liability, expense, damage or injury caused by its fraud, willful misconduct or gross negligence in performing its cash management functions. However, the trust cash manager will not indemnify the receivables trustee:


       * if any acts or omissions are caused by the negligence, fraud or willful misconduct of the receivables trustee or its agents;

       * for any liabilities, costs or other expenses of the receivables trust for any action taken by the receivables trustee at the request of any investor beneficiary of any series to which that investor beneficiary belongs; or

       * for any liabilities or other costs of it or the receivables trust arising under any tax law or any penalties or interest caused by a failure to comply with any tax law, payable by it or the receivables trust in connection with the declaration of trust and trust cash management agreement to any tax authority.

     The directors, officers and other employees and agents of the trust cash manager and the trust cash manager itself will not be under any liability to the receivables trustee or the receivables trust or any other person under the declaration of trust and trust cash management agreement except in the case of intentional wrongdoing, bad faith or gross negligence in performing its duties under the declaration of trust and trust cash management agreement.

     Any person into which the trust cash manager may be merged or consolidated, or any person succeeding to or acquiring the business of the trust cash manager in whole or in part, after executing a supplemental agreement to the trust and cash management agreement and the delivery of a legal opinion, will become the successor to the trust cash manager or co-trust cash manager under the declaration of trust and trust cash management agreement.


Servicing and Trust Cash Manager Compensation

     The servicer is entitled to receive a fee from the beneficiaries for each monthly period. This fee is called the "servicing fee" and is payable monthly on each transfer date, to the extent that those monies are available. Any amounts payable in respect of servicing fee will be inclusive of VAT, if any. The servicing fee will be equal to one-twelfth of the product of:

       * the weighted average of the percentages specified in each supplement as being the series servicing fee percentage for each outstanding series -- weighted by the investor interest for each series; and

       * the average daily total outstanding face amount of principal receivables during that monthly period.

     The share of the servicing fee payable by the receivables trustee to the servicer for series 99-1 on any transfer date is called the "investor servicing fee" and will be equal to:

       *     one-twelfth of the product of:

             (1)    0.75 per cent.; or

             (2) another percentage agreed with the investor beneficiaries as long as Barclaycard is the servicer provided that the rating agencies confirm in writing that the new percentage will not cause them to reduce or withdraw their then current rating on any related beneficiary debt; and

       * the Adjusted Investor Interest as of the last day of the monthly period before that transfer date.


     On the first transfer date, after the closing date, the investor servicing fee will be L480,581.00.


     The balance of the servicing fee not payable by series 99-1 or any other series will be payable by the transferor and is called the "transferor servicing fee". If the servicer is also the transferor beneficiary in any monthly period, the transferor servicing fee for that monthly period will not be paid.


     The trust cash manager is entitled to receive a fee from the receivables trustee for each monthly period. This fee is called the "trust cash management fee" and is payable monthly on each transfer date, to the extent that those monies have been received. Any amounts payable for the trust cash manager fee will be inclusive of VAT, if any. The trust cash management fee will be equal to one-twelfth of the product of the sum of the annual fees in each supplement as being the investor trust cash management fees for each series.



     The share of the trust cash management fee for which series 99-1 agrees to indemnify the receivables trustee to the trust cash manager for series 99-1 on any transfer date is called the "investor trust cash management fee" and will be equal to one-twelfth of L6,000.00. The trust cash management fee can be any other amount that the receivables trustee may agree to as long as Barclaycard is the trust cash manager provided that the rating agencies confirm in writing that the new amount will not cause them to reduce or withdraw their then current rating on any related beneficiary debt.



     On the first transfer date, after the closing date, the investor trust cash management fee will be L633.00.


     The balance of the trust cash management fee not payable by series 99-1 or any other series will be payable by the transferor and is called the "transferor trust cash management fee". If the trust cash manager is also the transferor beneficiary in any monthly period, the transferor trust cash management fee for that monthly period will not be paid.

     The investor servicing fee allocable to the MTN issuer for each class of medium term notes on any transfer date will be equal to one-twelfth of the product of:

       *     the floating allocation for the relevant class;

       *     0.75 per cent.; and

       * the Adjusted Investor Interest as of the last day of the prior monthly period.

     The investor servicing fee so allocated to the class A MTN, the class B MTN and the class C MTN will be called the "class A servicing fee", the "class B servicing fee" and the "class C servicing fee", respectively.

     The investor trust cash management fee allocable to the MTN issuer for each class of medium term notes on any transfer date will be equal to one-twelfth of the product of:

       *     the floating allocation for the relevant class; and

       *     the investor trust cash management fee.

     The investor trust cash management fee so allocated to the class A MTN, the class B MTN and the class C MTN will be called the "class A cash management fee", the "class B cash management fee" and the "class C cash management fee".


Termination of Appointment of Servicer

     The appointment of the transferor as servicer under the beneficiaries servicing agreement and the appointment of any person as joint servicer or to replace anyone then acting as the servicer -- called a "successor servicer" -- will terminate when a servicer default occurs.

     "Servicer default" means any one of the following events:

(1) failure on the part of the servicer duly to observe or perform in any respect any other covenant or agreement of the servicer contained in the beneficiaries servicing agreement, or any other relevant documents, that has a material adverse effect on the interests of the investor beneficiaries of any outstanding series; this failure will constitute a servicer default only if it remains unremedied and continues to have a material adverse effect on the interests of the investor beneficiaries for 60 days after the receipt of a notice of the failure is given; the notice of failure will be given by either (1) the receivables trustee to the servicer, or (2) the investor beneficiaries to the receivables trustee and the servicer; if the notice is given by the investor beneficiaries it will be on the instruction of a group of holders of medium term notes representing more than fifty per cent. of the total face value of the medium term notes outstanding of any outstanding series adversely affected;

(2) delegation by the servicer of its duties under the beneficiaries servicing agreement to any other entity, except as permitted by the beneficiaries servicing agreement;

(3) any relevant representation, warranty or certification made by the servicer in the beneficiaries servicing agreement or in any certificate delivered under the beneficiaries servicing agreement was incorrect when made, which has a material adverse effect on the interests of the investor beneficiaries of any outstanding series; this failure will only be a servicer default if it remains unremedied and continues to have a material adverse effect on the interests of the investor beneficiaries for 60 days after the receipt of a notice of the failure is given; the notice of the failure will be given by either (1) the receivables trustee to the servicer, or (2) the investor beneficiaries to the receivables trustee and the servicer; if the notice is given by the investor beneficiaries it will be on the instruction of holders of MTNs representing more than fifty per cent. of the total face value of the MTNs outstanding of any outstanding series adversely affected;

(4)    any of the following:

       * the servicer agrees to or takes any corporate action to appoint a receiver, administrative receiver, trustee or similar officer of it or of substantially all of its revenues and assets; or

       * an order of the court is made for its winding-up, dissolution, administration or re-organisation that has remained in force undischarged or unstayed for 60 days; or

       * a receiver, administrative receiver, trustee or similar officer of it or all of its revenues and assets, is appointed; and

(5)    any of the following:

       * a duly authorised officer of the servicer admits in writing that the servicer is unable to pay its debts as they fall due within the meaning of Section 123(1) of the Insolvency Act 1986; or

       * the servicer makes a general assignment for the benefit of or a composition with its creditors or it voluntarily suspends payment of its obligations with a view to the general readjustment or rescheduling of its indebtedness.

     In the case of (1), (2) or (3) above the grace period will be 60 business days. The grace period is the extra number of days before a servicer default can be called, allowing the servicer to remedy a servicer default that has been caused by so-called acts of God or uncontrollable circumstances. These circumstances are called force majeure events and are listed in the beneficiaries serving agreement.

     Within two business days after the servicer becomes aware of any servicer default, the servicer must notify the beneficiaries, each rating agency, the security trustee and any enhancement provider as soon as possible in writing. The beneficiaries must give each rating agency notice of any removal of the servicer or appointment of a successor servicer.


     Investor beneficiaries acting on the instructions of holders of medium term notes representing in total more than two-thirds of the total face value of medium term notes then outstanding of each series adversely affected by any default by the servicer or the transferor in the performance of its obligations under the beneficiaries servicing agreement and any other relevant documents, may waive the default unless it is a failure to make any required deposits, or payments of interest or principal for the adversely affected series.

     After the servicer receives a termination notice and a successor servicer is appointed, the duties of acting as servicer of the receivables under the beneficiaries servicing agreement will pass from the then servicer to the successor servicer. The beneficiaries servicing agreement contains the requirements for the transfer of the servicing role, including the transfer of authority over collections, the transfer of electronic records and the disclosure of information.


     After it receives a termination notice, the servicer will continue to act as servicer until agreed by it and the beneficiaries. The beneficiaries must try to appoint a successor servicer that is an eligible servicer.



     If the receivables trustee cannot appoint a successor servicer and the servicer delivers a certificate that says it cannot in good faith cure the servicer default, then the receivables trustee will start the process of selling the receivables. The beneficiaries will notify any enhancement providers of the proposed sale of the receivables by the receivables trustee to a third party and will provide each enhancement provider an opportunity to bid on purchasing the receivables.


     The proceeds of the sale will be deposited in the Trust Accounts for distribution to the beneficiaries as set out in the declaration of trust and trust cash management agreement and the series supplements.

     An "eligible servicer" means an entity that, when it is servicer:

       * is servicing a portfolio of consumer revolving credit or charge card accounts or other consumer credit accounts;

       * is legally qualified and has the capacity to service the designated accounts;

       * is qualified or licensed to use the software that the servicer is then currently using to service the designated accounts or obtains the right to use, or has its own, software that is adequate to perform its duties under the beneficiaries servicing agreement; and

       * has, in the opinion of each rating agency, demonstrated the ability to service, professionally and competently, a portfolio of similar accounts in accordance with customary standards of skill and care.


Termination of Appointment of Trust Cash Manager

     The appointment of the transferor as trust cash manager under the declaration of trust and trust cash management agreement and the appointment of any person as joint trust cash manager or to replace anyone then acting as the trust cash manager -- called a "successor cash manager" -- will terminate when a trust cash manager default occurs.

     "Trust cash manager default" means any one of the following events:

(1) any failure by the trust cash manager to direct the making of any payment, transfer or deposit or to give instructions or notice to the receivables trustee pursuant to an agreed schedule of collections and allocations; any failure by the trust cash manager to advise the receivables trustee to make any required drawing, withdrawal, or payment under any credit enhancement; these events will be considered failures if they do not happen within five business days after the date that they were supposed to happen under the terms of the declaration of trust and trust cash management agreement or any other relevant document;

(2) failure on the part of the trust cash manager duly to observe or perform in any respect any other covenant or agreement of the trust cash manager contained in the declaration of trust and trust cash management agreement, or any other relevant documents, that has a material adverse effect on the interests of the investor beneficiaries of any outstanding series; this failure will constitute a servicer default only if it remains unremedied and continues to have a material adverse effect on the interests of the investor beneficiaries for 60 days after the receipt of a notice of the failure is given; the notice of the failure will be given by either (1) the receivables trustee to the trust cash manager, or (2) the investor beneficiaries to the receivables trustee and the trust cash manager; if the notice is given by the investor beneficiaries it will be on the instruction of a group of holders of medium term notes representing more than fifty per cent. of the total face value of the medium term notes outstanding of any outstanding series adversely affected;

(3) delegation by the trust cash manager of its duties under the declaration of trust and trust cash management agreement to any other entity, except as permitted by the declaration of trust and trust cash management agreement;

(4) any relevant representation, warranty or certification made by the trust cash manager in the declaration of trust and trust cash management agreement or in any certificate delivered under the declaration of trust and trust cash management agreement was incorrect when made, which has a material adverse effect on the interests of the investor beneficiaries of any outstanding series; this failure will only be a trust cash manager default if it remains unremedied and continues to have a material adverse effect on the interests of the investor beneficiaries for 60 days after the receipt of a notice of the failure is given; the notice of the failure will be given by either (1) the receivables trustee to the trust cash manager, or (2) the investor beneficiaries to the receivables trustee and the trust cash manager; if the notice is given by the investor beneficiaries it will be on the instruction of holders of medium term notes representing more than fifty per cent. of the total face value of the medium term notes outstanding of any outstanding series adversely affected;

(5)    any of the following:

       * the trust cash manager agrees to or takes any corporate action to appoint a receiver, administrator, administrative receiver, liquidator, trustee or similar officer of it or of all of its revenues and assets; or

       * an order of the court is made for its winding-up, dissolution, administration or re-organisation that has remained in force undischarged or unstayed for 60 days; or

       * a receiver, administrator, administrative receiver, liquidator, trustee or similar officer of it or all of its revenues and assets is appointed; and

(6)    any of the following:

       * a duly authorised officer of the trust cash manager admits in writing that the trust cash manager is unable to pay its debts as they fall due within the meaning of Section 123(1) of the Insolvency Act 1986; or

       * the trust cash manager makes a general assignment for the benefit of or a composition with its creditors it voluntarily suspends payment of its obligations with a view to the general readjustment or rescheduling of its indebtedness.

     In the case of (1) above the grace period will be 10 business days and in the case of (2), (3) or (4) above it will be 60 business days. The grace period is the extra number of days before a trust cash manager default will be effective, allowing the trust cash manager to remedy a trust cash manager default that has been caused by so-called acts of God or uncontrollable circumstances. These circumstances are called force majeure events and are listed in the declaration of trust and trust cash management agreement.

     Within two business days after the trust cash manager becomes aware of any trust cash manager default, the trust cash manager must notify the receivables trustee, each rating agency, each investor beneficiary and any enhancement provider as soon as possible in writing. The receivables trustee must give each investor beneficiary and rating agency notice of any removal of the trust cash manager or appointment of a successor cash manager. The receivables trustee must give each rating agency notice of any removal of the trust cash manager.

     Investor beneficiaries acting on the instructions of holders of medium term notes representing in total more than two-thirds of the total face value of medium term notes then outstanding of each series adversely affected by any default by the trust cash manager or the transferor in the performance of its obligations under the declaration of trust and trust cash management agreement and any other relevant documents, may waive the default unless it is a failure to make any required deposits, or payments of interest or principal, for the adversely affected series.

     After the trust cash manager receives a termination notice and a successor cash manager is appointed, the duties of acting as trust cash manager of the receivables under the declaration of trust and trust cash management agreement will pass from the then trust cash manager to the successor cash manager. The declaration of trust and trust cash management agreement contains the requirements for the transfer of the cash management role, including the transfer of authority over collections, the transfer of electronic records and the disclosure of information.

     After it receives a termination notice, the trust cash manager will continue to act as trust cash manager until a date agreed by the receivables trustee and the trust cash manager. The receivables trustee must try to appoint a successor cash manager that is an eligible trust cash manager.

     If the receivables trustee cannot appoint a successor cash manager and the trust cash manager delivers a certificate that says it cannot in good faith cure the trust cash manager default, then the receivables trustee will start the process of selling the receivables. The receivables trustee will notify each enhancement provider of the proposed sale of the receivables by the receivables trustee to a third party and will provide each enhancement provider an opportunity to bid on purchasing the receivables.

     The proceeds of the sale will be deposited in the Trust Accounts for distribution to the beneficiaries as set out in the declaration of trust and trust cash management agreement and the series supplements.

     An "eligible trust cash manager" means an entity that, when it is trust cash manager:

       * is legally qualified and has the capacity to carry out the cash management functions as set forth in the declaration of trust and trust cash management agreement;

       * is qualified or licensed to use the software that the trust cash manager is then currently using to carry out cash management of the receivables or obtains the right to use, or has its own, software that is adequate to perform its duties under the declaration of trust and trust cash management agreement; and

       * has, in the opinion of each rating agency, demonstrated the ability to professionally and competently act as a cash manager with customary standards of skill and care.

                                  Series 99-1

General


     The MTN issuer will be an investor beneficiary of the receivables trust and a member of series 99-1. Series 99-1 will be constituted on the closing date by a series supplement that is called the "Series 99-1 Supplement". The parties to the Series 99-1 Supplement are the receivables trustee and Barclaycard as the transferor beneficiary, the excess interest beneficiary, the trust cash manager and the transferor and:


       * the MTN issuer as the beneficiary of the class entitled to the Class A Investor Interest -- called "Class A";

       * the MTN issuer as the beneficiary of the class entitled to the Class B Investor Interest -- called "Class B"; and

       * the MTN issuer as the beneficiary of the class entitled to the Class C Investor Interest -- called "Class C".

     The MTN issuer will become the first investor beneficiary by making the following payments to the receivables trustee on the closing date:


       * for Class A, L546,345,000; we call this the "Class A Initial Investor Interest";




       * for Class B, L30,352,500; we call this the "Class B Initial Investor Interest"; and



       * for Class C, L30,352,500; we call this the "Class C Initial Investor Interest".


     The MTN issuer will receive an investor certificate for each class. These certificates will be evidence of the initial investor beneficial interests for series 99-1 in the receivables trust and will be governed by English law.

     The MTN issuer will confirm the following in the Series 99-1 Supplement:

       * that its usual place of abode is within the United Kingdom for the purpose of Section 349 of the Income and Corporation Taxes Act 1988; and


       * that it has a business establishment -- as defined for the purposes of the Value Added Tax Act 1994 -- in the United Kingdom that is either its only business establishment or is its business establishment at which the services received by it as contemplated in the declaration of trust and trust cash management agreement and any related document will be most directly used.



     Series 99-1 will be included in group one and will not be subordinated to any other investor beneficiary or series. See "-- Shared Principal Collections" for the ramifications of series 99-1 being included in group one.

Beneficial Entitlement of the MTN Issuer to Trust Property

     In order to understand the beneficial entitlement of the MTN issuer to the property of the receivables trust you will need to understand the following definitions.

     The "Class A Floating Allocation", the "Class B Floating Allocation" and the "Class C Floating Allocation" will each be calculated the same way and will be equal to, for each class and for each monthly period, the following fraction expressed as a percentage:

             The Adjusted Investor Interest for the relevant class
             -----------------------------------------------------
                           Adjusted Investor Interest

where these amounts are calculated on the close of business on the last day of the monthly period prior to the transfer date.

     The floating allocation for each class for the first monthly period will be calculated as follows:

              The initial investor interest for the relevant class
              ----------------------------------------------------
                           Initial Investor Interest


     "Class A Investor Interest" means, at any time, an amount equal to:


       (1)   the Class A Initial Investor Interest, minus

       (2) the total principal payments made to the MTN issuer on the class A investor certificates from the property of the receivables trust, minus

       (3) the total amount of Class A Investor Charge-Offs for all prior transfer dates, plus

       (4) the total amount of any reimbursements of Class A Investor Charge-Offs on all prior transfer dates.

     The Class A Investor Interest, however, may not be reduced below zero.

     "Class A Adjusted Investor Interest" means, at any time, an amount equal to the Class A Investor Interest minus the balance on deposit in the Principal Funding Account, but not more than the Class A Investor Interest.

     "Class A Investor Charge-Off" means a reduction in the Class A Investor Interest on any transfer date by the amount, if any, by which the Class A Investor Default Amount exceeds the total amount of Class A Available Funds, Excess Spread, Reallocated Class B Principal Collections, Reallocated Class C Principal Collections, the Class C Investor Interest and the Class B Investor Interest, in each case, available and allocated on that transfer date to fund the Class A Investor Default Amount.

     "Adjusted Investor Interest" means the sum of the Class A Adjusted Investor Interest, the Class B Adjusted Investor Interest and the Class C Adjusted Investor Interest.

     "Investor Interest" means the sum of the Class A Investor Interest, the Class B Investor Interest and the Class C Investor Interest.

     "Initial Investor Interest" means L607,050,000. This equals the sum of the Class A Initial Investor Interest, the Class B Initial Investor Interest and the Class C Initial Investor Interest.

     "Class B Investor Interest" means, at any time, an amount equal to:

       (1)   the Class B Initial Investor Interest, minus

       (2) the total principal payments made to the MTN issuer on the class B investor certificates from the property of the receivables trust, minus

       (3) the total amount of Class B Investor Charge-Offs for all prior transfer dates, minus

       (4) the total amount of Reallocated Class B Principal Collections allocated on all prior transfer dates that have been used to fund the Class A Required Amount, excluding any Reallocated Class B Principal Collections that have resulted in a reduction in the Class C Investor Interest, minus

       (5) an amount equal to any reductions in the Class B Investor Interest on all prior transfer dates to fund the Class A Investor Default Amount, plus

       (6) the total amount of Excess Spread allocated and available on all prior transfer dates to reimburse amounts deducted under (3), (4) and (5) above.

     The Class B Investor Interest, however, may not be reduced below zero.


     "Class B Adjusted Investor Interest" means, at any time, an amount equal to the Class B Investor Interest minus the balance on deposit in the Principal Funding Account in excess of the Class A Investor Interest, but not more than the Class B Investor Interest.

     "Class B Investor Charge-Off" means a reduction in the Class B Investor Interest on any transfer date by the amount, if any, by which the Class B Investor Default Amount exceeds the total amount of Excess Spread, Reallocated Class C Principal Collections and the Class C Investor Interest, in each case available and allocated on that transfer date to fund the Class B Investor Default Amount.



     "Class C Investor Interest" means, at any time, an amount equal to:


       (1)   the Class C Initial Investor Interest, minus

       (2) the total principal payments made to the MTN issuer on the class C investor certificates from the property of the receivables trust, minus

       (3) the total amount of Class C Investor Charge-Offs for all prior transfer dates, minus

       (4) the total amount of Reallocated Class B Principal Collections allocable to the Class C Investor Interest and Reallocated Class C Principal Collections on all prior transfer dates that have been used to fund the Class A Required Amount and the Class B Required Amount, minus

       (5) any reductions in the Class C Investor Interest on all prior transfer dates to fund the Class A Investor Default Amount and the Class B Investor Default Amount, plus

       (6) the total amount of Excess Spread allocated and available on all prior transfer dates to reimburse amounts deducted under (3), (4) and (5) above.

     The Class C Investor Interest, however, may not be reduced below zero.

     "Class C Adjusted Investor Interest" means, at any time, an amount equal to the Class C Investor Interest minus the balance on deposit in the Principal Funding Account in excess of the sum of the Class A Investor Interest and the Class B Investor Interest, but not more than the Class C Investor Interest.

     "Class C Investor Charge-Off" means a reduction in the Class C Investor Interest on any transfer date by the amount, if any, by which the Class C Investor Default Amount exceeds the amount of Excess Spread available and allocated on that transfer date to fund the Class C Investor Default Amount.

     The beneficial entitlement of the MTN issuer as the investor beneficiary for series 99-1 to eligible principal receivables -- which includes principal collections that are the property of the receivables trust but excludes the amount on deposit in the Principal Funding Account -- is equal to the proportion that the Adjusted Investor Interest bears to the amount of eligible principal receivables assigned or purported to be assigned to the receivables trust at any time. However, the beneficial entitlement for each class will not exceed the Class A Adjusted Investor Interest, the Class B Adjusted Investor Interest or the Class C Adjusted Investor Interest at any time.


     The beneficial entitlement of the MTN issuer as the investor beneficiary for series 99-1 to finance charge collections during any monthly period is equal to the proportion that the floating allocation for each class bears to the Investor Percentage of finance charge collections for such monthly period credited to the Finance Charge Collections Ledger from time to time during that monthly period. However, the beneficial entitlement will not exceed the sum of the monthly required expense amount, the investor servicing fee, the investor trust cash management fee and the Investor Default Amount for any class of series 99-1 during any monthly period.


     The beneficial entitlement of the MTN issuer as the investor beneficiary for series 99-1 at any time to any other property of the receivables trust not separately held or segregated for any other beneficiary or series will be equal to the proportion that the Class A Adjusted Investor Interest, the Class B Adjusted Investor Interest or the Class C Adjusted Investor Interest bears to the amount of eligible principal receivables from time to time assigned or purported to be assigned to the receivables trust. The MTN issuer will not be entitled to the benefit of any credit enhancement for any class available only for any other beneficiary, series other than series 99-1 or classes within a series other than series 99-1, except to the extent it is an investor beneficiary for another series.

     The MTN issuer will be beneficially entitled to all monies held in any Trust Account other than:

       * the Trustee Collection Account -- except for the Distribution Ledger for each class; or

       *     the Trustee Acquisition Account;

that are expressly segregated by separate account or by ledger entry or otherwise, as allocated to the MTN issuer for each class.


Allocation, Calculation and Distribution of Finance Charge Collections to the MTN Issuer

     On each day on which collections are transferred to the Trustee Collection Account during the Revolving Period, the Controlled Accumulation Period and, if applicable, the Regulated Amortisation Period or the Rapid Amortisation Period, the receivables trustee will credit to the Finance Charge Collections Ledger for series 99-1 an amount calculated as follows:

     A x B

     Where:

       A     =      Floating Investor Percentage; and

       B     =      the total amount of finance charge collections processed on that date.

     "Floating Investor Percentage" means, for any monthly period, the following fraction expressed as a percentage:

                 A
       ---------------------
       The greater of B or C

     Where:

       A     =      the Adjusted Investor Interest;


       B     =      the total balance of eligible principal receivables in the receivables trust plus the Unavailable Principal
                    Collections standing to the credit of the Principal
                    Collections Ledger;


       C     =      the sum of the numerators used to calculate the floating
                    investor percentages for all outstanding series.

     These amounts will be calculated for any monthly period other than the first monthly period as of the last day of the prior monthly period. For the first monthly period, they will be calculated as of the closing date. The Floating Investor Percentage will never exceed 100 per cent.

     Notwithstanding the above, for a monthly period in which an addition date occurs, B in the fraction used to calculate the Floating Investor Percentage will be:


       * for the period from the first day of the monthly period to the addition date, the total balance of eligible principal receivables in the receivables trust plus the Unavailable Principal Collections standing to the credit of the Principal Collections Ledger at the close of business on the last day of the prior monthly period; and



       * for the period from the addition date through the last day of the monthly period, the total balance of eligible principal receivables in the receivables trust plus the Unavailable Principal Collections standing to the credit of the Principal Collections Ledger on the addition date -- taking into account the eligible principal receivables added to the receivables trust.


     If, in any monthly period the Investor Interest would be zero if the payments to be made on the distribution date in that monthly period were made on the last day of the prior monthly period, the Floating Investor Percentage will be zero.


Class A Investor Interest

     To understand the amount of finance charge collections distributable to the MTN issuer for Class A on any transfer date, you need to understand the following definitions and cash flows.

     The "Class A Monthly Required Expense Amount" for any transfer date will be the sum of the following items:

       * the Class A Trustee Payment Amount plus any unpaid Class A Trustee Payment Amount from previous transfer dates; see "-- Trustee Payment Amount";

       *     the MTN Issuer Costs Amount;

       *     the Class A Monthly Finance Amount;

       *     the Class A Deficiency Amount; and

       *     the Class A Additional Finance Amount.

     "Class A Monthly Finance Amount" means the amount calculated as follows:


   Days in Calculation Period     X     The interest rate on      X      The Class A Debt Amount
   --------------------------           the class A MTNs
    365 (366 in a leap year)


     "Class A Deficiency Amount" is the excess, if any, of the Class A Monthly Required Expense Amount for the prior transfer date -- disregarding for this purpose the Class A Trustee Payment Amount and the MTN Issuer Costs Amount -- over the funds allocable to Class A actually credited to the Class A Distribution Ledger for payment of the Class A Monthly Required Expense Amount on that transfer date.

     "Class A Additional Finance Amount" means the amount calculated as follows:

    Days in Calculation Period            The interest rate on              Any unpaid Class A
    --------------------------      X     the class A MTNs plus      X      Deficiency Amount on
     365 (366 in a leap year)             2.0 per cent.                     the prior transfer date


     The first "distribution date" or "interest payment date" will be 15 January, 2000 or, if that day is not a business day, the next business day after the 15th, and each subsequent distribution date or interest payment date will be the 15th day of each calendar month, or if that day is not a business day, the next business day after the 15th.

     "Calculation Period" means, for any distribution date, the period from and including the previous distribution date or, in the case of the first distribution date, from and including the closing date, to but excluding that distribution date.

     "Class A Debt Amount" means the Class A Initial Investor Interest minus the total principal payments made to the MTN issuer on the class A investor certificates from the property of the receivables trust. On the series 99-1 termination date, the Class A Debt Amount will be zero.

     "MTN Issuer Costs Amount" means the amounts certified by the security trustee as being required to pay the fees, costs and expenses of the MTN issuer accrued due and payable on a transfer date. This amount includes the fees, costs and expenses of the security trustee and any receiver appointed pursuant to the security trust deed, any fees, costs and expenses remaining unpaid from previous transfer dates together with any VAT payable on any of the above items, where relevant.

     "Class A Available Funds" for any monthly period equals the sum of the following amounts credited to the Finance Charge Collections Ledger for that monthly period:

       * the Class A Floating Allocation of finance charge collections allocated to series 99-1;

       * the Class A Floating Allocation of Acquired Interchange allocated to series 99-1;

       * for any monthly period during the Controlled Accumulation Period before payment in full of the Class A Investor Interest, the Principal Funding Investment Proceeds -- up to a maximum amount equal to the Class A Covered Amount; see "-- Principal Funding Account"; and

       *     any amounts withdrawn from the Reserve Account; see "-- Reserve
             Account".

     The amount of Acquired Interchange allocated to series 99-1 for any monthly period will be the product of the Acquired Interchange and the Floating Investor Percentage. This allocated Acquired Interchange will be credited to the Finance Charge Collections Ledger.

     On each transfer date, the receivables trustee will withdraw the Class A Available Funds from the Finance Charge Collections Ledger, and they will be distributed in the following order:

(1) the Class A Trustee Payment Amount plus any unpaid Class A Trustee Payment Amounts from prior transfer dates will be used by the receivables trustee to satisfy the Trustee Payment Amounts;

(2) the MTN Issuer Costs Amount will be credited to the Class A Distribution Ledger;

(3) the sum of the Class A Monthly Finance Amount, the Class A Deficiency Amount and the Class A Additional Finance Amount will be credited to the Class A Distribution Ledger;

(4) the class A servicing fee and class A cash management fee and any due and unpaid class A servicing fees or class A cash management fees from prior transfer dates will be distributed to the servicer or trust cash manager, as applicable;

(5) an amount equal to the Class A Investor Default Amount will be allocated to Class A and treated as a portion of Investor Principal Collections allocated to Class A and credited to the Principal Collections Ledger; and

(6) the balance -- called "Class A Excess Spread" -- will be part of Excess Spread and will be allocated as described in "-- Excess Spread".


     On each distribution date, all amounts credited to the Class A
Distribution Ledger for the amounts in (2) and (3) above will be deposited into the Series 99-1 Distribution Account and will be owned by the MTN issuer. The amount in (3) above is called the "Class A Monthly Distribution Amount".


     The "Series 99-1 Distribution Account" is a bank account in the name of the MTN issuer that will be used to deposit amounts distributed to the MTN issuer for the series 99-1 investor certificates from the receivables trust.

     The "Class A Distribution Ledger" is a ledger for Class A in the Trustee Collection Account.
See "-- Distribution Ledgers".

Class B Investor Interest

     To understand the amount of finance charge collections distributable to the MTN issuer for Class B on any transfer date, you need to understand the following definitions and cash flows.

     The "Class B Monthly Required Expense Amount" for any transfer date will be the sum of the following items:

       * the Class B Trustee Payment Amount plus any unpaid Class B Trustee Payment Amounts from previous transfer dates; see "-- Trustee Payment Amount";

       *     the Class B Monthly Finance Amount;

       *     the Class B Deficiency Amount; and

       *     the Class B Additional Finance Amount.

     "Class B Monthly Finance Amount" means the amount calculated as follows:


   Days in Calculation Period     X     The interest rate on      X      The Class B Debt Amount
   --------------------------           the class B MTNs
    365 (366 in a leap year)


     "Class B Deficiency Amount" is the excess, if any, of the Class B Monthly Required Expense Amount for the prior transfer date -- disregarding for this purpose the Class B Trustee Payment Amount -- over the funds allocable to Class B actually credited to the Class B Distribution Ledger for payment of the Class B Monthly Required Expense Amount on that transfer date.

     "Class B Additional Finance Amount" means the amount calculated as follows:

    Days in Calculation Period            The interest rate on              Any unpaid Class B
    --------------------------      X     the class B MTNs plus      X      Deficiency Amount on
     365 (366 in a leap year)             2.0 per cent.                     the prior transfer date


     "Class B Debt Amount" means the Class B Initial Investor Interest minus the total principal payments made to the MTN issuer on the class B investor certificates from the property of the receivables trust. On the series 99-1 termination date, the Class B Debt Amount will be zero.

     "Class B Available Funds" for any monthly period equals the sum of the following amounts credited to the Finance Charge Collections Ledger for that monthly period:

       * the Class B Floating Allocation of finance charge collections allocated to series 99-1; and

       * the Class B Floating Allocation of Acquired Interchange allocated to series 99-1.

     On each transfer date, the receivables trustee will withdraw the Class B Available Funds from the Finance Charge Collections Ledger, and they will be distributed in the following order:

       (1) the Class B Trustee Payment Amount plus any unpaid Class B Trustee Payment Amounts from prior transfer dates will be used by the receivables trustee to satisfy the Trustee Payment Amounts;

       (2) the sum of the Class B Monthly Finance Amount, the Class B Deficiency Amount and the Class B Additional Finance Amount will be credited to the Class B Distribution Ledger;

       (3) the class B servicing fee and class B cash management fee and any due and unpaid class B servicing fees and class B cash management fees from prior transfer dates will be distributed to the servicer or trust cash manager, as applicable; and

       (4) the balance -- called "Class B Excess Spread" -- will be part of Excess Spread and will be allocated as described in "-- Excess Spread".

     On each distribution date, all amounts credited to the Class B
Distribution Ledger for the amounts in (2) above -- called the "Class B Monthly Distribution Amount" -- will be deposited into the Series 99-1 Distribution Account and will be owned by the MTN issuer.

     The "Class B Distribution Ledger" is a ledger for Class B in the Trustee Collection Account. See
"-- Distribution Ledgers".


Class C Investor Interest

     To understand the amount of finance charge collections distributable to the MTN issuer for Class C on any transfer date, you need to understand the following definitions and cash flows.

     The "Class C Monthly Required Expense Amount" will be the sum of the following items:

       * the Class C Trustee Payment Amount plus any unpaid Class C Trustee Payment Amounts from previous transfer dates; see "-- Trustee Payment Amount";

       *     the Class C Monthly Finance Amount;

       *     the Class C Deficiency Amount; and

       *     the Class C Additional Finance Amount.

     "Class C Monthly Finance Amount" means the amount calculated as follows:


   Days in Calculation Period     X     The interest rate on      X      The Class C Debt Amount
   --------------------------           the class C MTNs
    365 (366 in a leap year)


     "Class C Deficiency Amount" is the excess, if any, of the Class C Monthly Required Expense Amount for the prior transfer date -- disregarding for this purpose the Class C Trustee Payment Amount -- over the funds allocable to Class C actually credited to the Class C Distribution Ledger for payment of the Class C Monthly Required Expense Amount on that transfer date.

     "Class C Additional Finance Amount" means the amount calculated as follows:

    Days in Calculation Period            The interest rate on              Any unpaid Class C
    --------------------------      X     the class C MTNs plus      X      Deficiency Amount on
     365 (366 in a leap year)             2.0 per cent.                     the prior transfer date


     "Class C Debt Amount" means the Class C Initial Investor Interest minus the total principal payments made to the MTN issuer on the class C investor certificates from the property of the receivables trust. On the series 99-1 termination date, the Class C Debt Amount will be zero.


     "Class C Available Funds" for any monthly period equals the sum of the following amounts credited to the Finance Charge Collections Ledger for that monthly period:

       * the Class C Floating Allocation of finance charge collections allocated to series 99-1; and

       * the Class C Floating Allocation of Acquired Interchange allocated to series 99-1.

     On each transfer date, the receivables trustee will withdraw the Class C Available Funds from the Finance Charge Collections Ledger, and they will be distributed in the following order:

(1) the Class C Trustee Payment Amount plus any unpaid Class C Trustee Payment Amounts from prior transfer dates will be used by the receivables trustee to satisfy the Trustee Payment Amounts;

(2) the class C servicing fee and class C cash management fee and any due and unpaid class C servicing fees or class C cash management fees from prior transfer dates will be distributed to the beneficiaries servicer or trust cash manager, as applicable; and

(3) the balance -- called "Class C Excess Spread" -- will be part of Excess Spread and will be allocated as described in "-- Excess Spread".

     The "Class C Distribution Ledger" is a ledger for Class C in the Trustee Collection Account. See "-- Distribution Ledgers".


Revolving Period

     The "Revolving Period" for series 99-1 is the period from the closing date to the start of the Controlled Accumulation Period or, if earlier, the start of the Rapid Amortisation Period or the Regulated Amortisation Period.

     During the Revolving Period, principal collections allocable daily to the Class A Investor Interest will be used by the receivables trustee as Shared
Principal  Collections  and,  to  the  extent   not  used  as  Shared  Principal
Collections, to make payments to the transferor:

       * to accept new offers of receivables made by the transferor to the receivables trustee, and

       * to make payments to the transferor for future receivables assigned by the transferor to the receivables trustee by offers that have already been made and accepted.

     Principal collections allocable to the Class B Investor Interest and the Class C Investor Interest will be used by the receivables trustee as described in the previous paragraph on the next following transfer date to the

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

extent not required to fund shortfalls for the Class A Investor Interest and -- for principal collections allocable to the Class C Investor Interest -- the Class B Investor Interest.


Controlled Accumulation Period


     The "Controlled Accumulation Period" for series 99-1 is the period scheduled to begin on the close of business on 31 October, 2001 and ending when the Investor Interest is paid in full, unless a Pay Out Event occurs and the Regulated Amortisation Period or the Rapid Amortisation Period begins. If the Regulated Amortisation Period or the Rapid Amortisation Period begins before the start of the Controlled Accumulation Period, there will not be a Controlled Accumulation Period for series 99-1. The start of the Controlled Accumulation Period may be delayed until no later than the close of business on 30 September, 2002. See "-- Postponement of Controlled Accumulation Period".


     During the Controlled Accumulation Period the principal collections allocated to the Investor Interest for series 99-1, up to the Controlled Deposit Amount, will be accumulated by the receivables trustee in a trust account called the "Principal Funding Account" for distribution to the MTN issuer as the investor beneficiary for Class A, Class B and Class C on the November 2002 distribution date -- called the "series 99-1 scheduled redemption date". Any principal collections allocated to the Investor Interest for series 99-1 over the amount that will be deposited in the Principal Funding Account will be used by the receivables trustee first as Shared Principal Collections and then to make payments to the transferor as described above under "-- Revolving Period".


     The "Controlled Deposit Amount" for any transfer date for the Controlled Accumulation Period or the Regulated Amortisation Period will be L50,587,500, which equals the Initial Investor Interest divided by 12, or for a Regulated Amortisation Period, if greater, may be an amount not exceeding 1/12 of the total sum of all investor interests of all series in group one -- except Companion Series -- that are scheduled to be in their revolving periods. If the start of the Controlled Accumulation Period is delayed as described in "-- Postponement of Controlled Accumulation Period", the Controlled Deposit Amount will be greater than L50,587,500. This higher amount will be determined by the servicer based on the principal payment rates on the designated accounts and on the investor interests of series in group one -- except Companion Series -- that are scheduled to be in their revolving periods. In any case, during the Controlled Accumulation Period, the Controlled Deposit Amount will be the amount that, if deposited in the Principal Funding Account on each transfer date for the Controlled Accumulation Period, will cause the balance of the Principal Funding Account to equal the Investor Interest on the series 99-1 scheduled redemption date. The Controlled Deposit Amount for any transfer date will include the amount of any shortfall in payment of the Controlled Deposit Amount for the previous transfer date.



Regulated Amortisation Period

     A "Regulated Amortisation Period" will start on the day, if there is one, that any of the following Series 99-1 Pay Out Events occur, each of which we refer to as a "Regulated Amortisation Trigger Event":

       * the average Portfolio Yield for any three consecutive monthly periods is less than the average Expense Rate for those periods or, on any determination date before the end of the third monthly period from the closing date, the Portfolio Yield is less than the average Expense Rate for that period; or

       *     Either:

             (1) over any period of thirty consecutive days, the Transferor Interest averaged over that period is less than the Minimum Transferor Interest for that period and the Transferor Interest does not increase on or before the tenth business day following that thirty day period to an amount so that the average of the Transferor Interest as a percentage of the Average Principal Receivables for such thirty day period, computed by assuming that the amount of the increase of the Transferor Interest by the last day of that ten business day period, as compared to the Transferor Interest on the last day of the thirty day period, would have existed in the receivables trust during each day of the thirty day period, is at least equal to the Minimum Transferor Interest; or


             (2) on the last day of any monthly period the total balance of eligible principal receivables is less than the Minimum Aggregate Principal Receivables, adjusted for any series having a Companion Series as described in the supplement for that series and the Companion Series, and the total balance of eligible principal receivables fails to increase to an amount equal to or greater than the Minimum Aggregate Principal Receivables on or before the tenth business day following that last day.



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

     The Regulated Amortisation Period will continue until the earlier of:

       *     the start of the Rapid Amortisation Period; and

       *     the series 99-1 termination date.


     During the Regulated Amortisation Period the amount of principal collections allocated to the Investor Interest for series 99-1, up to the Controlled Deposit Amount, will be paid each month to the MTN issuer first for the Class A Investor Interest, second for the Class B Investor Interest and third for the Class C Investor Interest until the series 99-1 termination date. Any principal collections allocated to the Investor Interest for series 99-1 over the Controlled Deposit Amount paid to the MTN issuer will be used by the receivables trustee first as Shared Principal Collections and then to make payments to the transferor as described above under "-- Revolving Period".



Rapid Amortisation Period


     A "Rapid Amortisation Period" will start on the first day of the monthly period next following the day on which any Pay Out Event other than a Regulated Amortisation Trigger Event occurs.


     The Rapid Amortisation Period will continue until the earlier of:

       *     the series 99-1 termination date; or

       * the dissolution of the receivables trust following the occurrence of an Insolvency Event; see "The Receivables Trust: Trust Pay Out Events".

     During the Rapid Amortisation Period, principal collections allocable to the Investor Interest of series 99-1 will be paid each month to the MTN issuer first for the Class A Investor Interest, second for the Class B Investor Interest and third for the Class C Investor Interest until the series 99-1 termination date.

     The "series 99-1 termination date" is the earlier of the distribution date on which the Investor Interest has been reduced to zero and the November 2004 distribution date.


Allocation, Calculation and Distribution of Principal Collections to the MTN Issuer

     During the Revolving Period, principal collections will be allocated to the Investor Interest on the basis of the Floating Investor Percentage. During the Controlled Accumulation Period, the Regulated Amortisation Period and the Rapid Amortisation Period, principal collections will be allocated to the Investor Interest on the basis of the Fixed Investor Percentage. The amount of principal collections allocated to the Investor Interest at any time will be credited to the Principal Collections Ledger for series 99-1. The principal collections credited to the Principal Collections Ledger from time to time that will be allocated to the MTN issuer will be:

       * during the Revolving Period, equal to the total of the floating allocations for each class;

       * during the Controlled Accumulation Period, the Regulated Amortisation Period and the Rapid Amortisation Period, equal to the total of the fixed allocations for each class.

     "Fixed Investor Percentage" means, for any monthly period, the following calculation expressed as a percentage:

                  A
       ---------------------
       the greater of B or C

     Where:

       A     =      the Investor Interest calculated at the close of business
                    on the last day of the Revolving Period;


       B     =      the total balance of eligible principal receivables in the receivables trust plus the Unavailable Principal
                    Collections standing to the credit of the Principal
                    Collections Ledger; and



       C     =      the sum of the numerators used to calculate the fixed
             investor percentages for all outstanding series.


Items B and C above will be calculated for any monthly period as of the last day of the prior monthly period. For the first monthly period, they will be calculated as of the closing date. The Fixed Investor Percentage will never exceed 100 per cent.

     Notwithstanding the above, for a monthly period in which an addition date occurs, B in the fraction used to calculate the Fixed Allocation Percentage above, will be:

       * for the period from the first day of the monthly period to the addition date, the total balance of eligible principal receivables in the receivables trust plus the Unavailable Principal Collections standing to the credit of the Principal Collections Ledger at the close of business on the last day of the prior monthly period; and



       * for the period from the addition date to the last day of the monthly period, the total balance of eligible principal receivables in the receivables trust plus the the Unavailable Principal Collections standing to the credit of the Principal Collections Ledger on the addition date, taking into account the eligible principal receivables added to the receivables trust.


     If in any monthly period the Investor Interest would be zero if the payments to be made on the distribution date during that monthly period were made on the last day of the prior monthly period, the Fixed Investor Percentage will be zero.

     The "Class A Fixed Allocation", the "Class B Fixed Allocation" and the "Class C Fixed Allocation" will each be calculated the same way and will be equal to, for each class and for any monthly period after the end of the Revolving Period, the following fraction expressed as a percentage:

             Investor interest for the relevant class
            ------------------------------------------
                        Investor Interest



     This percentage, never to exceed 100 per cent., will be calculated using these amounts on the close of business on the last day of the Revolving Period.


     On each business day during the Revolving Period which is not a transfer date, the Reinvested Investor Principal Collections for that day will be distributed in the following priority:

       * the Reinvested Investor Principal Collections will be applied as Shared Principal Collections and allocated to other outstanding series in group one; see "-- Shared Principal Collections"; and

       * the balance remaining will be applied as Investor Cash Available for Acquisition in the manner described in "The Receivables Trust:
             Acquiring Additional Entitlements to Trust Property and Payments for Receivables".

       "Reinvested Investor Principal Collections" means, for any business day:

       * principal collections credited to the Principal Collections Ledger identified for series 99-1, after adjustments for Unavailable Principal Collections during the Controlled Accumulation Period, the Regulated Amortisation Period and the Rapid Amortisation Period -- for any day called the "Daily Investor Principal Collections"; minus

       * an amount equal to the product of the Class B Floating Allocation and the Daily Investor Principal Collections; minus

       * an amount equal to the product of the Class C Floating Allocation and the Daily Investor Principal Collections.

     "Available Investor Principal Collections" means, for any monthly period:

       *     the Investor Principal Collections; minus

       * the Investor Cash Available for Acquisition that has been calculated as being available to be used during that monthly period; minus

       * the Reallocated Class C Principal Collections that are required to fund the Class A Required Amount or the Class B Required Amount; minus

       * the Reallocated Class B Principal Collections for that monthly period that are required to fund the Class A Required Amount; plus

       * the Shared Principal Collections allocated from other series in group one that are allocated to series 99-1; plus

       * for a monthly period in which the Rapid Amortisation Period starts, any previously identified Investor Cash Available for Acquisition that was not used to acquire receivables.

     "Investor Principal Collections" means, for any monthly period, the sum of:

       * principal collections credited to the Principal Collections Ledger identified for series 99-1, after adjustments for Unavailable Principal Collections during the Controlled Accumulation Period, the Regulated Amortisation Period and the Rapid Amortisation Period; plus

       * amounts treated as Investor Principal Collections up to the Class A Investor Default Amount and distributed out of Class A Available Funds, Excess Spread, Reallocated Class C Principal Collections and Reallocated Class B Principal Collections; plus

       * amounts treated as Investor Principal Collections up to the Class B Investor Default Amount and distributed out of Excess Spread and Reallocated Class C Principal Collections; plus

       * amounts treated as Investor Principal Collections up to the Class C Investor Default Amount and distributed out of Excess Spread; plus

       * Excess Spread treated as Investor Principal Collections used to reimburse Class A Investor Charge-Offs, any reductions in the Class B Investor Interest and any reductions in the Class C Investor Interest; plus

       * Unavailable Principal Collections credited to the Principal Collections Ledger and to be treated as Investor Principal Collections; see "-- Unavailable Principal Collections".

     On each transfer date for the Controlled Accumulation Period, the Regulated Amortisation Period or the Rapid Amortisation Period, the receivables trustee will withdraw the Class A Monthly Principal Amount from the Principal Collections Ledger and:

       * for a transfer date for the Controlled Accumulation Period, deposit it into the Principal Funding Account; or

       * for a transfer date during the Rapid Amortisation Period or Regulated Amortisation Period, credit it to the Class A Distribution Ledger.

     The "Class A Monthly Principal Amount" is the least of:

       * the Available Investor Principal Collections standing to the credit of the Principal Collections Ledger on that transfer date;

       * for each transfer date for the Controlled Accumulation Period or the Regulated Amortisation Period before the series 99-1 scheduled redemption date, the Controlled Deposit Amount for that transfer date; and

       * the Class A Adjusted Investor Interest -- adjusted to account for any unreimbursed Class A Investor Charge-Offs.


     The first distribution date (1) for the Controlled Accumulation Period, on which an amount equal to the Class A Investor Interest has been deposited in the Principal Funding Account, or (2) during the Rapid Amortisation Period or the Regulated Amortisation Period, on which the Class A Investor Interest is paid in full, is called the "Class B Principal Commencement Date".


     Starting with the Class B Principal Commencement Date, to the extent there are funds remaining after distributing the Class A Monthly Principal Amount, the receivables trustee will withdraw the Class B Monthly Principal Amount from the Principal Collections Ledger and:

       * for a transfer date for the Controlled Accumulation Period, deposit it into the Principal Funding Account; or

       * for a transfer date during the Rapid Amortisation Period or the Regulated Amortisation Period, credit it to the Class B Distribution Ledger.

     The "Class B Monthly Principal Amount" is the lesser of:

       * the Available Investor Principal Collections standing to the credit of the Principal Collections Ledger on that transfer date minus, if applicable, the Class A Monthly Principal Amount; and


       * the Class B Adjusted Investor Interest -- adjusted to account for any unreimbursed reductions in the Class B Investor Interest for reasons other than principal payments.


     The first distribution date (1) for the Controlled Accumulation Period, on which an amount equal to the sum of the Class A Investor Interest and the Class B Investor Interest has been deposited in the Principal Funding Account, or (2) during the Rapid Amortisation Period or the Regulated Amortisation Period, on which the Class B Investor Interest is paid in full, is called the "Class C Principal Commencement Date".

     Starting with the Class C Principal Commencement Date, to the extent there are funds remaining after distributing the Class A Monthly Principal Amount and the Class B Monthly Principal Amount, as applicable, the receivables trustee will withdraw the Class C Monthly Principal Amount from the Principal Collections Ledger and:

       * for a transfer date for the Controlled Accumulation Period, deposit it into the Principal Funding Account; or

       * for a transfer date during the Rapid Amortisation Period or the Regulated Amortisation Period, credit it to the Class C Distribution Ledger.

     The "Class C Monthly Principal Amount" is the lesser of:

       * the Available Investor Principal Collections standing to the credit of the Principal Collections Ledger on that transfer date minus, if applicable, the Class A Monthly Principal Amount and the Class B Monthly Principal Amount; and


       * the Class C Adjusted Investor Interest -- adjusted to account for any unreimbursed reductions in the Class C Investor Interest for reasons other than principal payments.


     On the earlier of (1) the first distribution date during the Rapid Amortisation Period or the Regulated Amortisation Period and (2) the series 99-1 scheduled redemption date, and on each distribution date after that, the receivables trustee will distribute the following amounts in the following priority:

(1)    from the Principal Funding Account, an amount equal to the lesser of:

       *     the amount on deposit in the Principal Funding Account; and

       *     the Class A Investor Interest,


       will be deposited in the Series 99-1 Distribution Account for Class A and will be owned by the MTN issuer. The MTN issuer will use this amount to redeem the class A MTNs in whole, if the amount distributed is equal to the Class A Investor Interest, or to repay principal outstanding on the class A MTNs if the amount is less;


(2)    from the Class A Distribution Ledger an amount equal to the lesser of:

       *     the amount credited to the Class A Distribution Ledger; and

       * the Class A Investor Interest, after taking into account the amount described in clause (1) above;


       will be deposited in the Series 99-1 Distribution Account for class A and will be owned by the MTN issuer. The MTN issuer will use this amount to redeem the class A MTNs in whole, if the amount distributed is equal to the Class A Investor Interest, or to repay principal outstanding on the class A MTNs if the amount is less.


     Starting on the earlier of (1) if the amount on deposit in the Principal Funding Account exceeds the Class A Investor Interest, the series 99-1 scheduled redemption date and (2) during the Rapid Amortisation Period or the Regulated Amortisation Period, the Class B Principal Commencement Date, and on each distribution date after that, the receivables trustee will distribute the following amounts in the following priority:

(1)    from the Principal Funding Account, an amount equal to the lesser of:

       * the amount on deposit in the Principal Funding Account in excess of the Class A Investor Interest; and

       *     the Class B Investor Interest;

       will be deposited to the Series 99-1 Distribution Account for Class B and will be owned by the MTN issuer. The MTN issuer will use this amount to redeem the class B MTNs in whole, if the amount distributed is equal to the Class B Investor Interest, or to repay principal outstanding on the class B MTNs if the amount is less;

(2)    from the Class B Distribution Ledger an amount equal to the lesser of:

       *     the amount credited to the Class B Distribution Ledger; and

       * the Class B Investor Interest, after taking into account the amount described in clause (1) above;


       this amount will be deposited in the Series 99-1 Distribution Account for Class B and will be owned by the MTN issuer. The MTN issuer will use this amount to redeem the class B MTNs in whole, if the amount distributed is equal to the Class B Investor Interest, or to repay principal outstanding on the class B MTNs if the amount is less.


     Starting on the earlier of (1) if the amount on deposit in the Principal Funding Account exceeds the sum of the Class A Investor Interest and the Class B Investor Interest, the series 99-1 scheduled redemption date, and (2) during the Rapid Amortisation Period or the Regulated Amortisation Period, the Class C Principal

Commencement Date, and on each distribution date after that, the receivables trustee will distribute the following amounts in the following priority:

(1)    from the Principal Funding Account, an amount equal to the lesser of:

       * the amount on deposit in the Principal Funding Account in excess of the sum of the Class A Investor Interest and the Class B Investor Interest; and

       *     the Class C Investor Interest;


       will be deposited in the Series 99-1 Distribution Account for Class C and will be owned by the MTN issuer. The MTN issuer will use this amount to redeem the class C MTNs in whole, if the amount distributed is equal to the Class C Investor Interest, or to repay principal outstanding on the class C MTNs if the amount is less;


(2)    from the Class C Distribution Ledger, an amount equal to the lesser of;

       *     the amount credited to the Class C Distribution Ledger; and

       * the Class C Investor Interest after taking into account the amount described in clause (1) above;


       will be deposited in the Series 99-1 Distribution Account for Class C and will be owned by the MTN issuer. The MTN issuer will use this amount to redeem the class C MTNs in whole if the amount distributed is equal to the Class C Investor Interest, or to repay principal outstanding on the class C MTNs, if the amount is less.



Postponement of Controlled Accumulation Period

     The Controlled Accumulation Period is scheduled to begin on the close of business on 31 October, 2001. If the Controlled Accumulation Period Length, which is explained in the next paragraph, is less than 12 months, the Revolving Period may be extended and the start of the Controlled Accumulation Period will be postponed. The Controlled Accumulation Period will, in any event, begin no later than the close of business on 30 September, 2002.

     On the determination date right before the distribution date in July 2001, and on each determination date after that, until the Controlled Accumulation Period begins, the servicer will determine the "Controlled Accumulation Period Length". This is the number of months that the servicer expects will be needed to fully fund the Principal Funding Account no later than the series 99-1 scheduled redemption date. This calculation is based on:

       * the expected monthly principal collections that the servicer calculates will be available to the investor interests of all series other than excluded series, assuming a principal payment rate no greater than the lowest monthly principal payment rate on the receivables for the twelve months before; and

       * the amount of principal expected to be distributable to the investor interests of all series in group one -- other than Companion Series -- that are not expected to be in their revolving periods during the Controlled Accumulation Period.

     If the Controlled Accumulation Period Length is less than twelve months, the servicer may, at its option, postpone the start of the Controlled Accumulation Period such that the number of calendar months in the Controlled Accumulation Period will be at least equal to the Controlled Accumulation Period Length.

     The effect of this is to permit the reduction of the length of the Controlled Accumulation Period based on the investor interest of future series that are scheduled to be in their revolving periods during the Controlled Accumulation Period and on increases in the principal payment rate occurring after the closing date. The length of the Controlled Accumulation Period will not be less than one month.


Unavailable Principal Collections

     If:

       * during the Controlled Accumulation Period or the Regulated Amortisation Period, the amount credited to the Principal Collections Ledger identified for series 99-1 during any monthly period minus the amount of Investor Cash Available for Acquisition calculated for series 99-1 for that monthly period, exceeds the sum of:

             (1) the Adjusted Investor Interest as of the last day of the prior monthly period, after taking into account any deposits to be made to the Principal Funding Account on the transfer date for that monthly period, any unreimbursed Investor Charge-Offs for any class and any other adjustments to the Investor Interest for that monthly period; and

             (2) any Reallocated Class B Principal Collections or Reallocated Class C Principal Collections on the transfer date for that monthly period; or

       * during the Rapid Amortisation Period, the amount credited to the Principal Collections Ledger identified for series 99-1 during any monthly period exceeds the sum of:

             (1) the Investor Interest as of the last day of the prior monthly period, after taking into account any deposits to be made to the series 99-1 Distribution Account on the transfer date for that monthly period, any unreimbursed Investor Charge-Offs for any class and any other adjustments to the Investor Interest for that monthly period; and

             (2) any Reallocated Class B Principal Collections or Reallocated Class C Principal Collections on the transfer date for that monthly period.



     The amount of any excess will be allocated and transferred to the transferor beneficiary only to the extent that the Transferor Interest on that date is greater than zero. If the Transferor Interest on that date is not greater than zero, the amount will be identified as unavailable transferor principal collections credited to the Principal Collections Ledger. This sum, together with any unavailable investor principal collections that have been credited to the Principal Collections Ledger, will be identified as "Unavailable Principal Collections". Unavailable investor principal collections are principal collections identified for the transferor beneficiary but not transferred to the transferor beneficiary because the Transferor Interest at the relevant date is not greater than zero.




     Unavailable Principal Collections will, to the extent they arise during the Revolving Period, be allocated to the transferor beneficiary but will be transferred to the transferor beneficiary only if and to the extent that the Transferor Interest at that time is greater than zero. On each transfer date for the Controlled Accumulation Period, Regulated Amortisation Period or the Rapid Amortisation Period, any Unavailable Principal Collections which arise after the end of the Revolving Period which are credited to the Principal Collections Ledger will be allocated to the investor beneficiary and included as Investor Principal Collections to be distributed as Available Investor Principal Collections.




Shared Principal Collections

     Principal collections for any monthly period allocated to the Investor Interest of series 99-1 will first be used to cover:

       * until the series 99-1 scheduled redemption date, for any monthly period during the Controlled Accumulation Period, deposits of the Controlled Deposit Amount to the Principal Funding Account;

       * during the Regulated Amortisation Period, deposits of the Controlled Deposit Amount to the Series 99-1 Distribution Account for series 99-1; and

       * during the Controlled Accumulation Period, on the series 99-1 scheduled redemption date, and during the Rapid Amortisation Period, payments to the MTN issuer for series 99-1.

     The receivables trustee will determine the amount of principal collections for any monthly period allocated to the Investor Interest remaining after covering required distributions to the MTN issuer for each class of series 99-1 and any similar amount remaining for any other outstanding series in group one. These remaining principal collections are called "Shared Principal Collections". The receivables trustee will allocate the Shared Principal Collections to cover any scheduled or permitted principal distributions to beneficiaries, and deposits to principal funding accounts, if any, for any series in group one that have not been covered out of the principal collections allocable to that series. These uncovered principal distributions and deposits are called "Principal Shortfalls". Shared Principal Collections will not be used to cover investor charge-offs for any class of any series.

     If Principal Shortfalls exceed Shared Principal Collections for any monthly period, Shared Principal Collections will be allocated in proportion among the outstanding series in group one based on the amounts of Principal Shortfalls for each series. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will in the normal course be paid to the transferor beneficiary.


Defaulted Receivables; Investor Charge-Offs

     On each transfer date, the receivables trustee will calculate the Investor Default Amount for the previous monthly period. The "Investor Default Amount" will be the total of, for each defaulted account, the product of the Floating Investor Percentage and the default amount.

     The "default amount" for any defaulted account will be the amount of eligible principal receivables in the defaulted account on the day the account became a defaulted account.

     The Investor Default Amount will be allocated to each class of series 99-1 based on its floating allocation during the monthly period. These allocations will be called the "Class A Investor Default Amount," the "Class B Investor Default Amount" and the "Class C Investor Default Amount."

     On each transfer date, if the Class A Investor Default Amount for the prior monthly period exceeds the sum of:

       *     Class A Available Funds;

       *     Excess Spread;

       *     Reallocated Class C Principal Collections; and

       *     Reallocated Class B Principal Collections;

in each case, to the extent available to cover the Class A Investor Default Amount, then the Class C Investor Interest will be reduced by the amount of the excess, but not by more than the remaining Class A Investor Default Amount. This reduction to the Class C Investor Interest will be made only after giving effect to reductions to the Class C Investor Interest for any Class C Investor Charge-Offs, any Reallocated Class B Principal Collections and any Reallocated Class C Principal Collections.

     If this reduction would cause the Class C Investor Interest to be a negative number, it will be reduced to zero. In this case, the Class B Investor Interest will be reduced by the amount by which the Class C Investor Interest would have been reduced below zero, but not by more than the Class A Investor Default Amount not covered by a reduction in the Class C Investor Interest. This reduction in the Class B Investor Interest will be made only after giving effect to reductions for any Class B Investor Charge-Offs and Reallocated Class B Principal Collections not covered by a reduction in the Class C Investor Interest.

     If this reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero. In this case, the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero, but not by more than the remaining Class A Investor Default Amount not covered by a reduction in the Class C Investor Interest or the Class B Investor Interest. This is called a "Class A Investor Charge-Off" and may have the effect of slowing or reducing the return of principal to the MTN issuer for Class A.

     If the Class A Investor Interest has been reduced by any Class A Investor Charge-Offs, it will be reimbursed on any transfer date by the amount of Excess Spread allocated and available for that purpose, but not by more than the total amount by which the Class A Investor Interest has been reduced. See "-- Excess Spread".

     On each transfer date, if the Class B Investor Default Amount for the prior monthly period exceeds the sum of:


       *     Excess Spread; and

       *     Reallocated Class C Principal Collections;


in each case to the extent available to cover the Class B Investor Default Amount, then the Class C Investor Interest will be reduced by the amount of the excess, but not by more than the remaining Class B Investor Default Amount. This reduction to the Class C Investor Interest will be made only after giving effect to any reductions to the Class C Investor Interest for any Class C Investor Charge-Offs, any Reallocated Class B Principal Collections, any Reallocated Class C Principal Collections and any reductions in the Class C Investor Interest to cover the Class A Investor Default Amount.

     If this reduction would cause the Class C Investor Interest to be a negative number, it will be reduced to zero. In this case, the Class B Investor Interest will be reduced by the amount by which the Class C Investor Interest would have been reduced below zero, but not by more than the remaining Class B Investor Default Amount not covered by a reduction to the Class C Investor Interest. This is called a "Class B Investor Charge-Off" and may have the effect of slowing or reducing the return of principal to the MTN issuer for Class B.

     If the Class B Investor Interest has been reduced for any reasons other than the payment of principal, it will be reimbursed on any transfer date by the amount of Excess Spread allocated and available for that purpose, but not by more than the total amount by which the Class B Investor Interest has been reduced. See "-- Excess Spread".

     On each transfer date, if the Class C Investor Default Amount for the prior monthly period exceeds the amount of Excess Spread available to cover the Class C Investor Default Amount, the Class C Investor Interest will be reduced by the amount of the excess, but not by more than the Class C Investor Default Amount. This is called a "Class C Investor Charge-Off", which may have the effect of slowing or reducing the return of principal to the MTN issuer for Class C.

     If the Class C Investor Interest has been reduced for any reasons other than the payment of principal, it will be reimbursed on any transfer date by the amount of Excess Spread allocated and available for that purpose, but not by more than the total amount by which the Class C Investor Interest has been so reduced. See "-- Excess Spread".

     "Reallocated Class B Principal Collections" means, for any transfer date, the principal collections allocable to the Class B Investor Interest for the related monthly period in an amount not to exceed the Class A Required Amount, after applying Excess Spread and Reallocated Class C Principal Collections to cover the Class A Required Amount. Reallocated Class B Principal Collections cannot exceed the Class B Investor Interest after giving effect to any unreimbursed Class B Investor Charge-Offs. Reallocated Class B Principal Collections not covered by a reduction in the Class C Investor Interest will reduce the Class B Investor Interest.

     "Reallocated Class C Principal Collections" means, for any transfer date, the principal collections allocable to the Class C Investor Interest for the related monthly period in an amount not to exceed the Class A Required Amount and the Class B Required Amount after applying Excess Spread to cover the Class A Required Amount and the Class B Required Amount. Reallocated Class C Principal Collections cannot exceed the Class C Investor Interest after giving effect to any unreimbursed Class C Investor Charge-Offs. Reallocated Class C Principal Collections will reduce the Class C Investor Interest.

     The "Class A Required Amount" for any transfer date will be the amount, if any, by which the sum of:

       *     the Class A Monthly Required Expense Amount;

       * the total amount of the class A servicing fee and the class A cash management fee for the prior monthly period and any due and unpaid class A servicing fees and class A cash management fees; and

       *     the Class A Investor Default Amount;

     exceeds the Class A Available Funds.

     The "Class B Required Amount" for any transfer date will be the sum of (1) the amount, if any, by which the sum of:

       *     the Class B Monthly Required Expense Amount; and


       * the total amount of the class B servicing fee and the class B cash management fee for the prior monthly period, and any due and unpaid class B servicing fees or class B cash management fees;


     exceeds the Class B Available Funds, and (2) the Class B Investor Default Amount.


Excess Spread

     "Excess Spread" for any transfer date will be the sum of Class A Excess Spread, Class B Excess Spread and Class C Excess Spread.

     On each transfer date, the receivables trustee will apply Excess Spread to make the following distributions in the following priority:

(1) an amount equal to the Class A Required Amount, if any, will be used to fund the Class A Required Amount; if the Class A Required Amount is more than the amount of Excess Spread, Excess Spread will be applied in the order of priority in which Class A Available Funds are to be distributed;

(2) an amount equal to the total amount of Class A Investor Charge-Offs that have not been previously reimbursed will be used to reinstate the Class A Investor Interest, treated as a portion of Investor Principal Collections allocated to Class A and credited to the Principal Collections Ledger;

(3) an amount equal to the Class B Required Amount will be used to fund the Class B Required Amount; if the Class B Required Amount is more than the amount of Excess Spread available, Excess Spread will be applied first in the order of priority with which Class B Available Funds are to be distributed on any transfer date and then to fund the Class B Investor Default Amount; any amount available to pay the Class B Investor Default Amount will be allocated to Class B and treated as a portion of Investor Principal Collections allocated to Class B and credited to the Principal Collections Ledger;

(4) an amount equal to the total amount by which the Class B Investor Interest has been reduced below the Class B Initial Investor Interest for reasons other than the payment of principal -- but not in excess of the aggregate amount of such reductions which have not been previously reimbursed -- will be used to reinstate the Class B Investor Interest, treated as a portion of Investor Principal Collections and credited to the Principal Collections Ledger;


(5) an amount equal to any interest payment due and payable on any facility entered into by or on behalf of the MTN issuer in respect of any obligation to pay stamp duty will be used by the MTN issuer for the payment of that interest;



(6) an amount equal to the sum of the Class C Monthly Finance Amount, the Class C Deficiency Amount and the Class C Additional Finance Amount -- called the "Class C Monthly Distribution Amount" -- will be credited to the Class C Distribution Ledger;



(7) an amount equal to any principal due and repayable on any facility entered into by or on behalf of the MTN issuer in respect of an obligation to pay stamp duty will be applied by the MTN issuer in the repayment of that principal;



(8) an amount equal to the Class C Investor Default Amount will be allocated to Class C and treated as a portion of Investor Principal Collections allocated to Class C and credited to the Principal Collections Ledger;



(9) an amount equal to the total amount by which the Class C Investor Interest has been reduced below the Class C Initial Investor Interest for reasons other than the payment of principal -- but not in excess of the total amount of the reductions that have not been previously reimbursed -- will be used to reinstate the Class C Investor Interest, and treated as a portion of Investor Principal Collections and credited to the Principal Collections Ledger;



(10) on each transfer date from and after the Reserve Account Funding Date, but before the date on which the Reserve Account terminates, an amount up to the excess, if any, of the Required Reserve Account Amount over the amount on deposit in Reserve Account will be allocated to the MTN issuer and deposited into the Reserve Account;



(11) if the available spread account amount is less than the required spread account amount, an amount up to any excess will be allocated to the MTN issuer and deposited into the spread account, established for the benefit of Class C;



(12) an amount equal to any Aggregate Investor Indemnity Amount for series 99-1 will be paid to the transferor and will then cease to be property of the receivables trust; and



(13) the Series 99-1 Extra Amount will be paid into the Series 99-1 Distribution Account and will be owned by the MTN issuer; and



the balance, if any, after giving effect to the payments made under paragraphs
(1) through (13) above will be paid to the excess interest beneficiary and will then cease to be property of the receivables trust.



Extra Amount

        The "Series 99-1 Extra Amount" is calculated as follows:

  Days in Calculation Period
  --------------------------      X    0.02 per cent.   X    The Investor Interest
   365 (366 in a leap year)



Aggregate Investor Indemnity Amount

     By each transfer date, the receivables trustee will calculate the Aggregate Investor Indemnity Amount for each outstanding series. The "Aggregate Investor Indemnity Amount" is the sum of all Investor Indemnity Amounts for the related monthly period.

     An "Investor Indemnity Amount" means for any series, the amount of any Transferor Section 75 Liability claimed from the receivables trustee by the transferor under the trust section 75 indemnity allocated to that series, calculated as follows:

Transferor Section 75 Liability    X   Floating Investor Percentage for that series




     The "Transferor Section 75 Liability" is the liability that the transferor has for any designated account because of Section 75 of the Consumer Credit Act. The Transferor Section 75 Liability cannot exceed the original outstanding face amount of the principal receivable relating to the transaction giving rise to the liability. See "Risk Factors: Application of the Consumer Credit Act 1974 May Impede Collection Efforts and Could Cause Early Redemption of Your Notes or a Loss on Your Notes".

     Aggregate Investor Indemnity Amounts for series 99-1 will be payable only if amounts are available from Excess Spread to pay them. See "-- Excess Spread". If Excess Spread available on any transfer date is not enough to pay the Aggregate Investor Indemnity Amount for series 99-1 otherwise payable on that date, the excess will be carried forward and paid on subsequent transfer dates to the extent amounts of Excess Spread are available to pay them.


Principal Funding Account

     The receivables trustee will establish and maintain the Principal Funding Account at a Qualified Institution -- currently Barclays Bank PLC at its branch located at 1234 Pavilion Drive Northampton NN4 7SG -- as a segregated Trust Account held for the benefit of the MTN issuer as the investor beneficiary for series 99-1. During the Controlled Accumulation Period, the receivables trustee will transfer the amounts described under "-- Allocation, Calculation and Distribution of Principal Collections to the MTN Issuer" to the Principal Funding Account.

     Funds on deposit in the Principal Funding Account will be invested to the following transfer date by the receivables trustee in permitted investments. Investment earnings, net of investment losses and expenses, on funds on deposit in the Principal Funding Account are called "Principal Funding Investment Proceeds".

     Principal Funding Investment Proceeds will be used to pay the Class A Covered Amount.

     The "Class A Covered Amount" is calculated as follows:

Days in Calculation Period                                                     The amount on deposit in the
 -------------------------   X    the interest rate on the class A MTN    X    Principal Funding Account
 365 (366 in a leap year)


where the amount on deposit in the Principal Funding Account is calculated as of the last day of the monthly period before the monthly period in which the relevant transfer date occurs.

     Principal Funding Investment Proceeds up to the Class A Covered Amount will be transferred to the Trustee Collection Account by each transfer date and credited to the Finance Charge Collections Ledger for application as Class A Available Funds.

     If on any transfer date during the Controlled Accumulation Period, the Principal Funding Investment Proceeds exceeds the Class A Covered Amount, that excess will be paid to the transferor beneficiary. If the Principal Funding Investment Proceeds are less than the Class A Covered Amount, a withdrawal will be made from the Reserve Account -- to the extent funds are available -- and will be deposited in the Finance Charge Collections Ledger, for application as Class A Available Funds. The amount of this withdrawal will be reduced to the extent Excess Spread would be available for deposit in the Reserve Account. See "-- Reserve Account" and "-- Excess Spread".


Reserve Account

     The receivables trustee will establish and maintain a reserve account at a Qualified Institution -- currently, Barclays Bank PLC at its branch located at 54 Lombard Street, London EC3P 3AH -- as a Trust Account segregated for the benefit of series 99-1. This account is called the "Reserve Account". The Reserve Account will be established to assist with the payment distribution of the Class A Monthly Finance Amount to the MTN issuer during the Controlled Accumulation Period.

     On each transfer date from and after the Reserve Account Funding Date, but before the termination of the Reserve Account, the receivables trustee will apply Excess Spread in the order of priority described in "-- Excess Spread" to increase the amount on deposit in the Reserve Account, up to the Required Reserve Amount.

     The "Reserve Account Funding Date" will be the transfer date that starts no later than three months before the start of the Controlled Accumulation Period. This date will be an earlier date if the Portfolio Yield decreases below levels described in the Series 99-1 Supplement. In any case, this date will be no earlier than 12 months before the start of the Controlled Accumulation Period.

     The "Required Reserve Amount" for any transfer date on or after the Reserve Account Funding Date will be:

       *     0.50 per cent. of the Class A Investor Interest; or

       * subject to the conditions described in the next paragraph, any other amount designated by the transferor beneficiary;

     If, on or before the Reserve Account Funding Date, the transferor beneficiary designates a lesser amount, it must provide the servicer and the receivables trustee with evidence that each rating agency has notified the transferor, the servicer and the receivables trustee that that lesser amount will not result in the rating agency reducing or withdrawing its then existing rating of any outstanding related beneficiary debt. Also, the transferor beneficiary must deliver to the receivables trustee an officer's certificate to the effect that, based on the facts known to that officer at that time, in the reasonable belief of the transferor beneficiary, the designation will not cause a Pay Out Event to occur or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur.

     On each transfer date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on that transfer date, the receivables trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Amount. The receivables trustee will distribute this amount to the transferor beneficiary and it will cease to be the property of the receivables trust.

     All amounts on deposit in the Reserve Account on any transfer date will be invested by the receivables trustee in permitted investments to the following transfer date. This will be done after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on that transfer date. The interest and other income -- net of investment expenses and losses -- earned on the investments will be retained in the Reserve Account if the amount on deposit in the Reserve Account is less than the Required Reserve Amount. If the amount on deposit is equal to or more than the Required Reserve Amount, it will be credited to the Finance Charge Collection Ledger to be included in Class A Available Funds.

     By each transfer date for the Controlled Accumulation Period before the series 99-1 scheduled redemption date and on the first transfer date during the Regulated Amortisation Period or the Rapid Amortisation Period, the receivables trustee will withdraw an amount from the Reserve Account and deposit it in the Trustee Collection Account for credit to the Finance Charge Collections Ledger to be included in Class A Available Funds. This amount will be equal to the lesser of:

       *     the available amount on deposit in the Reserve Account; and

       * the amount, if any, by which the Class A Covered Amount is greater than the Principal Funding Investment Proceeds.

     The amount of this withdrawal will be reduced to the extent Excess Spread would be available for deposit in the Reserve Account.

     The Reserve Account will be terminated following the earlier to occur of:

       *     the termination of the receivables trust; and

       * the earlier of the first transfer date after the start of the Regulated Amortisation Period or the Rapid Amortisation Period and the transfer date right before the series 99-1 scheduled redemption date.

     When the Reserve Account terminates, all amounts still on deposit in the Reserve Account will be distributed to the transferor beneficiary and will no longer be the property of the receivables trust.


Distribution Ledgers

     The receivables trustee will establish Distribution Ledgers for each class of series 99-1 in the Trustee Collection Account. On each transfer date it will credit and debit amounts to these ledgers as described throughout this section of this prospectus. All amounts credited to the Class A Distribution Ledger, the Class B Distribution Ledger and the Class C Distribution Ledger will be regarded as being segregated for the benefit of the MTN issuer.


Trustee Payment Amount

     The share of the Trustee Payment Amount payable on any transfer date that is allocable to series 99-1 -- called the "Investor Trustee Payment" -- will be calculated as follows:

              Investor Interest for series 99-1
              ---------------------------------                  X     Trustee Payment Amount
                Total of Investor Interests of
  series for which the Trustee Payment Amount was incurred


     The share of the Investor Trustee Payment allocable to the Investor Interest for each class is equal to the product of:

       *     the floating allocation for the relevant class; and

       *     the Investor Trustee Payment.

     This will be called the "Class A Trustee Payment Amount", the "Class B Trustee Payment Amount" and the "Class C Trustee Payment Amount", respectively.

     The Investor Trustee Payment for any class will be payable from amounts available for distribution for that purpose out of available funds for each class and Excess Spread. See " -- Allocation, Calculation and Distribution of Finance Charge Collections to the MTN Issuer" and -- "Excess Spread".

     The portion of the Trustee Payment Amount not allocated to series 99-1 will be paid from cashflows under the receivables trust allocated to other outstanding series, and in no event will series 99-1 be liable for these payments.


Qualified Institutions

     If the bank or banks at which any of the accounts listed below are held cease to be a Qualified Institution, then the receivables trustee will, within 10 business days, establish a new account to replace the affected account or accounts, and will transfer any cash and interest to that new account or accounts. The accounts referred to above are:


       *     Trustee Collection Account;

       *     Trustee Acquisition Account;

       *     Reserve Account;

       *     Principal Funding Account; or

       *     Series 99-1 Distribution Account.


     The receivables trustee may in its discretion elect to move any or all of these accounts and the amounts credited to them from the Qualified Institution at which they are kept as at the date of this document to another or other Qualified Institutions.

     "Qualified Institution" means (1) an institution which at all times has a short-term unsecured debt rating of at least A-1+ by Standard & Poor's and P-1 by Moody's or (2) an institution acceptable to each rating agency.


Series 99-1 Pay Out Events

     The events described below are called "Series 99-1 Pay-Out Events":

(1)    failure on the part of the transferor:

       * to make any payment or deposit required by the terms of the receivables securitisation agreement within five business days after the date that the payment or deposit is required to be made; or

       * duly to observe or perform any covenants or agreements of the transferor in the receivables securitisation agreement or the Series 99-1 Supplement that has a material adverse effect on the interests of the MTN issuer in respect of series 99-1 and which continues unremedied for a period of 60 days after the date on which written notice of the failure, requiring it to be remedied, is given to the transferor by the receivables trustee, or is given to the transferor and the receivables trustee by the investor beneficiary for series 99-1 acting on the instructions of holders of MTNs representing together 50 per cent. or more of the total balance of MTNs issued and outstanding at that time for series 99-1, and which unremedied, continues during that 60 day period to have a material adverse effect on the interests of the MTN issuer in respect of series 99-1 for that period;

(2) any representation or warranty made by the transferor in the receivables securitisation agreement or the Series 99-1 Supplement, or any information contained in a computer file or microfiche list required to be delivered by the transferor under the receivables securitisation agreement:

       * proves to have been incorrect in any material respect when made or when delivered and continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of the error, requiring it to be remedied, is given to the transferor by the receivables trustee, or is given to the transferor and the receivables trustee by the investor beneficiary for series 99-1 acting on the instructions of holders of loan MTNs representing together 50 per cent. or more of the total balance of MTNs issued and outstanding in respect of series 99-1; and

       * as a result of which there is a material adverse effect on the interests of the MTN issuer in respect of series 99-1 and which unremedied continues during that 60 day period to have a material adverse effect for that period;



(3) the average Portfolio Yield for any three consecutive monthly periods is less than the average Expense Rate for those periods or, on any determination date before the end of the third monthly period from the closing date, the Portfolio Yield is less than the average Expense Rate for that period;

(4)    either:

       * over any period of thirty consecutive days, the Transferor Interest averaged over that period is less than the Minimum Transferor Interest for that period and the Transferor Interest does not increase on or before the tenth business day following that thirty day period to an amount so that the average of the Transferor Interest as a percentage of the Average Principal Receivables for such thirty day period, computed by assuming that the amount of the increase of the Transferor Interest by the last day of the ten business day period, as compared to the Transferor Interest on the last day of the thirty day period, would have existed in the receivables trust during each day of the thirty day period, is at least equal to the Minimum Transferor Interest; or

       * on the last day of any monthly period the total balance of eligible receivables is less than the Minimum Aggregate Principal Receivables, adjusted for any series having a Companion Series as described in the supplement for that series, and the total balance of eligible receivables fails to increase to an amount equal to or greater than the Minimum Aggregate Principal Receivables on or before the tenth business day following that last day;

(5) any servicer default or trust cash manager default occurs that would have a material adverse effect on the MTN issuer in respect of series 99-1;

(6) the Investor Interest is not reduced to zero on the series 99-1 scheduled redemption date;

(7) the early termination, without replacement, of any of the swap agreements as described in this prospectus under "The Swap Agreements: Common Provisions of the Swap Agreements";


(8) the MTN issuer is required to withhold or deduct any amounts for or on account of tax on the payment of any principal or interest in respect of the medium term notes.



     If any event described in paragraphs (1), (2) or (5) then, after the applicable grace period, either (1) the receivables trustee or (2) the investor beneficiary may declare that a Series 99-1 Pay Out Event has occurred if the correct notice has been given. If the investor beneficiary declares that a Series 99-1 Pay Out Event has occurred, it must have acted on the instructions of holders of medium term notes representing, together, 50 per cent. or more of the medium term notes issued and outstanding at that time in respect of series 99-1. The investor beneficiary must give a written notice to the transferor, the servicer and the receivables trustee that a Series 99-1 Pay Out Event has occurred. If the receivables trustee declares that a Series 99-1 Pay Out Event has occurred it must give a written notice to this effect to the transferor, the servicer and the trust cash manager. The Series 99-1 Pay Out Event will be effective as of the date of the relevant notice. If any event in paragraphs (3),
(4), (6), (7) or (8) occurs, a Series 99-1 Pay Out Event will occur without any notice or other action on the part of the receivables trustee or the investor beneficiary.


     "Portfolio Yield" means, for any monthly period:


                             (A+B+C+D) -- E
                             --------------  X 12
                                   F


     where:


     A = the finance charge collections allocable to series 99-1;




     B = Acquired Interchange allocable to series 99-1;


     C = Principal Funding Investment Proceeds up to the Class A Covered
         Amount;

     D = the amount, if any, to be withdrawn from the Reserve Account that is included in Class A Available Funds;

     E = the Investor Default Amount; and

     F = the Investor Interest.

     "Expense Rate" means, for any transfer date:


                                 A+B+C
                                 -----  X 12
                                   D


     where:

     A = the sum of the Class A Monthly Required Expense Amount, the Class B
         Monthly Required Expense
          Amount and the Class C Monthly Required Expense Amount;

     B = the investor servicing fee;

     C = the investor trust cash management fee; and


     D = the Investor Interest.

     "Minimum Transferor Interest" means 5 per cent. of the Average Principal Receivables. The transferor may reduce the Minimum Transferor Interest in the following circumstances:

       * upon 30 days prior notice to the receivables trustee, each rating agency and any enhancement provider entitled to receive notice under its supplement;


       * upon written confirmation from each rating agency that the reduction will not result in the reduction or withdrawal of the ratings of the rating agency for any outstanding related beneficiary debt, including, for series 99-1, the notes; and


       * delivery to the receivables trustee and each enhancement provider of an officer's certificate stating that the transferor reasonably believes that the reduction will not, based on the facts known to the officer at the time of the certification, cause, at that time or in the future, a pay out event to occur for any investor beneficiary.

     The Minimum Transferor Interest will never be less than 2 per cent. of the Average Principal Receivables.

     "Minimum Aggregate Principal Receivables" means, an amount equal to the sum of the numerators used in the calculation of the investor percentages for principal collections for all outstanding series on that date. For any series in its rapid accumulation period, as defined in its supplement, with an investor interest as of that date of determination equal to the balance on deposit in the principal funding account for that series, the numerator used in the calculation of the investor percentage for principal collections for that eligible series will, only for the purpose of the definition of Minimum Aggregate Principal Receivables, be zero.

     "Average Principal Receivables" means, for any period, an amount equal to:

       * the sum of the total balance of eligible principal receivables at the end of each day during that period divided by;

       *     the number of days in that period.

     "Companion Series" means:

       * each series that has been paired with another series so that the reduction of the investor interest of the paired series results in the increase of the investor interest of the other series, as described in the related supplements; and

       *     the other series.


Your Payment Flows

     On any distribution date, the receivables trustee will transfer from available funds in the Trustee Collection Account the sum of:

       *     the Class A Monthly Distribution Amount;

       *     the Class B Monthly Distribution Amount; and

       *     the Class C Monthly Distribution Amount;

     and deposit that sum into the Series 99-1 Distribution Account held by the MTN issuer.

     The MTN issuer will credit the amount received in respect of the monthly distribution amounts for each class to the respective MTN coupon ledger for each class.


     The MTN issuer will then transfer from the Series 99-1 Distribution Account to the extent there are sufficient funds on deposit:



       * first, the costs and expenses of the MTN issuer for the relevant monthly period will be paid or reserved for within the MTN issuer proportionately to the class A MTN's, class B MTN's and the class C MTN's share of such payment to be used to pay, or reserve for, the costs and expenses of the MTN issuer;



       * second, the lesser of (1) the amounts credited to the class A MTN coupon ledger, the class B MTN coupon ledger and the class C MTN coupon ledger after paying or reserving for the MTN issuer's costs and expenses described in the first bullet point above and (2) the interest due and payable on the class A MTNs, the class B MTNs and the class C MTNs will be deposited in the Series 99-1 Issuer Account;



       * third, an amount equal to 1/24 of the Series 99-1 Extra Amount will be paid to the MTN issuer;




The "Series 99-1 Issuer Account" is a bank account in the name of the issuer that will be used to deposit amounts distributed to the issuer for the medium term notes from the MTN issuer.




     The issuer will credit the amount received from the MTN coupon ledger for each class to the notes coupon ledger for the respective class.


     Before the termination of the swap agreements, on each interest payment date, the issuer will pay:

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


       * first, the costs and expenses of the issuer for the relevant monthly period will be paid or reserved for within the issuer proportionately to the class A notes, the class B notes and the class C notes share of such payment to be used to pay, or reserve for, the costs and expenses of the issuer;


       * second, from the class A notes coupon ledger, the lesser of the amount credited to the class A notes coupon ledger after paying or reserving for the class A notes proportionate share of the issuer's costs and expenses and the interest due and payable to the swap counterparty under the class A swap agreement for the relevant Calculation Period, to the swap counterparty;


       * third, from the class B notes coupon ledger, the lesser of the amount credited to the class B notes coupon ledger after paying or reserving for the class B notes proportionate share of the issuer's costs and expenses and the interest due and payable to the swap counterparty under the class B swap agreement for the relevant Calculation Period, to the swap counterparty;



       * fourth, from the class C notes coupon ledger, the lesser of the amount credited to the class C notes coupon ledger after paying or reserving for the class C notes proportionate share of the issuer's costs and expenses and the interest due and payable to the swap counterparty under the class C swap agreement in respect of the relevant Calculation Period, to the swap counterparty; and



       * fifth, the lesser of the remaining amount on deposit in the Series 99-1 Issuer Account and an amount equal to 1/24 of the Series 99-1 Extra Amount, will be paid to the issuer.


     Under the terms of each swap agreement, the swap counterparty will pay to the principal paying agent on each interest payment date an amount equal to the interest on the applicable class of notes, converted into dollars, subject to the deferral of interest as described in "Terms and Conditions of the Notes" and "The Swap Agreements".


     After the termination of the swap agreements, the note trustee will withdraw the amounts on deposit in the class A notes coupon ledger, the class B notes coupon ledger and the class C notes coupon ledger and convert those amounts into dollars at the then prevailing spot exchange rate in London, England for sterling purchases of dollars and distribute these dollar amounts to the paying agent to make payments of interest on the class A notes, the class B notes and the class C notes, respectively.


     On the earlier of the series 99-1 scheduled redemption date and the first distribution date for the Regulated Amortisation Period or the Rapid Amortisation Period, and on each distribution date after that, the receivables trustee will transfer the following amounts and deposit them into the Series 99-1 Distribution Account:

       * from the Principal Funding Account, the lesser of (1) the amount in the Principal Funding Account on that date and (2) the Class A Investor Interest; and


       * from the Class A Distribution Ledger, the lesser of (1) during the Rapid Amortisation Period, the amount in the Class A Distribution Ledger or, during the Regulated Amortisation Period, the Controlled Deposit Amount, and (2) the Class A Investor Interest -- after taking into account the amount distributed from the Principal Funding Account as described above.


     On the later to occur of the Class B Principal Commencement Date and the series 99-1 scheduled redemption date and each distribution date after, the receivables trustee will transfer the following amounts and deposit them into the Series 99-1 Distribution Account:

       * from the Principal Funding Account, the lesser of (1) the amount on deposit in the Principal Funding Account in excess of the Class A Investor Interest and (2) the Class B Investor Interest; and


       * from the Class B Distribution Ledger, the lesser of the amount on deposit in the Class B Distribution Ledger and the Class B Investor Interest -- after taking into account the amount distributed from the Principal Funding Accounts as described above.


     On the later to occur of the Class C Principal Commencement Date and the series 99-1 scheduled redemption date and each distribution date after, the receivables trustee will transfer the following amounts and deposit them into the Series 99-1 Distribution Account:


       * from the Principal Funding Account, the lesser of (1) the amount on deposit in the Principal Funding Account in excess of the sum of the Class A Investor Interest and the Class B Investor Interest and (2) the Class C Investor Interest; and


       * from the Class C Distribution Ledger, the lesser of the amount on deposit in the Class C Distribution Ledger and the Class C Investor Interest -- after taking into account the amount distributed from the Principal Funding Account as described above.

     The MTN issuer will credit the amount received for each class of Investor Interest to the MTN Principal Ledger, for that respective class.

     On the series 99-1 scheduled redemption date and each distribution date after, the MTN issuer will transfer for same day value from the Series 99-1 Distribution Account the amount in the medium term notes principal ledger, for each class, respectively, and deposit them into the Series 99-1 Issuer Account.



     The issuer will credit each amount received from the medium term notes coupon ledger for each class respectively to the notes coupon ledger for that class.


     Before the termination of the swap agreements, on the Series 99-1 scheduled redemption date or any interest payment date after, the issuer will pay:

       * from the class A notes principal ledger, an amount equal to the lesser of (1) the amount in the class A notes principal ledger; and (2) the sterling equivalent of the principal due on the class A notes, to the swap counterparty;

       * from the class B notes principal ledger, an amount equal to the lesser of (1) the amount in the class B notes principal ledger and
             (2) the sterling equivalent of the principal due on the class B notes, to the swap counterparty; and

       * from the class C notes principal ledger, an amount equal to the lesser of (1) the amount in the class C notes principal ledger and
             (2) the sterling equivalent of the principal due on the class C notes, to the swap counterparty.


     The swap counterparty will pay to the principal paying agent, in dollars, principal for distribution to the noteholders converted into dollars, at the fixed exchange rate.


     After the termination of the swap agreements, the note trustee will withdraw the amounts on deposit in the class A notes principal ledger, the class B notes principal ledger and the class C notes principal ledger and convert those amounts into dollars at the then prevailing spot exchange rate in London, England for sterling purchases of dollars and distribute those dollar amounts to the paying agent to make payments of principal on the class A notes, the class B notes and the class C notes, respectively.




                                 The Trust Deed


     The principal agreement governing the notes will be the trust deed. The trust deed has five primary functions:



       *     it constitutes the notes;

       *     it sets out the covenants of the issuer in relation to the notes;


       * it sets out the enforcement and post-enforcement procedures relating to the notes;


       * it contains provisions necessary to comply with the US Trust Indenture Act of 1939; and

       * it sets out the appointment, powers and responsibilities of the note trustee.


     Each function is summarised below.

     The trust deed sets out the form of the global notes and the definitive notes. It also sets out the terms and conditions of the notes, and the conditions for the issue of definitive notes and/or the cancellation of any notes. It stipulates that the notes will be deposited with the depository and that the paying agents and the agent bank will be appointed. The UK detailed provisions regulating these appointments are contained in the depository agreement and the paying agency and agent bank agreement.


     The trust deed also contains covenants made by the issuer in favour of the note trustee and the noteholders. The main covenants are that the issuer will pay interest and repay principal on each of the notes when due. Covenants are included to ensure that the issuer remains insolvency remote, and to give the note trustee access to all information and reports that it may need in order to discharge its responsibilities in relation to the noteholders. Some of the covenants also appear in the terms and conditions of the notes, see "Terms and Conditions of the Notes". The issuer also covenants that it will do all things necessary to maintain the listing of the notes on the London Stock Exchange and to keep in place a depository, paying agents and agent bank.


     The trust deed sets out the general procedures by which the note trustee may take steps to enforce the security created by the issuer in the deed of charge so that the note trustee can protect the interests of the noteholders in accordance with the terms and conditions. The trust deed gives the note trustee a general discretion to enforce the security, but also provides for meetings of the noteholders at which the noteholders can determine the action taken by the note trustee in relation to the enforcement of the notes. The trust deed provides that the class A noteholders' interests take precedence for so long as the class A notes are outstanding, and after that, the interests of the class B noteholders take precedence over the interests of class C noteholders, until no more class B notes remain outstanding. Certain basic terms of each class of notes may not be amended without the consent of the majority of the holders of that class of note. This is described further in the "Terms and Conditions of the Notes".

     The trust deed also sets out the priority in which the note trustee will pay out any monies that it receives under the notes after the security has been enforced. This is also set out in the deed of charge and the priority of payments is summarised in the terms and conditions of the notes.

     The trust deed also sets out the terms on which the note trustee is appointed, the indemnification of the note trustee, the payment it receives and the extent of the note trustee's authority to act beyond its statutory powers under English Law. The note trustee is also given the ability to appoint a delegate or agent in the execution of any of its duties under the trust deed. The trust deed also sets out the circumstances in which the note trustee may resign or retire.

    Finally, the trust deed includes certain provisions mandated by the Trust Indenture Act. Generally, these provisions outline the duties, rights and responsibilities of the note trustee and the issuer and the rights of the noteholders. Specifically these include, but are not limited to:


       *     the maintenance of a noteholder list by the note trustee;



       * the provision of financial statements and other information by the issuer to the note trustee;



       * the ability of noteholders to waive certain past defaults of the issuer;



       * the duty of the note trustee to use the same degree of care in exercising its responsibilities as would by exercised by a prudent person conducting their own affairs;



       * the duty of the note trustee to notify all noteholders of any events of default of which it has actual knowledge; and



       * the right of the note trustee to resign at any time by notifying the issuer in writing, and the ability of the issuer to remove the note trustee under certain circumstances.


     The trust deed is governed by English Law.


                         The Notes And The Global Notes


     The issue of the notes will be authorised by a resolution of the board of directors of the issuer passed prior to the closing date. The notes will be constituted by a trust deed to be dated the closing date, between the issuer and the note trustee, as trustee for, among others, the holders for the time being of the notes. The trust deed includes provisions which enable it to be modified or supplemented and any reference to the trust deed is a reference also to the document as modified or supplemented in accordance with its terms.



     The statements set out below include summaries of, and are subject to, the detailed provisions of the trust deed. The trust deed will include the form of the global notes and the form of definitive notes. The offered global notes will be deposited on the closing date with The Bank of New York in New York, acting as depository under the terms of the depository agreement. A paying agency and agent bank agreement between the issuer, the note trustee, The Bank of New York in London as "principal paying agent", the other paying agents -- together with the principal paying agent, called the "paying agent" and the agent bank, regulates how payments will be made on the notes and how determinations and notifications will be made. It will be dated as of the closing date and the parties will include, on an ongoing basis, any successor party appointed in accordance within its terms.


     As a noteholder, you will be entitled to the benefit of, will be bound by and will be deemed to have notice of, all the provisions of the trust deed, the depository agreement and the paying agency and agent bank agreement. You can see copies of these agreements at the principal office for the time being of the note trustee, which is, as of the date of this document, One Canada Square, London E145AL and at the specified office for the time being of each of the paying agents.


     The class A notes and the class B notes will be represented initially by global notes in bearer form, without coupons, in the principal amount of $900,000,000 and $50,000,000. The global notes will be deposited on your behalf with The Bank of New York in New York, as the depository under the depository agreement, on the closing date. The depository will issue certificateless depository interests, representing interests in the class A notes and the class B notes, to Cede & Co as nominee of the Depository Trust Company -- called "DTC".



     On confirmation from the depository that DTC holds the offered global notes, DTC when it has accepted the certificateless depository interests -- which will be described in a letter called the DTC letter of representations sent by the issuer and the depository to DTC -- will record book-entry interests in your account or the participant account through which you hold your interests in the notes. These book-entry interests will


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
represent your beneficial entitlement to the certificateless depository interest which in turn represent your interest in the offered notes.


     When reference in this "The Notes And The Global Notes" section is made to the notes or note owners it is to the beneficial ownership of them in the form of certificateless depository interests.


     You may hold your interests in the notes through DTC, in the United States, or indirectly through Cedelbank or the Euroclear System, in Europe, or indirectly through organizations that are participants in any of those systems. Cede & Co., as nominee for DTC, will hold the certificateless depository interests. Cedelbank and Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC.

     DTC has advised us and the underwriters that it is:

       *     A limited-purpose trust company organized under the New York
             Banking Law;

       *     A "banking organization" within the meaning of the New York
             Banking Law;

       *     A member of the Federal Reserve System;

       * A "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

       * A "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

     DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Transfers between participants on the DTC system will occur under DTC rules. Transfers between participants on the Cedelbank system and participants on the Euroclear system will occur under their rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank participants or Euroclear participants, on the other, will be effected by DTC under DTC rules on behalf of the relevant European international clearing system by that system's depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system under its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Cedelbank participants and Euroclear participants may not deliver instructions directly to their system's depositary.

     Because of time-zone differences, credits of securities in Cedelbank or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Cedelbank participant or Euroclear participant on that business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank participant or a Euroclear participant to a DTC participant will be received and available on the DTC settlement date. However, it will not be available in the relevant Cedelbank or Euroclear cash account until the business day following settlement in DTC.

     Purchases of notes under the DTC system must be made by or through DTC participants, which will receive a credit for the notes on DTC's records. The ownership interest of each actual note owner is in turn to be recorded on the DTC participants' and indirect participants' records. Note owners will not receive written confirmation from DTC of their purchase. However, note owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the note owner entered into the transaction. Transfer of ownership interests in the notes are to be accomplished by entries made on the books of DTC participants acting on behalf of note owners. Note owners will not receive certificates representing their ownership interest in notes unless use of the book-entry system for the notes is discontinued.

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

     To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. does not change beneficial ownership. DTC has no knowledge of the actual note owners of the notes. DTC's records reflect only the identity of the DTC participants to whose accounts the notes are credited, which may or may not be the actual beneficial owners of the notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to note owners will be governed by arrangements among them and by any statutory or regulatory requirements in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote on behalf of the notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the notes are credited on the record date, identified in a listing attached to the proxy.


     Principal and interest payments on the notes will be made to DTC. DTC's practice is to credit its participants' accounts on the applicable interest payment date according to their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that interest payment date. Payments by DTC participants to note owners will be governed by standing instructions, customary practice, and any statutory or regulatory requirements as may be in effect from time to time. These payments will be the responsibility of the DTC participant and not of DTC, the paying agent or the issuer. Payment of principal and interest in DTC is the responsibility of the paying agent, DTC is responsible for disbursing payments made to it to DTC participants and indirect participants.



     DTC management is aware that some computer applications, systems and the like for processing data that are dependent upon calendar dates, including dates before, on and after 1 January, 2000, may encounter year 2000 problems. DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems relating to the timely payment of distributions to securityholders, book-entry deliveries, and settlement of trades within DTC will continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's program includes a testing phase, which it expects to complete within appropriate time frames.


     DTC's ability to perform its services properly is also dependent upon other parties. Third parties include issuers and their agents, DTC's direct and indirect participants, vendors from whom DTC's licenses software and hardware, and vendors on whom DTC relies for information or services, including telecommunication and electrical utility service providers. DTC has informed us that it is contacting, and will continue to contact, third party vendors from whom DTC acquires services to:

       * impress upon them the importance of these services being Year 2000 compliant; and

       * determine the extent of their efforts for Year 2000 remediation and testing for their services.

     Additionally, DTC is in the process of developing contingency plans as it deems appropriate.

     According to DTC, the foregoing information about DTC has been provided to us for informational purposes only and is not a representation, warranty, or contract modification of any kind.

     Cedelbank is incorporated under the laws of Luxembourg as a professional depositary. Cedelbank holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedelbank participants through electronic book-entry changes in accounts of Cedelbank participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Cedelbank in any of 38 currencies, including United States dollars.

     Cedelbank participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Cedelbank is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank participant, either directly or indirectly.

     The Euroclear system was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of certificates. Transactions may be settled in any of 32 currencies, including United States dollars.

     The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, the Euroclear operator, under contract with Euroclear Clearance System, Societe Cooperative, a Belgium
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

co-operative corporation, the Euroclear co-operative. All operations are conducted by the Euroclear operator. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Euroclear co-operative. The board of the Euroclear co-operative establishes policy for the Euroclear System.

     Euroclear participants include banks -- including central banks -- securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments for securities in the Euroclear System. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions on the notes held indirectly through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank participants or Euroclear participants according to the relevant system's rules and procedures, to the extent received by its depositary. These distributions must be reported for tax purposes under United States tax laws and regulations. Cedelbank or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder on behalf of its participants only as permitted by its rules and procedures and only if its depositary is able to take these actions on its behalf through DTC.

     Although DTC, Cedelbank and Euroclear have agreed to these procedures to facilitate transfers of notes among participants of DTC, Cedelbank and Euroclear, they are not obligated to perform these procedures. Additionally, these procedures may be discontinued at any time.

     So long as the depository or its nominee is the holder of the offered global notes underlying the book-entry interests, they will be considered the global noteholder under the trust deed. Because of this, each person holding a book-entry interest must rely on the procedures of the depository, DTC, Euroclear and/or Cedelbank or other intermediary though which the interests are held, to exercise any rights and obligations of noteholders under the trust deed.

     The certificateless depository interests held by DTC may not be transferred, until they are exchanged for definitive certificates, unless as a whole, to their respective successors, validly appointed.

     Payment of principal and interest on the offered global notes will be made, in U.S. dollars, by the swap counterparty on behalf of the issuer to the depository as the global noteholder. You and any other beneficial owners of notes must look only to DTC, Euroclear or Cedelbank, as applicable, for your beneficial entitlement to the notes.

     As the holder of book-entry interests you will not have the right under the trust deed to act on solicitations by the issuer for action by noteholders. You will only be able to act to the extent you receive the appropriate proxies to do so from DTC, Euroclear or Cedelbank. No assurances are made about these procedures or their adequacy for ensuring timely exercise of remedies under the trust deed.

     You and other holders of book-entry interests will be entitled to receive definitive notes, in the form and under the circumstances, issued under the trust deed and the terms and conditions of the notes.

     If any of the following events occur, you will be entitled to receive definitive notes for your book-entry interests:


       * as a result of a change in UK law, the issuer or any paying agent is or will be required to make any deduction or withholding on account of tax from any payment on the notes that would not be required if the notes were in definitive form; or



       * DTC, has notified the issuer that is unwilling or unable to hold the certificateless depository interests or to continue as a clearing agency under the United States Securities Exchange Act of 1934 and the issuer cannot appoint a successor;


       * if the depository notifies the issuer that it is at any time unwilling or unable to continue as depository and the issuer cannot appoint a successor;

       * the principal amount of the notes is accelerated because an event of default has occurred.

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

     Any definitive notes issued on exchange for book-entry interests will be registered by a registrar as directed by the depository on instructions -- which are expected to be based on the ownership of the relevant book-entry interests -- from DTC, Euroclear or Cedelbank.

     You should be aware that, under current UK tax law, following the issuance of definitive notes, payments of interest will be subject to UK withholding tax -- currently at a rate of 20 per cent. -- subject to the terms of any applicable double tax treaty.

                       Terms and Conditions of the Notes


     The material terms of the notes are described in the body of the prospectus. The following is a summary of the material terms and conditions of the notes, and is numbered 1 to 16. This summary does not need to be read with the terms and conditions of the notes in order to learn all the material terms and conditions of the offered notes.



     The offered notes, together with the class C notes that are not being offered in this prospectus, are the subject of the following documents:


       * a trust deed dated the closing date between the issuer and the note trustee;

       * a paying agency and agent bank agreement dated the closing date among the issuer, the principal paying agent and the agent bank, the other paying agents, the transfer agent and the note trustee;


       * a deed of charge dated the closing date among the lender under the expenses loan agreement, the issuer, the swap counterparty and the note trustee;



       * a depositary agreement dated the closing date among the issuer, the swap counterparty, the note trustee and the note depository; and



       * the class A swap agreement, the class B swap agreement and the class C swap agreement, each between the issuer and the swap counterparty.


     When we refer to the parties to the documents listed above, the reference includes any successor to that party validly appointed.

     Initially the parties will be as follows:

       *     Gracechurch Card Funding (No. 1) PLC as issuer;

       * The Bank of New York as principal paying agent and agent bank, transfer agent, depository and note trustee; and


       * Barclays Bank PLC as lender under the expenses loan agreement and swap counterparty.



     You are bound by and deemed to have notice of all of the provisions of the trust deed, the paying agency and agent bank agreement, the deed of charge, the depository agreement, the expenses loan agreement and the swap agreements, which are applicable to you. You can view drafts of those documents at the principal place of business of the note trustee or the specified office of any of the paying agents.



1.  Form Denomination and Title

(1) The offered notes will be initially offered and sold globally in minimum denominations of U.S.$1,000. They are initially in global bearer form, without coupons attached. The class C notes are being offered and sold outside the United States to non-U.S. persons in accordance with Regulation S or inside the United States only to qualified institutional buyers within the meaning of Rule 144A under the Securities Act in transactions exempt from the Securities Act. If notes in definitive form are issued in respect of the offered notes, they will be issued in an aggregate principal amount equal to the principal amount outstanding of the relevant global notes, in registered form.

(2) Transfers and exchanges of beneficial interests in global notes are made in accordance with the paying agency and agent bank agreement.

(3) Title to the global notes will pass by delivery. Title to definitive notes will pass on registration in the register maintained by the depository. The holder of any global or definitive note is the absolute owner of that note unless, in the case of definitive notes, evidence to the contrary can be shown by a duly executed transfer endorsed on the note.


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

2.  Status

     Payments on the offered notes will be made equally amongst all notes of the same class.

3.  Security and Swap Agreement

     The security for the payment of amounts due under your notes, together with the expenses which validly arise during the transaction, is created by the deed of charge. The security is created in favour of the note trustee who will hold it on your behalf and on the behalf of other secured creditors of the issuer. The security consists of the following:


(1) an assignment by way of first fixed security of the issuer's right, title and interest in and to the medium term notes for series 99-1;



(2) a charge by way of first fixed sub-charge of all of the issuers' right, title and interest in the security interests created in favour of the security trustee in respect of the medium term notes for series 99-1;



(3) an assignment by way of first fixed security of the issuer's right, title, interest and benefit in and to the issuer related documents except the trust deed and deed of charge



(4) an assignment by way of first fixed security of the issuer's right, title, interest and benefit in and to all monies credited to the Series 99-1 Issuer Account or to any bank or other account in which the issuer may at any time have any right, title, interest or benefit; and



(5) a first floating charge over the issuer's business and assets not charged under (1), (2), (3) or (4) above,


     The security is described in detail in the deed of charge.

     The deed of charge sets out how money is distributed between the secured parties if the security is enforced. The order of priority it sets out is as follows:


       * in no order of priority between them but in proportion to the respective amounts due, to pay fees which are due to any receiver appointed under the deed of charge or the trust deed and all amounts due for legal fees and other costs, charges, liabilities, expenses, losses, damages, proceedings, claims and demands which have been incurred by the note trustee under the documents listed in the third bullet point under number 4 below and in enforcing or perfecting title to the security together with interest due on these amounts;

       *     in order of priority between them, the respective amounts due:

             in payment of all amounts due and unpaid, following the applications in the first bullet point above, to the note trustee and/or anyone appointed by them under the trust deed; and

             towards payment of amounts due and unpaid on the class A notes, to interest then to principal after having paid any amounts due to the swap counterparty under the terms the class A swap agreement;

       * towards payment of amounts due on the class B notes, having paid any amounts due to the swap counterparty under the terms of class B swap agreement, to interest then to principal;

       * towards payments of amounts due on the class C notes, having paid any amounts due to the swap counterparty under the terms of the class C swap agreement, to interest then to principal;

       * towards payment of any sums that the issuer must pay to any tax authority;

       * towards payment of any sums due to third parties under obligations incurred in the course of the issuer's business;

       * towards payment of any dividends due and unpaid to shareholders of the issuer; and

       * in payment of the balance, if any, to the liquidator of the issuer.

     The security becomes enforceable when an event of default occurs. These events are described in number 9 below. If an event of default occurs, the redemption of notes will not necessarily be accelerated as described in number 6 below.


     The issuer will enter into three swap agreements the material terms of which are described under the heading "The Swap Agreements" in this prospectus.

4.  Negative Covenants of the Issuer

     If any note is outstanding, the issuer will not, unless it is permitted by the terms of the issuer related documents or by the written consent of the trustee:


       * create or permit to subsist any mortgage, charge, pledge, lien or other security interest, including anything which amounts to any of these things under the laws of any jurisdiction, on the whole or any part of its present or future business, assets or revenues, including uncalled capital;

       * carry on any business other than relating to the issue of the notes, as described in this prospectus; in carrying on that business, the issuer will not engage in any activity or do anything at all except:


             (1) preserve and/or exercise and/or enforce any of its rights and perform and observe its obligations under the notes and coupons, the deed of charge, the paying agency and agent bank agreement, the trust deed, the depository agreement the expenses loan agreement, each swap agreement, the series 99-1 medium term notes, the corporate services agreement, the class A and class B underwriting agreement, the class C subscription agreement, the bank agreement and any bank mandate regarding the Series 99-1 Issuer Account -- collectively called the "issuer related documents".



             (2) use, invest or dispose of any of its property or assets in the manner provided in or contemplated by the issuer related documents; or



             (3)   perform any act incidental to or necessary in connection with
                   (1) or (2) above;


       * have any subsidiaries, subsidiary business, business of any other kind, employees, premises or interests in bank accounts other than the Series 99-1 Issuer Account unless the account is charged to the note trustee on acceptable terms;

       * have any indebtedness, other than indebtedness permitted under the terms of its articles of association or any of the issuer related documents;

       * give any guarantee or indemnity in respect of any obligation of any person;


       * repurchase any shares of its capital stock or declare or pay any dividend or other distributions to its shareholders;

       * consolidate with or merge with or into any person or liquidate or dissolve on a voluntary basis;

       * be a member of any group of companies for the purposes of value added tax;

       * waive or consent to the modification or waiver of any of the provisions of the issuer related documents without the prior written consent of the note trustee; or

       * offer to surrender to any company any amounts which are available for surrender by way of group relief.


5.  Interest


     Each note will bear interest on its principal amount outstanding from, and including, the closing date. Interest on the offered notes and the class C notes is payable in arrear in U.S. dollars on each interest payment date.



     If there is a shortfall between the amounts received by the issuer from the swap counterparty and the amount of interest due on the relevant offered notes on that interest payment date, that shortfall will be borne by each class of note in a proportion equal to the proportion that the interest outstanding on the relevant note bears to the total amount of interest outstanding on the notes of the same class. This will be determined on the interest payment date on which the shortfall arises. Payment of the shortfall will be deferred and will be due on the next interest payment date on which funds are available to the issuer, or, if earlier, 15 November, 2004 from payments made to it from the swap counterparty on that interest payment date, to make the payment. The shortfall will accrue interest at the rate described for each class of note below plus a margin of 2.0 per cent. per annum, and payment of that interest will also be deferred and will be due on the next interest payment date on which funds are available to the issuer to make the payment or, if earlier, 15 November, 2004.




     Each period beginning on, and including, the closing date or any interest payment date and ending on, but excluding, the next interest payment date is called an interest period. The first interest payment for the offered notes will be made on 18 January, 2000 for the interest period from and including the closing date to but excluding 18 January, 2000.

     Interest will stop accruing on any part of the principal amount outstanding of a note from the date it is due to redeem unless, when it is presented, payment of principal is improperly withheld or refused. If this happens it will continue to bear interest in accordance with this condition, both before and after any judgement is given, until whichever is the earlier of the following:


       * the day on which all sums due in respect of that note, up to that day, are received by or on behalf of the relevant noteholder; and

       * the day which is seven days after the principal paying agent or the note trustee has notified the relevant class of noteholders, either in accordance with number 14 or individually, that it has received all sums due in respect of the relevant class of notes up to that day, except to the extent that there is any subsequent default in payment,

     The rate of interest applicable to the notes for each interest period will be determined by the agent bank on the following basis:

(1) on the quotation date for each class of note, the agent bank will determine the offered quotation to leading banks in the London interbank market for one-month U.S. dollar deposits.


     This will be determined by reference to the British Bankers Association LIBOR Rates display as quoted on the Dow Jones/Telerate Screen No. 3750. If the Telerate Screen No. 3750 stops providing these quotations, the replacement service for the purposes of displaying this information will be used. If the replacement service stops displaying the information, any page showing this information will be used. If there is more than one service displaying the information, the one previously approved in writing by the note trustee will be used;


     In each case above, the determination will be made as at or about 11.00 a.m., London time, on that date. These are called the screen rates for the respective classes;

     A "quotation date" means the second business day before the first day of an intererst period.

(2) if, on any interest determination date, the screen rate is unavailable, the agent bank will:


       * request the principal London office of each of four major banks -- called "reference banks" -- in the London interbank market selected by the agent bank to provide the agent bank with its offered quotation to leading banks of the equivalent of the screen rate on that interest determination date in an amount that represents a single transaction in that market at that time; and


       * calculate the arithmetic mean, rounded upwards to four decimal places of those quotations;

(3) if on any interest determination date the screen rate is unavailable and only two or three of the reference banks provide offered quotations, the rate of interest for that interest period will be the arithmetic mean of the quotations as last calculated in (2) above; and

(4) if fewer than two reference banks provide quotations, the agent bank will determine the arithmetic mean, rounded upwards to four decimal places of the rates quoted by major banks in London, selected by the agent bank at approximately 11.00 a.m. London time on the relevant quotations date, to leading European banks for a period equal to the relevant interest period and in an amount that is representative for a single transaction in that market at that time, for loans in U.S. dollars.

     The rate of interest for each interest period for the class A notes will be the sum of:


       *     0.18 per cent. per annum; and


       * the screen rate or the arithmetic mean calculated to replace the screen rate.

     The rate of interest for each interest period for the class B notes will be the sum of:


       *     0.43 per cent. per annum; and


       * the screen rate or the arithmetic mean calculated to replace the screen rate.

     The rate of interest for each interest period for the class C notes will be the sum of:


       *     0.90 per cent. per annum; and


       * the screen rate or the arithmetic mean calculated to replace the screen rate.

     If the agent bank is unable to determine the screen rate or an arithmetic mean to replace it, as described in (2) and (3), the rates of interest for any interest period will be as follows:


       * for the class A notes the rate will be the sum of 0.18 per cent. per annum and the screen rate or arithmetic mean last determined for the class A notes;

       * for the class B notes the rate will be the sum of 0.43 per cent. per annum and the screen rate or arithmetic mean last determined for the class B notes; and



       * for the class C notes the rate will be the sum of 0.90 per cent. per annum and the screen rate or arithmetic mean last determined for the class C notes.


     The agent bank will, as soon as it can after the quotation date for each interest period, calculate the amount of interest payable on each note for that interest period. The amount of interest will be calculated by applying the rate of interest for that interest period to the principal amount outstanding of that note during that interest period, multiplying the product by the actual number of days in that interest period divided by 360 and rounding to the nearest U.S. dollars 0.01, half a cent being rounded upwards.

     On each interest payment date, the agent bank will determine the actual amount of interest which will be paid on the notes on that interest payment date and the amount of any shortfall on the notes for that interest period and the amount of interest on any shortfall which will be paid on that interest payment date. The amount of any interest on the shortfall will be calculated by applying the relevant rate of interest for those notes, plus a margin of 2 per cent. per annum, to the sum of the shortfall and accrued interest on shortfall from prior interest periods which remains unpaid, multiplying by the actual number of days in the relevant interest period and dividing by 360 and rounding to the nearest U.S. dollars 0.01, half a cent being rounded upwards.

     If, on any interest payment date, the amount received from the swap counterparty is insufficient to pay in full the amount of interest due on the relevant class of notes, any outstanding shortfall and accrued interest on shortfall, due on that interest payment date, that amount will be applied first to the payment of the interest due on the relevant class of notes, secondly to the payment of any outstanding shortfall and thereafter to the payment of any accrued interest on shortfall for that class of notes.

     The rates and amounts determined by the agent bank will be notified to the issuer, trustee and paying agent and published in accordance with number 14 as soon as possible after these parties have been notified.

     The issuer, the paying agents, the note trustee, the reference banks, the agent bank and the noteholders will be bound by the determinations properly made as described above and none of the reference banks, the agent bank or the note trustee will be liable in connection with the exercise or non-exercise by them of their powers, duties and discretions for those purposes.

     If the agent bank fails to make a determination or calculation required as described above, the note trustee, or its appointed agent, without accepting any liability for it, will make the determination or calculation in as described above. If this happens, the determination or calculation will be deemed to have been made by the agent bank.

     The issuer will ensure that there will be four reference banks while there are notes outstanding.


6.  Redemption and Purchase

     The issuer is only entitled to redeem the notes as provided in paragraphs
(1), (2), and (3) below.

(1) Scheduled Redemption

Class A notes:



     Unless previously purchased and cancelled or unless the Regulated Amortisation Period or Rapid Amortisation Period has already started, all class A notes will be redeemed on the series 99-1 scheduled redemption date, unless there is a shortfall between the amount in the Series 99-1 Issuer Account and the total amount payable to the swap counterparty under the class A swap agreement. If there is such a shortfall, the class A notes will be redeemed proportionately with the amount in the Series 99-1 Issuer Account after being exchanged under the terms of the class A swap agreement. The Rapid Amortisation Period will then begin. The payments will be made in no order of preference and proportionately between all class A notes.



Class B notes:



     Unless previously purchased and cancelled or unless the Regulated Amortisation Period or the Rapid Amortisation Period has already started, the class B notes will be redeemed on the series 99-1 scheduled redemption date unless there is a shortfall between the amount in the Series 99-1 Issuer Account, after payment of all interest and principal due and payable on the class A notes, and the amount due and payable to the swap counterparty under the class B swap agreement. If there is such a shortfall, the class B notes will be redeemed proportionately with the amount in the Series 99-1 Issuer Account after being exchanged under the terms of the class B swap agreement. The Rapid Amortisation Period will then begin. The payments will be made, in no order of preference and proportionately between all class B notes.

Class C notes:



     Unless previously purchased and cancelled or unless the Regulated Amortisation Period or the Rapid Amortisation Period has already started, the class C notes will be redeemed on the series 99-1 scheduled redemption date, unless there is a shortfall between the amount in the Series 99-1 Issuer Account, after payment of all interest and principal due and payable on the class A notes and the class B notes, and the amount due and payable to the swap counterparty under the class C swap agreement. If there is such a shortfall the class C notes will be redeemed proportionately with the amount in the Series 99-1 Issuer Account after being exchanged under the terms of the class C swap agreement. The Rapid Amortisation Period will then begin.




     If the Rapid Amortisation Period begins as a result of there being insufficient funds to repay principal and pay interest on the class A notes, the class B notes or the class C notes, as described above, then on each interest payment date after that, the class A notes, the class B notes or the class C notes as applicable, will be redeemed in part, to the extent of amounts paid to the swap counterparty, in the proportion that their principal amount outstanding bears to the total principal amount outstanding of their class of note. This will happen until the earlier of the time when each class of notes has been paid in full and the November 2004 interest payment date.


     On each interest payment date, the agent bank will determine the following:

       *     the amount of each principal payment payable on each note; and

       * the principal amount outstanding of each note of that class on the first day of the next interest period, after deducting any principal payment due to be made on each of that class of notes on that interest payment date.

     The amounts and dates determined by the agent bank will be notified to the issuer, paying agents and note trustee and published in accordance with number 14 as soon as possible after these parties have been notified.

     The issuer, the paying agents, the note trustee and the noteholders will be bound by the determinations properly made as described above and neither the agent bank nor the note trustee will be liable in connection with the exercise or non-exercise by it of its powers, duties and discretions for those purposes.

     If the agent bank fails to make a determination as described above, the note trustee will calculate the principal payment or principal amount outstanding as described above, and each of these determinations or calculations will be deemed to have been made by the agent bank. If this happens, the determination will be deemed to have been made by the agent bank.

(2) Mandatory Early Redemption

     If the Regulated Amortisation Period or the Rapid Amortisation Period begins in respect of any class of notes before the series 99-1 scheduled redemption date, then on each interest payment date after that, during the Regulated Amortisation Period or, as the case may be, the Rapid Amortisation Period, each note of that class will be redeemed, in the proportion that its principal amount outstanding bears to the total principal amount outstanding of that class of note, to the extent of the amount which is deposited into the Series 99-1 Issuer Account towards redemption of the corresponding class of medium term note -- after the amount has been exchanged for dollars under the relevant swap agreement. This will happen until the earliest of:


       * the date on which the relevant class of notes has been redeemed in full; or


       * 15 November, 2004 -- or if that day is not a business day the next following business day.



     If the Rapid Amortisation Period begins as a result of the termination of any or all of the swap agreements because withholding tax is imposed -- see "Swap Agreements" -- then the absolute amount payable on redemption of each note will be adjusted by an amount in dollars called the "Notional Swap Termination Amount". This is an amount notionally payable on termination of a hypothetical currency and rate transaction -- called the "Notional Swap" -- referable to that class of notes -- divided by the number of the relevant class of notes outstanding. The Notional Swap referable to each class of notes -- will be deemed to be a "Swap Transaction" for the purpose of the 1991 ISDA Definitions, as supplemented by the 1998 Supplement, and to have been entered into between one party -- "Notional Party A" -- and the other party -- "Notional Party B" -- pursuant to a multicurrency -- cross border ISDA Master Agreement, with an effective date notionally deemed to be the closing date, and for the purpose of Section 6(e) of each Notional Swap, "Second Method and Market Quotation" shall notionally apply. The form of schedule to each Notional Swap will be deemed to be in identical form, so far as is possible, to the schedule prepared in respect of the swap agreement referable to the class of notes to which each Notional Swap is notionally deemed to refer. For the purpose of each Notional Swap the issuer shall be deemed to be Notional Party B.


     If the Notional Swap termination payment in respect of any class of notes:

* equals zero, there will be no adjustment to the absolute amount payable on redemption of that class; or

* is a negative figure, which means that Notional Party A notionally owes a payment to Notional Party B, then an amount in dollars equal to the absolute value of that negative amount will be added to the absolute amount payable on redemption of that class; or

* is a positive figure, which means that Notional Party B notionally owes a payment to Notional Party A, then an amount in dollars equal to the absolute value of that positive amount will be deducted from the absolute amount payable on redemption of that class.

     The resulting amount is called the "adjusted amount" for each relevant class.

     The terms of the Notional Swap for each class of notes are as follows:

*      the effective date for each class is the closing date;


* the termination date for each class is 15 November, 2002, or the next following business day if this is not a business day;




* in each case, Notional Party A will notionally pay Notional Party B on the 15th day of each month, starting on 15 January, 2000 or the next following business day if this is not a business day, an amount in dollars calculated in accordance with the relevant Notional Swap at a floating rate -- determined in accordance with one month USD-LIBOR-BBA plus a margin of 0.18 per cent. for Class A, 0.43 per cent. for Class B or 0.90 per cent. for Class C, per annum on a notional principal amount equal to the principal amount outstanding of the relevant class of notes;




* in each case Notional Party B will notionally pay to Notional Party A on the 15th day of each month, starting on 15 January, 2000 or the next following business day if this is not a business day, an amount in sterling calculated in accordance with the relevant Notional Swap at a floating rate -- determined in accordance with one month GBP-LIBOR-BBA plus a margin of 0.145 per cent. for Class A, 0.404 per cent. for Class B or 0.884 per cent. for Class C, per annum on a notional sterling amount of L546,345,000 for Class A, L30,352,500 for Class B or L30,352,000 for
       Class C, as applicable.



     The agent bank will cause the adjusted amount for any class to be published in accordance with number 14 and to be notified to the note trustee and each of the paying agents and to the noteholders of the relevant class as soon as possible after determination. If the agent bank does not at any time for any reason determine the adjusted amount for any class the note trustee will do so and that determination will be deemed to have been made by the agent bank. In doing so, the note trustee will apply all of the provisions described above, to the extent that, in its opinion, it can do so. In all other respects it will do so in the manner it deems fair and reasonable in all the circumstances. Any determination or calculation made by the note trustee will be binding on the relevant class of noteholders.


(3) Optional Redemption



     The issuer may by not less than thirty and not more than sixty days prior notice to the note trustee and without the need to obtain the prior consent of the note trustee or the noteholders redeem all of the remaining notes on the next following interest payment date together with all accrued interest, deferred interest and additional interest if any if the principal balance of the remaining notes is less than 10 per cent of their original principal balance and the note trustee is satisfied that the issuer will have funds available to it to make the required payment on that interest payment date.



(4) Final Redemption



     If the notes have not previously been purchased and cancelled or redeemed in full as described in number 6, the notes will be finally redeemed at their then principal amount outstanding or, where applicable, their adjusted amounts on 15 November, 2004 or the next following business day if this is not a business day, together with, in each case, all accrued and unpaid interest, shortfall and interest on shortfall, if any.


     The issuer, and/or related companies of it may buy notes at any price. Any notes that are redeemed or purchased pursuant to these provisions shall be cancelled at that time and may not be reissued or resold.

     You are required, at its request, to sell all of your notes to Gracechurch Card (Holdings) Limited, pursuant to the option granted to it by the note trustee, on your behalf. The option is granted to acquire all of the notes, plus accrued interest on them, for one penny per note, on the earlier of the following:


       * any date falling on or after the interest payment date in 15 February 2005; and

       * in the event that the security is enforced, the date on which the note trustee determines that the proceeds of that enforcement are insufficient, after payment of all other claims ranking in priority to the notes, to pay in full any amount due on the notes.


     This is called the "post maturity call option".

     You acknowledge that the note trustee has the authority and the power to bind you in accordance with the terms and conditions set out in the post maturity call option and, by subscribing or acquiring, as the case may be, for your note(s), you agree to be bound in this way.



7.  Payments

     Payments of principal and interest on your notes will be made only when they are presented and, in the case of final redemption, provided that payment is made in full, surrendered at the specified office of the paying agent by transfer to a U.S. dollar account.

     All payments on your notes are subject to any applicable fiscal or other laws and regulations. You will not be charged commissions or expenses on these payments.

     If the due date for payment of any amount on your notes is not a business day in the place it is presented, you will not be entitled to payment of the amount due in that place until the next business day in that place and you shall not be entitled to any further interest or other payment as a result of that delay.

     If a paying agent makes a partial payment on your note, that paying agent will endorse on that note, as applicable, a statement indicating the amount and date of that payment.

     Payments on your notes are subject to the operating rules of DTC and Euroclear or Cedelbank, if applicable.


8.  Taxation


     Payments of interest and principal will be made without making any deductions for any tax imposed by any jurisdiction having power to tax unless a deduction is required by the law of the relevant jurisdiction which has power to tax. If a deduction for tax is made, the paying agent will account to the relevant authority for the amount deducted. Neither the issuer nor any paying agent is required to make any additional payments to noteholders for any deductions made for tax.



9.  Events of Default


     If any of the following events occurs and is continuing it is called an "event of default":


       * the issuer fails to pay any amount of principal on the notes within 7 days of the date payment is due or fails to pay any amount of interest on the notes within 15 days of the date payment is due; or

       * the issuer fails to perform or observe any of its other obligations under the notes, the trust deed, the deed of charge or the paying agency and agent bank agreement, other than any obligation to pay any principal or interest on the notes, and, except where that failure is incapable of remedy, it remains unremedied for 30 days after the note trustee has given written notice of it to the issuer, certifying that the default is, in its opinion, materially prejudicial to the interests of the noteholders; or

       * the early termination, without replacement, of any of the swap agreements as described in this prospectus under "The Swap
             Agreements: Common Provisions of the Swap Agreements"; or

       * a judgement or order for the payment of any amount is given against the issuer and continues unsatisfied and unstayed for a period of 30 days after it is given or, if a later date is specified for payment, from that date; or

       * a secured party and/or encumbrancer takes possession or a receiver, administrative receiver, administrator, examiner, manager or other similar officer is appointed, of the whole or any part of the business, assets and revenues of the issuer or an enforcement action is begun for unpaid rent or executions levied against any of the assets of the issuer; or

       * the issuer becomes insolvent or is unable to pay its debts as they fall due;

       * an administrator or liquidator of the issuer or the whole or any part of the business, assets and revenues of the issuer is appointed, or an application for an appointment is made;

       * the issuer takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness or any guarantee of indebtedness given by it; or

       * the issuer stops or threatens to stop carrying on all or any substantial part of its business; or

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       *     an order is made or an effective resolution is passed for the winding up, liquidation or dissolution of the issuer; or

       * any action, condition or thing at any time required to be taken, fulfilled or done in order:

       (1) to enable the issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under and in respect of the notes and the issuer related documents; or

       (2) to ensure that those obligations are legal, valid, binding and enforceable, except as that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganisation or other similar laws affecting the enforcement of the rights of creditors generally and that that enforceability may be limited by the effect of general principles of equity;

             is not taken, fulfilled or done; or

       * it is or will become unlawful for the issuer to perform or comply with any of its obligations under or in respect of the notes or the issuer related documents; or

       * all or any substantial part of the business, assets and revenues of the issuer is condemned, seized or otherwise appropriated by any person acting under the authority of any national, regional or local government; or

       * the issuer is prevented by any person acting under the authority of any national, regional or local government from exercising normal control over all or any substantial part of its business, assets and revenues.


     If an event of default occurs then the note trustee may give an enforcement notice or appoint a receiver if it chooses and if it is indemnified to its satisfaction.


     If an event of default occurs then the note trustee shall be bound to give an enforcement notice if it is indemnified to its satisfaction and it is:

       *     required to by the swap counterparty;

       * required to by holders of at least one-quarter of the aggregate principal amount outstanding of the class A notes, if any remain outstanding, and if none remain outstanding, the class B notes and if none of these remain outstanding, the class C notes; or

       * directed by an Extraordinary Resolution, as defined in the trust deed, of holders of outstanding class A notes, and if there are none, of holders of outstanding class B notes, and if there are none, of holders of outstanding class C notes.

     An "enforcement notice" is a written notice to the issuer declaring the notes to be immediately due and payable. When it is given, the notes will become immediately due and payable at their principal amount outstanding together with accrued interest without further action or formality. Notice of the receipt of an enforcement notice shall be given to the noteholders as soon as possible. A declaration that the notes have become immediately due and payable will not, of itself, accelerate the timing or amount of redemption of the notes as described in number 6.


10. Prescription

     Your notes will become void if they are not presented within the time limit for payment. That time limit is ten years from their due date. If there is a delay in the principal paying agent receiving the funds, the due date, for the purposes of this time limit, is the date on which it notifies you, in accordance with number 14, that it has received the relevant payment.


11. Replacement of Notes

     If your notes are lost, stolen, mutilated, defaced or destroyed, you can replace them at the specified office of the principal paying agent. You will be required to both pay the expenses of producing a replacement and comply with the issuer's reasonable requests for evidence, security and indemnity. You must surrender any defaced or mutilated notes before replacements will be issued.


12. Note Trustee and Agents

     The note trustee is entitled to be indemnified and relieved from responsibility in certain circumstances and to be paid its costs and expenses in priority to your claims.

     In the exercise of its powers and discretions under the conditions and the trust deed, the note trustee will consider the interests of the noteholders as a class and will not be responsible for any consequence to you individually as a result of you being connected in any way with a particular territory or taxing jurisdiction.

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     In acting under the paying agency and agent bank agreement, and in connection with your notes, the paying agents and the agent bank act only as agents of the issuer and the note trustee and do not assume any obligations towards or relationship of agency or trust for or with you.

     The note trustee and its related companies are entitled to enter into business transactions with the issuer, Barclays Bank PLC or related companies of either of them without accounting for any profit resulting from those transactions.

     The issuer can, at any time, vary or terminate the appointment of any paying agent or the agent bank and can appoint successor or additional paying agents or a successor agent bank. If the issuer does this it must ensure that it maintains the following:

       *     a principal paying agent;

       * a paying agent, if and for so long as any of the notes are listed on the London Stock Exchange, in London; and

       *     an agent bank.


     Notice of any change in the paying agents, agent bank or their specified offices shall be promptly given to you in accordance with number 14.



13. Meetings  of   Noteholders,  Modification   and  Waiver,   Substitution  and
Addition.

(a)    Meetings of Noteholders

     The trust deed contains provisions for convening single and separate meetings of each class of noteholders to consider matters relating to the notes, including the modification of any provision of the conditions or the trust deed. Any modification may be made if sanctioned by an extraordinary resolution.

     The quorum for any meeting convened to consider an extraordinary resolution will be two or more persons holding or representing a clear majority of the aggregate principal amount outstanding of the relevant class of notes -- and in the case of a separate meeting, the class A notes, the class B notes or the class C notes, as the case may be -- for the time being outstanding.

     Certain terms including the date of maturity of the notes, any day for payment of interest on the notes, reducing or cancelling the amount of principal or the rate of interest payable in respect of the notes or altering the currency of payment of the notes, require a quorum for passing an extraordinary resolution of two or more persons holding or representing in total not less than 75 per cent. of the total principal amount outstanding of the relevant class of notes. These modifications are called "Basic Terms Modifications".


     Except where the extraordinary resolution effects a Basic Terms Modification, the interests of the most senior class of notes outstanding at the time take precedence over the interests of the subordinated classes. The note trustee may only give effect to an extraordinary resolution passed by the class C noteholders if it considers that the interests of the class A noteholders or the class B noteholders will not be materially prejudiced. An extraordinary resolution of the class B noteholders will only be effective if the note trustee considers that it will not be materially prejudicial to the class A noteholders.



     Subject to the foregoing, any extraordinary resolution duly passed shall be binding on all noteholders, whether or not they are present at the meeting at which such resolution was passed. The majority required for an extraordinary resolution shall be 75 per cent. of the votes cast on that extraordinary resolution.


Modification and Waiver

     The note trustee may agree, without the consent of the noteholders, (1) to any modification -- except a Basic Terms Modification -- of, or to the waiver or authorisation of any breach or proposed breach of, the notes or any other related agreement, which is not, in the opinion of the note trustee, materially prejudicial to the interests of the noteholders or (2) to any modification of any of the provisions of the terms and conditions or any of the related agreements which, in the opinion of the note trustee, is of a formal, minor or technical nature or is to correct a manifest error. Any of those modifications, authorisations or waivers will be binding on the noteholders and, unless the note trustee agrees otherwise, shall be promptly notified by the issuer to the noteholders in accordance with number 14.

Substitution and Addition

     The note trustee may also agree to the substitution of any other body corporate in place of the issuer as principal debtor under the trust deed and the notes and in the case of such a substitution or addition the note trustee may agree, without the consent of the noteholders, to a change of the law governing the notes and/or the trust deed provided that such change would not in the opinion of the trustee be materially prejudicial to the

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interests of the noteholders. Any such substitution or addition will be promptly notified to the noteholders in accordance with number 14.

Enforcement

     At any time after the notes become due and repayable and without prejudice to its rights of enforcement in relation to the security, the note trustee may, at its discretion and without notice, institute such proceedings as it thinks fit to enforce payment of the notes, including the right to repayment of the notes together with accrued interest thereon, and shall be bound to do so only if :

     It has been so directed by an extraordinary resolution of the noteholders of the relevant class. No extraordinary resolution of the class B noteholders or class C noteholders or any request of the class B noteholders or class C noteholders will be effective unless there is an extraordinary resolution of the class A noteholders or a direction of the class A noteholders to the same effect or none of the class A notes remain outstanding.


     No noteholder may institute any proceedings against the issuer to enforce its rights under or in respect of the notes or the trust deed unless (1) the note trustee has become bound to institute proceedings and has failed to do so within a reasonable time and (2) the failure is continuing. Notwithstanding the previous sentence and notwithstanding any other provision of the trust deed, the right of any noteholder to receive payment of principal of and interest on its notes on or after the due date for the principal or interest, or to institute suit for the enforcement of payment of that interest or principal, may not be impaired or affected without the consent of that noteholder.



14. Notices

     Notices to you will be deemed to have been validly given if published in a leading English language daily newspaper in London -- which is expected to be the Financial Times -- and will be deemed to have been given on the date of first publication.

     Any notices specifying a rate of interest, an interest amount, an amount of shortfall or interest on it, principal payment or a principal amount outstanding will be treated as having been duly given if the information contained in that notice appears on the relevant page of the Reuters Screen or other similar service approved by the note trustee and notified to you. The notice will be deemed given when it first appears on the screen. If it cannot be displayed in this way, it will be published as described in the previous paragraph.


     Copies of all notices given in accordance with these provisions will be sent to the London Stock Exchange Company Announcements Office and DTC.


15. Currency Indemnity

     You can be indemnified against losses you suffer from the use of an exchange rate to convert sums recovered by you in litigation against the issuer, which is different to the rate you ordinarily use. You must request this indemnity in writing from the issuer.

     This indemnity constitutes a separate and independent obligation of the issuer and shall give rise to a separate and independent cause of action.


16. Governing Law and Jurisdiction

     The notes, swap agreements and trust deed are governed by English Law and the courts have non-exclusive jurisdiction in connection with the notes.


                              The Swap Agreements

General


     The issuer will enter into the class A swap agreement, the class B swap agreement and the class C swap agreement -- called collectively the "swap agreements". There is no separate interest rate cap agreement for any of the notes.


     Under the class A swap agreement between the issuer and the swap counterparty, the issuer will pay to the swap counterparty:

       * an initial payment of dollars, on the closing date, in an amount equal to the initial balance of the class A notes; and



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       *     on each transfer date after the closing date, the lesser of (1)
             the sterling amount equal to the interest and principal, if any, received by the issuer from the MTN issuer on the class A MTN and
             (2) the amount of interest and principal, if any, due and payable to the swap counterparty under the class A swap agreement.


     The swap counterparty will pay to the issuer:

       * an initial payment in sterling, on the closing date, in an amount equal to the dollar amount of the initial balance of the class A notes converted into sterling at the fixed exchange rate; and


       * on each interest payment date after the closing date, sums in dollars equal to the interest payable and, if any, principal repayable to holders of the class A notes on that interest payment date, as set out in the terms and conditions of the class A notes.


     Under the class B swap agreement between the issuer and the swap counterparty, the issuer will pay to the swap counterparty:

       * an initial payment of dollars, on the closing date, in an amount equal to the initial balance of the class B notes; and


       * on each transfer date after the closing date, the lesser of (1) the sterling amount equal to the interest and principal, if any, received by the issuer from the MTN issuer on the class B MTN and
             (2) the amount of interest and principal, if any, due and payable to the swap counterparty under the class B swap agreement.


The swap counterparty will pay to the issuer:

       * an initial payment in sterling, on the closing date, in an amount equal to the dollar amount of the initial balance of the class B notes converted into sterling at the fixed exchange rate; and

       * on each interest payment date after the closing date, sums in dollars equal to the interest payable and principal repayable, if any, to holders of the class B notes on that interest payment date, as set out in the terms and conditions of the class B notes.

     Under the class C swap agreement between the issuer and the swap counterparty, the issuer will pay to the swap counterparty:

       * an initial payment of dollars, on the closing date, in an amount equal to the initial balance of the class C notes; and


       * on each transfer date after the closing date, the lesser of (1) the sterling amount equal to the interest and principal, if any, received by the issuer from the MTN issuer on the class C MTN and
             (2) the amount of interest and principal, if any, due and payable to the swap counterparty under the class C swap agreement.


The swap counterparty will pay to the issuer;

       * an initial payment in sterling, on the closing date, in an amount equal to the dollar amount of the initial balance of the class C notes converted into sterling at the fixed exchange rate; and

       * on each interest payment date after the closing date, sums in dollars equal to the interest payable and principal repayable, if any, to holders of the class C notes on that interest payment date, as set out in the terms and conditions of the class C notes.


     The swap agreements provide that payments made under it are to be reduced in the event that any amount due and payable to the issuer under the class A MTN, the class B MTN or the class C MTN, as applicable, is deferred by the MTN issuer under the terms of the relevant class of the MTNs. This is to prevent that amount in dollars being payable by the swap counterparty before it receives the corresponding sterling amount from the issuer under the relevant swap agreement. There will be a corresponding increase in the amounts payable under the swap agreements to make up this shortfall if the deferred amount is subsequently received by the issuer.


     The fixed sterling to dollar exchange rate, which we refer to as the "fixed exchange rate", in the swap agreements will be L0.60705 per one dollar.


Common Provisions of the Swap Agreements

     The swap agreements provide that if the short-term unsecured debt rating of the swap counterparty is withdrawn or reduced below "A-1+" by Standard & Poor's or if the long-term unsecured debt rating of the swap counterparty is withdrawn or reduced below "Aa3" by Moody's, then within 30 days following that event, the swap counterparty will be required to take one of the following steps:


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



       * Post collateral equal to the amount necessary to defease the obligations of the swap counterparty under the swap agreement, as confirmed in writing by Standard & Poor's or Moody's and, if the posting of collateral is confirmed in writing by Standard & Poor's, it must be done in accordance with the Standard & Poor's interest rate and currency swap criteria dated January 1999 for calculating swap collateral (including all mark-to-market and volatility buffer calculations which are set out in that swap criteria);



       * Assign its obligations under the swap agreement to a substitute swap counterparty having long-term unsecured debt ratings of "AAA" by Standard & Poor's and "Aaa" by Moody's or, with the prior written confirmation of the rating agencies that such action will not result in a reduction or withdrawal of the rating of the applicable class of notes, a substitute swap counterparty that has a lesser rating; or

       * Arrange for the appointment of a joint and several swap counterparty with a long-term unsecured debt rating that, when combined with the long-term unsecured debt ratings of the swap counterparty, are assessed as sufficient to maintain the then-current ratings of the applicable class of notes.

Termination of the Swap Agreements


     The swap agreements will, or may, in the case of the third bullet point below, terminate on the earlier of:


       * the distribution date on which there is no further obligation to make a payment under the relevant class of medium term notes;

       *     the November 2004 interest payment date; and

       * the occurrence of an early swap termination event as described below.

     The swap agreements may be terminated early in the following circumstances -- each called an "early swap termination event":

       * At the option of one party, if there is a failure by the other party to pay any amounts due under the swap agreement;

       * If an event of default under the notes occurs or if there is no further obligation to make a payment under the relevant class of medium term notes before the series 99-1 scheduled redemption date;

       * Upon the occurrence of an insolvency of either party, merger without an assumption of the obligations under the swap agreements, or changes in law resulting in illegality;


       * If as a result of a change in applicable law, withholding taxes would be imposed by any jurisdiction on any payments made or required to be made by the swap counterparty to the issuer or by the issuer to the swap counterparty under the swap agreement and there are no reasonable measures that the swap counterparty or the issuer can take to avoid their imposition; and



       * The issuer determines that it or the paying agent has or will become obligated to deduct or withhold amounts from payments on the related class of notes to be made to any of the related noteholders on the next interest payment date, for any tax assessment or other governmental charge imposed by the United Kingdom or any political subdivision or taxing authority of the United Kingdom on the payments as a result of any change in its laws or regulations or rulings, or any change in official position regarding the application or interpretation of its laws, regulations or rulings, which change or amendment becomes effective on or after the date the notes are issued, and there are no reasonable measures the issuer can take to avoid the tax or assessment.



     The swap agreements may be terminated following the events described in either of the last two bullet points above only if the issuer is directed to terminate the swap agreements by a vote of the holders of the class A notes representing 66 2/3 per cent. of the outstanding principal balances of the class A notes or, if there are no class A notes outstanding, a vote of the holders of the class B notes representing 66 2/3 per cent. of the outstanding principal balance of the class B notes or, if there are no class B notes outstanding, a vote of the holders of the class C notes representing 66 2/ 3 per cent. of the outstanding principal balance of the class C notes.

     Upon the occurrence of an early swap termination event, following the occurrence of any of the events referred to in the last two bullet points above, the issuer or the swap counterparty may be liable to make a termination payment to the other. This termination payment will be calculated and made in sterling. The amount of any termination payment will be based on the market value of the terminated swap agreement based on market quotations of the cost of entering into a swap transaction with the same terms and conditions that would

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

have the effect of preserving the respective full payment obligations of the parties. Any such termination payment could, if the sterling/dollar exchange rates have changed significantly, be substantial.

     In the case of an early swap termination event described in either of the last two bullet points above the amounts payable on the redemption of each of the relevant class of notes will be adjusted by reference to a Notional Swap Termination Amount, see "Terms and Conditions of the Notes: Redemption and Purchase -- Mandatory Early Redemption". This adjustment corresponds to the actual termination payment payable under the relevant swap agreement.

     If an early swap termination event occurs, on each interest payment date thereafter, payments of interest and principal payable on the relevant class of medium term notes allocated and available to make payments on the related class of notes will be converted into dollars by the note trustee at the then-prevailing spot exchange rate in the City of London for sterling purchases of dollars, which will then be used to pay principal and interest on the related class of notes. Any dollar amounts so distributed may not be equal to the dollar amounts then due and owing on that class of notes, in which case any shortfall will be borne equally by each noteholder of that class. Any dollar amounts so converted in excess of interest due and payable on that class of notes will be shared equally by each noteholder of that class.


Taxation

     Neither the issuer nor the swap counterparty is obliged under the swap agreements to gross up if withholding taxes are imposed on payments made under the swap agreements.


     If any withholding tax is imposed on payments due to the issuer on the medium term notes the swap counterparty will be entitled to deduct amounts in the same proportion from subsequent payments due from it. If that happens amounts available to the issuer to make payments on the notes will be reduced by the amount so deducted.



     If any withholding tax is imposed on payments due by the swap counterparty under the swap agreements the issuer will not be entitled to deduct amounts from subsequent payments due from it and amounts available to the issuer to make payments on the notes will be reduced by the amount so withheld by the swap counterparty.



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                             The Medium Term Notes

     On the closing date the MTN issuer will issue three interest bearing medium term notes to the issuer. These will be the class A MTN, the class B MTN and the class C MTN. Each medium term note will mature for redemption on the series 99-1 scheduled redemption date. The Bank of New York, acting out of its London Branch at One Canada Square, Canary Wharf, London E14 5AL will act as trustee, custodian, issue agent and principal paying agent in relation to the series 99-1 medium term notes.

     Under the terms of the security trust and cash management deed, Barclays, acting through its corporate lending division at 54 Lombard Street, London, EC3P 3AH, will initially be appointed as cash manager for the medium term notes -- called the "MTN cash manager".

     Application has been made to list the medium term notes on the London Stock Exchange.

     The medium term notes will be issued on a non-syndicated continuous basis in series. Medium term notes issued in respect of any series may differ as to principal, interest and recourse to security. Each series must be constituted by a supplemental deed to the security trust and cash management deed that will also specify any enhancement provider for that series and whether that enhancement provider is to be a beneficiary. The transferor beneficiary may direct the receivables trustee to create one or more new series within the receivables trust by making an acquisition.

     Each new series may differ from any other series in its principal terms and the manner, timing and amounts of distributions made to beneficiaries within it. The MTN issuer may, by executing a further series trust supplement, become an investor beneficiary in that new series. The MTN issuer shall not issue any further medium term notes in respect of an existing series without the prior consent of the holders of the existing medium term notes in that series, unless the further medium term notes are fungible with the existing ones.

     The MTN issuer will pay the proceeds of the medium term notes to the receivables trustee for the purpose of the receivables trust which would permit the receivables trustee to acquire separate undivided beneficial interests in the receivables trust for each class of medium term notes. See "The Receivables Trust" and "Use of Proceeds". The initial principal amount of each undivided beneficial interest acquired is the Investor Interest for each class of investor certificates. These interests will be represented by an investor certificate for each class, which will be issued to the MTN issuer by the receivables trustee. See "Series 99-1: General".

     The receivables trustee will be permitted to use the proceeds of the medium term notes paid to it, together with monies paid to it by other beneficiaries and other trust property, to accept an offer to assign by the transferor all present and future amounts arising on the designated accounts. By becoming the initial investor beneficiary of the receivables trust, the MTN issuer will be entitled to receive payment, at specified times, of a portion of collections of the receivables assigned by the transferor to the receivables trustee. These payments will be used by the MTN issuer in and towards redemption of, first, the class A MTN, second, the class B MTN and third, the class C MTN.

     The ability of the MTN issuer to meet its obligations to pay principal of and interest on the medium term notes will be entirely dependent on the receipt by it of funds from the receivables trust.

     The MTN issuer and the security trustee will have no recourse to Barclays other than:

     * against Barclaycard as transferor under the receivables securitisation agreement for any breach of representations and obligations in respect of the receivables; and

     * against Barclaycard as MTN cash manager under the security trust and cash management deed for any breach of obligations of the MTN cash manager.

     The obligations of the MTN issuer and certain other rights of the MTN issuer under each series of medium term notes and under the documents relating to them, will be secured under the security trust and cash management deed, by security interests over the investor certificates. The security for each series will be granted by the MTN issuer in favour of the security trustee. If the net proceeds of the enforcement of security for a series following a mandatory redemption -- after meeting the expenses of the trustee, the paying agents, the custodian and any receiver -- are insufficient to make all payments due on the medium term notes of that series, the assets of the MTN issuer securing other series of medium term notes will not be available for payment of that shortfall.

     If the security trust and cash management deed is enforced, the monies paid to the MTN issuer by the receivables trustee on each transfer date will be applied:

     *    first to meet payments due to any receiver appointed under it; then

     * to the extent not met above, to meet the fees, costs and expenses of the MTN issuer and the security trustee; then


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

     * to meet payments of interest and then principal on the class A MTNs, then on the class B MTNs and finally on the class C MTNs.



     The interest rate on the medium term notes will be determined by the agent bank in accordance with the medium term note conditions. This is done by reference to the screen rate or other rate set by the agent bank for three-month deposits for pounds sterling in the London interbank market plus a margin. The margin will be 0.2375 per cent. per annum for the class A MTN, 0.5300 per cent. per annum for the class B MTN and 1.0000 per cent. per annum for the class C MTN. The interest rate for the first interest period will be determined on the closing date. Interest in respect of the medium term notes will be payable in arrear in sterling on each interest payment date. Interest on each class of MTNs will be paid monthly on each distribution date falling during or upon the expiry of each quarterly interest period.




     If any withholding or deduction for any taxes, duties, assessments or government charges is imposed, levied, collected, withheld or assessed on payments of principal or interest on the medium term notes by any jurisdiction or any political subdivision or authority in or of any jurisdiction having power to tax, neither the MTN issuer nor the principal paying agent will be required to make any additional payments to holders of the medium term notes for that withholding or deduction.


     The occurrence and continuation of the following events is called an MTN event of default:

     * the MTN issuer fails to pay any amount of principal of the medium term notes within 7 days of the due date for its payment or fails to pay any amount of interest on the medium term notes within 15 days of its due date; or


     * the MTN issuer fails to perform or observe any of its other obligations under the medium term notes, the MTN trust supplement, or the security trust and cash management deed and, except where the failure is incapable of remedy, it remains unremedied for 30 days, in either case, after the security trustee has given written notice to the MTN issuer, certifying that the failure is, in the opinion of the security trustee, materially prejudicial to the interests of the medium term note holders; or


     * the early termination, without replacement, of any of the swap agreements as described in this prospectus under "The Swap Agreements:
          Common Provisions of the Swap Agreements".

     * a judgement or order for the payment of any amount is given against the MTN issuer and continues unsatisfied and unstayed for a period of 30 days after the date it is given or the date specified for payment, if later; or

     * a secured party takes possession or a receiver, administrative receiver, administrator, examiner, manager or other similar officer is appointed, of the whole or any part of the undertaking, assets and revenues of the MTN issuer or an enforcement action is begun for unpaid rent or executions levied against any of the assets of the MTN issuer; or

     * the MTN issuer becomes insolvent or is unable to pay its debts as they fall due or an administrator or liquidator of the MTN issuer or the whole or any part of its business, assets and revenues is appointed, or application for any appointment is made, or the MTN issuer takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness or any guarantee of indebtedness given by it or ceases or threatens to cease to carry on all or any substantial part of its business; or

     * an order is made or an effective resolution is passed for the winding up, liquidation or dissolution of the MTN issuer; or


     * any action, condition or thing at any time required to be taken, fulfilled or carried out in order to (i) enable the MTN issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under and in respect of the medium term notes and the documents relating to them or (ii) to ensure that those obligations are legal, valid, binding and enforceable, except as the enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganisation or other similar laws affecting the enforcement of the rights of creditors generally and as that enforceability may be limited by the effect of general principles of equity, is not taken, fulfilled or, as the case may be, carried out; or


     * it is or will become unlawful for the MTN issuer to perform or comply with any of its obligations under or in respect of the medium term notes or the documents relating to them; or

     * all or any substantial part of the business, assets and revenues of the MTN issuer is condemned, seized or otherwise appropriated by any person acting under the authority of any national, regional or local government or the MTN issuer is prevented by any of these people from exercising normal control over all or any substantial part of its business, assets and revenues,

     If an MTN event of default occurs then the security trustee shall be bound to give an enforcement notice if it is indemnified to its satisfaction and it is:

     * required to by holders of at least one-quarter of the aggregate principal amount outstanding of the class A MTN, if any remain outstanding, and if none remain outstanding, the class B MTN, and if none of these remain outstanding, the class C MTN; or

     * directed by an Extraordinary Resolution, as defined in the security trust and cash management deed, of holders of outstanding class A MTN, and if there are none, of holders of outstanding class B MTNs, and if there are none, of holders of outstanding class C MTN.

     An MTN enforcement notice is a written notice to the MTN issuer declaring the medium term notes to be immediately due and payable. When it is given, the medium term notes will become immediately due and payable at their principal amount outstanding together with accrued interest without further action or formality. Notice of the receipt of an MTN enforcement notice shall be given to the medium term note holders as soon as possible. A declaration that the medium term notes have become immediately due and payable will not, of itself, accelerate the timing or amount of redemption of the medium term notes.

     When reference is made to the MTN cash manager it includes any successor to Barclaycard as MTN cash manager. The security trust and cash management deed provides that, as MTN cash manager, Barclaycard will service and administer the Series 99-1: Distribution Account.

     Barclaycard, and any successor MTN cash manager to the MTN issuer, will be entitled to receive the fee for acting as MTN cash manager, payable by the MTN issuer from amounts received as MTN Issuer Costs Amounts from the Series 99-1 Distribution Account.

     The MTN cash manager may not resign, apart from in certain circumstances. The resignation of the MTN cash manager shall only become effective once a replacement has assumed all of the responsibilities of the MTN cash manager set out in the security trust and cash management deed.

                   Material Legal Aspects of the Receivables

Consumer Credit Act 1974

     A significant number of the credit transactions that occur on a designated account will be for items of credit extended to a cardholder for an amount up to L25,000. The Consumer Credit Act applies to these transactions and, in whole or in part, the credit or charge card agreement establishing each designated account. This has certain consequences for the designated accounts, including the following:

Enforcement of improperly executed or modified card agreements


     If a credit or charge card agreement has not been executed or modified in accordance with the Consumer Credit Act, it may be unenforceable against a cardholder without a court order -- and in some instances may be completely unenforceable. As is common with many other UK credit and charge card issuers, some of Barclaycard's credit and charge card agreements do not comply in all respects with the Consumer Credit Act or other related legislation. As a result, these agreements may be unenforceable by Barclaycard against the cardholders without a court order. The transferor gives no guarantee that a court order could be obtained if required. With respect to those credit or charge card agreements which may not be compliant, such that a court order could not be obtained, Barclaycard estimates that this would apply to approximately 1 per cent. of the aggregate principal receivables in the designated accounts on 30 September, 1999. Barclaycard does not anticipate any material increase in this percentage of receivables in the securitised portfolio. The accounts that do not comply with the Consumer Credit Act are still legal, valid and binding obligations of the relevant cardholder and it will still be possible to collect payments and demand arrears from cardholders willing to pay their debt and demand arrears from cardholders who are falling behind with their payments. The transferor will have no obligation to repay or account to a cardholder for any payments received by a cardholder because of this noncompliance with the Consumer Credit Act. However, if losses arise on these accounts, they will be written off and borne by the investor beneficiary and transferor beneficiary based on their respective interests in the receivables trust.


Liability for supplier's misrepresentation or breach of contract

     Transactions involving the use of a credit or charge card in the United Kingdom may constitute transactions under debtor-creditor-supplier agreements. A debtor-creditor-supplier agreement includes an agreement where the creditor, with knowledge of its purpose, advances funds to finance a purchase by the debtor of goods or services from a supplier.

     Section 75 of the Consumer Credit Act provides that, if the supplier is in breach of the contract -- whether such contract is express or implied by law -- between the supplier and a cardholder in a debtor-creditor-supplier agreement or if the supplier has made a misrepresentation about that contract, the creditor may also be liable to the cardholder for the breach or misrepresentation. The liability of the transferor for a designated account is called a "Transferor Section 75 Liability". In these circumstances, the cardholder may have the right to reduce the amount owed to the transferor under his or her credit or charge card account. This right would survive the sale of the receivables to the receivables trustee. As a result, the receivables trustee may not receive payments from cardholders that it might otherwise expect to receive. As a result, the receivables trustee may not receive the full amount otherwise owed by a cardholder. However, the creditor will not be liable where the cash price of the item or service supplied concerning the claim is less than L100 or greater than L30,000.

     The receivables trustee has agreed to indemnify the transferor for any loss suffered by the transferor arising from any claim under section 75 of the Consumer Credit Act. This indemnity cannot exceed the original outstanding principal balance of the affected charges on the designated account.

     The receivables trustee's Indemnity will be payable from excess spread on the receivables. Any amounts that Barclaycard recovers from the supplier will reduce Barclaycard's loss for purposes of the receivables trustee's indemnity. Barclaycard will have rights of indemnity against suppliers under section 75 of the Consumer Credit Act. Barclaycard may also be able to charge-back the transaction in dispute to the supplier under the operating regulations of VISA or Mastercard.

     If Barclaycard's loss for purposes of the receivables trustee's indemnity exceeds the excess spread available to satisfy the loss, the amount of the excess will reduce the Transferor Interest accordingly.


Transfer of Benefit of Receivables

     The transfer by the transferor to the receivables trustee of the benefit of the receivables is governed by English law and takes effect in equity only.


     Notice to the cardholders of the assignment to the receivables trustee would perfect the legal title of the receivables trustee to the receivables. The receivables trustee has agreed that notice will not be given to cardholders, unless the transferor's long-term senior unsecured indebtedness as rated by Moody's, Standard & Poor's or Fitch IBCA were to fall below Baa2, BBB or BBB, respectively. The lack of notice has several legal consequences.


     Until notice is given to the cardholders, each cardholder will discharge his or her obligations under the designated account by making payment to the transferor. Notice to cardholders would mean that cardholders should no longer make payment to the transferor as creditor under the card agreement but should instead make payment to the receivables trustee as assignee of the receivables. If notice is given, and a cardholder ignores it and makes payment to the transferor for its own account, that cardholder would nevertheless still be bound to make payment to the receivables trustee. The transferor, having transferred the benefit of the receivables to the receivables trustee, is the bare trustee of the receivables trustee for the purposes of the collection of the receivables that are the property of the receivables trust and is accountable to the receivables trustee accordingly.

     Before the insolvency of the transferor, until notice is given to a cardholder who is a depositor or other creditor of the transferor, equitable set-offs may accrue in favour of that cardholder against his or her obligation to make payments under the card agreement to the transferor. These rights of set-off may result in the receivables trustee receiving less monies than anticipated from the receivables.

     The transfer of the benefit of receivables to the receivables trustee has been and will continue to be subject both to any prior equities that have arisen in favour of the cardholder and to any equities that may arise in the cardholder's favour after the assignment. Where notice of the assignment is given to a cardholder, certain rights of set-off may not arise after the date of the notice.

     Under the terms of the receivables securitisation agreement, the transferor represents that each receivable assigned to the receivables trust is an eligible receivable -- unless the receivable is specified as being an ineligible receivable. The eligibility criteria include that each receivable constitutes the legal, valid and binding obligations of the cardholder enforceable -- unless they are not in compliance with the Consumer Credit Act in which case they may only be enforceable with a court order and, in a small number of cases, may be unenforceable -- against the cardholder in accordance with its terms. They also include that each receivable is not, save as specifically contemplated by any rule of English law, currently subject to any defence, dispute, set-off or counterclaim or enforcement orders apart from in the limited cases described in the previous sentence.

     Notice to the cardholder would perfect the transfer so that the receivables trustee would take priority over any interest of a later encumbrancer or transferee of the transferor's rights who has no notice of the transfer to the receivables trustee.

     Notice to the cardholder would prevent the card agreement from being amended by the transferor or the cardholder without the consent of the receivables trustee.

     Lack of notice to the cardholder means that, for procedural purposes, the receivables trustee will have to join the transferor as a party to any legal action that the receivables trustee may want to take against any cardholder.

                 United Kingdom Taxation Treatment Of The Notes

Overview



     UK legal advisers, Clifford Chance, have filed an opinion that, subject to finalisation of documents including those which are exhibits to the registration statement of which this prospectus forms a part in a form which is satisfactory to them and not inconsistent with the descriptions in the body of this prospectus and based on certain assumptions which cannot be verified before closing, the following summary is true in all material respects in relation to the matters expressly addressed. The summary set out below describes the material United Kingdom income tax, corporation tax, inheritance tax, capital gains tax, stamp duty and stamp duty reserve tax consequences of acquiring, holding and disposing of the offered notes.



     The comments below are, based on current United Kingdom law and practice. They relate only to the position of persons who are the absolute beneficial owners of their notes and may not apply to certain classes of persons, including dealers who carry on a trade in the UK and persons who own the notes as trustee, nominee or otherwise on behalf of another person, but otherwise will, subject to the following paragraph, apply to US holders who beneficially own the notes and coupons.

     The comments below do not necessarily apply where the interest or any other income on the notes is deemed for UK tax purposes to be the income of a person other than the absolute beneficial owner of the notes in question, for example where a person ordinarily resident in the UK transfers assets to a non-resident company for the purpose of avoiding UK tax.

     It is suggested that any noteholders who are in doubt as to their position consult their professional advisers.


Taxation of US Residents

     As discussed in more detail below, a US holder who is not resident in the UK for UK tax purposes may obtain payment of interest on their notes without deduction of tax if and for so long as the notes are quoted Eurobonds, if either:


     * he obtains payment on the notes from a recognised clearing system, which has received the payments without deduction of UK tax, otherwise than through a collecting agent in the UK; or


     * if payment is made by or through a paying agent in the UK, or through a collecting agent in the UK, he has filed or procured that a valid declaration in the prescribed form has been filed with the appropriate agent confirming that he is the absolute beneficial owner of his notes and the interest on his notes and he is not resident in the UK for UK tax purposes.


     Definitive notes will be in registered form and therefore will not constitute quoted Eurobonds. Interest on definitive notes will be subject to deduction of tax at the lower rate, currently 20 per cent., unless relief is available under the terms of an applicable double tax treaty.



     Under the terms of the Convention of 31 December, 1975 between the United Kingdom and the United States of America -- called "the Convention" -- a person who is a US resident for the purposes of the Convention -- called a U.S. noteholder, will not be subject to UK tax on any coupon beneficially owned by him, unless he carries on business in the UK through a permanent establishment situated in the UK, or performs in the UK independent personal services from a fixed base situated therein, and the notes are effectively connected with such permanent establishment or fixed base, or in certain other circumstances specified in the Convention where relief is not available.


     A US noteholder who is an individual will not be subject to United Kingdom tax on any gain on any disposal of the notes unless they are held by or for a trade, profession or vocation carried on by him through a branch or agency in the UK -- subject to any relief which may be available under the Convention or which may be available under UK law.

Taxation of Interest Paid


     Under current UK law and Inland Revenue practice, the notes will be treated as "quoted Eurobonds" -- as defined in Section 124 of the Income and Corporation Taxes Act 1988 -- so long as they are represented by global notes in bearer form and are listed on a recognised stock exchange within the meaning of Section 841 of the Income and Corporation Taxes Act 1988. The London Stock Exchange is recognised for this purpose. Therefore, so long as the notes are represented by global notes in bearer form and continue to be listed on a recognised stock exchange and held within a recognised clearing system, payments of interest on the notes by any paying agent may, under current law and practice, be made without withholding or deduction for or on account of United Kingdom income tax where:



     * the payments are made by a paying agent who is not in the United Kingdom; or



     * payments are made by or through a paying agent who is in the United Kingdom and either:



     (1)  payment is made direct to the recognised clearing system; or



     (2) in a case where payment is made to, or at the direction of, a depositary for the recognised clearing system the paying agent obtains a valid declaration in the prescribed form from the depositary; or



     (3) the paying agent has obtained a notice from the Inland Revenue directing the paying agent to pay the interest with no tax deducted.


     For the purposes of Section 124 of the Income and Corporation Taxes Act 1988, DTC, Euroclear and Cedelbank have been designated as recognised clearing systems.

     Any definitive notes will not be quoted Eurobonds. In addition, the notes will not be, or will cease to be, quoted Eurobonds on which interest can be paid gross as described above in any other case where:

     *    the notes are not in bearer form; or

     *    the notes do not carry a right to interest; or

     *    the notes are not listed on a recognised stock exchange; or

     *    the notes are not held in a recognised clearing system.


     In any of the cases referred to in this paragraph, interest on the relevant notes will be payable subject to deduction or withholding of United Kingdom income tax at the lower rate, currently 20 per cent., except that (1) the withholding is subject to any direction to the contrary by the Inland Revenue pursuant to the provisions of any applicable double taxation treaty; and (2) even if the relevant notes are not held in a recognised clearing system, interest may be payable gross if it is paid through a paying agent who is outside the United Kingdom.


     If the notes are quoted Eurobonds and a person in the United Kingdom in the course of a trade or profession:

     * by means of coupons, warrants or bills of exchange, collects or secures payment of or receives interest on the notes for a noteholder; or

     * arranges to collect or secure payment of interest on the notes for a noteholder; or

     * acts as a custodian of the notes and receives interest on the notes or directs that interest on the notes is paid to another person or consents to that payment.


- other than solely by clearing a cheque or arranging for the clearing of a cheque -- that person, called the "collecting agent", will be required to withhold United Kingdom income tax at the lower rate -- currently 20 per cent., subject to certain exceptions, including the following:


     *    the notes are held in a recognised clearing system and either:

     (1) the collecting agent pays or accounts for the interest directly to the recognised clearing system; or

     (2) in a case where payment is made to, or at the direction of, a depositary for the recognised clearing system, the collecting agent obtains a valid declaration in the prescribed form from the depositary; or

     (3) the collecting agent acts as a depositary for the recognised clearing system; or

     * the person beneficially entitled to the interest owns the notes and is not resident in the United Kingdom and the collecting agent either:

     (1)  holds a valid declaration in the prescribed form from that person; or

     (2) holds a valid declaration in the prescribed form from a person -- other than a beneficial owner of the notes -- to whom the interest is payable or who is entitled to arrange for the interest to be collected without deduction of United Kingdom tax and who is not a collecting agent in the United Kingdom; or

     * the interest is payable to trustees of certain trusts, -- called "qualifying discretionary and accumulation trusts", where essentially neither the trustees nor the beneficiaries are resident in the United Kingdom and the collecting agent has obtained a valid declaration in the prescribed form from the trustee; or

     * the person beneficially entitled to the interest is eligible for certain reliefs from tax for the interest -- for example, charities or pension funds -- and the collecting agent has obtained a valid declaration in the prescribed form from that person; or

     * the collecting agent has obtained a notice from the Inland Revenue directing the collecting agent to pay the interest with no tax deducted.

     In certain circumstances, a bank in the United Kingdom which sells coupons or a dealer in coupons may also be subject to the collecting agent rules described above.

     Any declaration made as referred to above will not have effect in relation to any given interest payments or receipts where:

     * the person who made the declaration has notified the paying agent or collecting agent that the declaration does not apply, or has ceased to apply, to the payments or receipts in question; or

     * the paying agent or collecting agent has reason to believe that the declaration is or has become incorrect as regards the relevant payments or receipts; or

     * the paying agent or collecting agent has received notice from the Inland Revenue directing that the relevant payments or receipts arising after a specified date are chargeable payments or receipts.

     Interest on the notes will have a United Kingdom source and accordingly will be within the charge to United Kingdom tax even if paid without withholding or deduction except that exemption from or reduction in any United Kingdom tax payable on the interest might be available in appropriate circumstances under the provisions of an applicable double taxation convention.

     By way of exception to the charge described in the paragraph right above, interest on the notes received without deduction or withholding for United Kingdom income tax will not be chargeable to United Kingdom income tax in the hands of a noteholder who is not resident for tax purposes in the United Kingdom unless that holder carries on a trade, profession or vocation in the United Kingdom through a United Kingdom branch or agency in connection with which the interest is received or to which the notes are attributable. There are exemptions for interest received by certain categories of agent -- such as some brokers and investment managers.


Proposed European Directive on the Taxation of Savings


     In May 1998, the European Commission presented to the Council of Ministers of the European Union a proposal to oblige member states to adopt either a withholding tax system or an information reporting system for interest, discounts and premiums. It is unclear whether this proposal will be adopted, and if it is adopted, whether it will be adopted in its current form. The withholding tax system would require a paying agent established in a member state to withhold tax at a minimum rate of 20 per cent. from any interest, discount or premium paid to an individual resident in another member state, unless the individual presents a certificate obtained from the tax authorities of the member state in which the individual is resident confirming that those authorities are aware of the payment due to that individual. The information reporting system would require a member state to supply, to other member states, details of any payment of interest, discount or premium made by paying agents within its jurisdiction to an individual resident in another member state. For these purposes, the term paying agent is widely defined and includes an agent who collects interest, discounts or premiums on behalf of an individual beneficially entitled thereto. If this proposal is adopted, it will not apply to payments of interest, discounts and premiums made before 1 January, 2001.


     Neither the issuer nor any paying agent is required to make any payments to noteholders to compensate them for any withholding tax imposed on payments under the notes.


Ownership and Disposal, Including Redemption, of the Notes by United Kingdom Tax Payers

(1)  Corporate Noteholders

     Noteholders which are companies within the charge to United Kingdom corporation tax -- other than authorised unit trusts -- will normally be taxed on their returns from the notes, including interest and returns attributable to movements in value, whether income or capital in nature, as income, which is calculated in accordance with an authorised accruals or mark-to-market basis of accounting. Relief may be available for related expenses on a similar basis.

     Such noteholders may also be subject to taxation with respect to foreign exchange gains and losses on their notes, with all such gains and losses being computed by translating the relevant amounts into sterling at year-ends and other "translation times".

(2) Other Noteholders

Accrued income scheme


     On transfer of a note, a noteholder who is not subject to corporation tax and who is resident or ordinarily resident in the United Kingdom or carrying on a trade in the United Kingdom through a branch or agency to which that note is attributable, may be chargeable to UK income tax on an amount treated, by rules known as the accrued income scheme contained in Chapter II or Part XVII of the Income and Corporation Taxes Act 1988, as representing interest accrued on the note from the last interest payment date to the time of transfer.


Taxation of capital gains


     A disposal of a note by a noteholder who is not subject to corporation tax and who is resident or ordinarily resident in the United Kingdom or who carries on a trade, profession or vocation in the United Kingdom to which that note is attributable, may give rise to a chargeable gain or allowable loss for the purposes of the taxation of capital gains. However in calculating any gain or loss of this sort the consideration for disposal of the note will be reduced by any amount on which the noteholder is chargeable to income tax on the transfer of the note under the accrued income scheme as described above.


United Kingdom Inheritance Tax

     Where a note is held by an individual who is domiciled, or deemed domiciled for inheritance tax purposes, in the UK there may be a charge to UK inheritance tax on the individual's death or on certain transfers of the note, including gifts to some settlements and gifts made within seven years of the death of the individual.


     U.S. holders should be aware that the definitive notes could be regarded as property situated in the United Kingdom and therefore be subject to UK inheritance tax on death or on certain transfers of the definitive notes, including gifts to some settlements and gifts made within seven years of death.



     These provisions are subject to any relief provided by the U.S./UK double tax convention relating to estate and gift taxes.



Stamp Duty and Stamp Duty Reserve Tax



     No United Kingdom stamp duty or stamp duty reserve tax is payable on the issue or transfer of the global notes or on the issue or transfer of a note in definitive form, provided that the note does not at any time carry (1) a right to interest, the amount of which exceeds a reasonable commercial return on the nominal amount of the capital of the note; or (2) a right on repayment to an amount which exceeds the nominal amount of the capital of the note and is not reasonably comparable with what is generally repayable, in respect of a similar nominal amount of capital, under the terms of issue of loan capital listed in the official list of the London Stock Exchange.



Taxation of the MTN Issuer and the Issuer



     The MTN issuer and the issuer will be subject to UK corporation tax, at a maximum rate currently of 30 per cent. on the profit reflected in their respective profit and loss accounts as increased by the amounts of any non-deductible expenses or losses. The profit in the profit and loss account will not exceed 1 basis point of the principal amount outstanding on the medium term notes in the case of the MTN issuer, or on the notes in the case of the issuer. Examples of non-deductible expenses and losses may include, for the MTN issuer:


     * amounts paid by the MTN issuer to the receivables trustee to cover the receivables trustee's fee and expenses; and


     * any losses of principal which cannot be met out of excess spread and are not reflected by account-specific provisions in the MTN issuer's statutory accounts; and for the issuer, certain expenses relating to cash management.



Taxation of Receivables Trustee



     The receivables trustee will have no United Kingdom tax liabilities apart from a liability to United Kingdom income tax or corporation tax on any amounts, such as trustee fees, which are paid to the receivables trustee for its own benefit; and accordingly, the receivables trustee will have no liability to United Kingdom tax in relation to amounts which it receives on behalf of the MTN issuer or amounts which it is obliged to pay the MTN issuer.

             Material United States Federal Income Tax Consequences


Overview

     The following summary describes the material United States federal income tax consequences of acquiring, holding and disposing of the class A notes and class B notes. This summary has been prepared and reviewed by Orrick, Herrington & Sutcliffe LLP, special United States federal income tax counsel to the Issuer -- called "special U.S. tax counsel".


     This summary does not discuss all aspects of United States federal tax law. In particular, except as specifically indicated in this summary, it addresses only purchasers in the original offering who hold class A notes and/ or class B notes as capital assets within the meaning of Section 1221 of the United States Internal Revenue Code of 1986, called the "Code". It does not address special United States federal income tax considerations that may be important to particular investors in light of their individual investment circumstances or to certain types of investors subject to special tax rules -- for example, financial institutions, insurance companies, tax-exempt institutions, persons whose functional currency is not the United States dollar, dealers in securities or currencies, or investors holding the notes as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes, or persons whose functional currency, as defined in Code Section 985, is not the U.S. dollar.


     Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of interests in a noteholder. In addition, this summary does not discuss any foreign, state, local or other tax considerations. This summary is based on the Code, and administrative and judicial authorities, all as in effect on the date of this prospectus and all of which are subject to change, possibly on a retroactive basis.

     Special U.S. tax counsel has prepared and reviewed this summary of material United States federal income tax consequences, and is of the opinion that it is correct in all material respects. Special U.S. tax counsel also opines that, as described below, each of the receivables trust, the MTN issuer and the issuer will not be treated as engaged in a trade or business within the United States for U.S. federal income tax purposes and that each of those entities will not be subject to United States federal income tax. Except as set forth in the preceding sentences, special U.S. tax counsel will render no other opinions about the acquisition, holding and disposition of the notes. Further, an opinion of special U.S. tax counsel is not binding on the IRS or the courts, and no ruling on any of the consequences or issues discussed below will be sought from the IRS. Moreover, there are no authorities on similar transactions involving securities issued by an entity with terms similar to those of the notes. Accordingly, the issuer suggests that persons considering the purchase of class A notes and/or class B notes consult their own tax advisors about the United States federal income tax consequences of an investment in the notes and the application of United States federal tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

     For the purposes of this summary, a "United States holder" means a beneficial owner of notes who is a "United States person" as described in
Section 7701(a)(30) of the Code, generally including;

     *    an individual who is a citizen or resident of the United States;

     * a corporation or partnership created in or under the laws of the United States, any state or any political subdivision of any state -- including the District of Columbia; and


     * an estate or trust whose income is includible in gross income for United States federal income tax purposes without regard to source.



A "non-United States holder" means a beneficial owner of notes that is not a United States holder.



Tax Status of the Receivables Trust, the MTN Issuer and the Issuer

     It is presently contemplated that each of the receivables trust, the MTN issuer and the issuer will conduct their respective activities, including activities undertaken on their behalf, such as servicing activities, entirely outside of the United States. In that regard, assuming that the activities of each of the receivables trust, the MTN issuer and the issuer are, as contemplated, conducted entirely outside of the United States, and assuming each of these entities makes no investments that are subject to withholding of U.S. federal income tax, special U.S. tax counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of a Treasury regulation, revenue ruling or judicial decision and hence the matter cannot be free from doubt, each of the receivables trust, the MTN issuer and the issuer will not be treated as engaged in a trade or business within the United States for U.S. federal income tax purposes and that each of these entities will not be subject to United States federal income tax.

     Prospective investors should understand that such determination of whether a person is engaged in a U.S. trade or business is based on a highly factual analysis, there is no direct guidance as to which activities constitute being engaged in a trade or business within the United States, and it is unclear how a court would construe the existing indirect authorities. A foreign corporation deemed to be so engaged would be subject to U.S. federal income tax, as well as the branch profits tax, on its income which is treated as effectively connected with the conduct of that trade or business. Such income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a domestic corporation, except that a foreign corporation would be entitled to deductions and credits for a taxable year only if it files, on a timely basis, an income tax return for that year, which none of the receivables trust, MTN issuer and issuer intend to do, even as a protective measure. The maximum U.S. federal income tax rates are currently 35 per cent. for a corporation's effectively connected income and 30 per cent. for the branch profits tax, resulting in an effective maximum U.S. federal income tax rate of 54.5 per cent. The branch profits tax is imposed each year on a corporation's effectively connected earnings and profits, with certain adjustments, deemed repatriated out of the United States.


United States Holders

     There are no regulations, published rulings or judicial decisions addressing the characterisation for United States federal income tax purposes of securities with terms substantially the same as the notes. The issuer intends to treat the offered notes as debt of the issuer for United States federal income tax purposes. However, no ruling will be obtained from the IRS on the characterisation of the notes for federal income tax purposes and there can be no assurance that the IRS or the courts will agree with the conclusions of the issuer. Furthermore, for the reasons discussed below, special U.S. tax counsel is unable to render any legal opinion with respect to whether the notes will be treated as debt for United States federal income tax purposes, and it is possible that the notes might be viewed as equity interests in the issuer for such purposes.

     In determining whether a security -- such as a note -- represents indebtedness for United States federal income tax purposes, United States courts and the IRS have applied a number of factors. The most significant of these factors are:


       *     a fixed maturity date;

       *     the right to receive fixed payments;

       *     the right of a holder to enforce payment on a default;

       *     the degree of subordination;

       *     the intent of the parties;

       *     the level of capitalisation;

       * the extent to which the owner of the assets has transferred the opportunity for gain if the assets increase in value;

       *     the risk of loss if the assets decrease in value; and

       * the extent to which the investors in the security have obtained the economic benefits and burdens of ownership of the assets.



     Based on these factors, among others, the issuer intends to treat the notes as debt for United States federal income tax purposes. However, special U.S. tax counsel has advised the issuer that certain considerations raise the possibility that the notes might be viewed as equity. First, among those considerations, the issuer is only nominally capitalized. Second, although a class of notes subordinated to another more senior class of notes arguably represents capital with respect to the senior notes, in general the subordination is effected at the receivables trust level rather than within the issuer. Third, because the notes by their terms provide for an addition or deduction from the amount due in the event of a termination of the swap agreements, it is unclear that their principal amount would be regarded as fixed.



     Based on the absence of relevant legal authority and the adverse impact of the foregoing considerations on the debt analysis applied by the courts and the IRS as set forth above, special U.S. tax counsel is unable to render any legal opinion with regard to the treatment of the class A notes or class B notes as debt for the United States federal income tax purposes. The issuer nonetheless believes that, based primarily on the form and credit rating of the class A notes and class B notes, treatment of such notes as debt is reasonable, and, except as otherwise stated, the discussion herein assumes that such notes will constitute debt of the issuer for such purposes. However, were such notes not treated as debt, they might be viewed as equity interests in the issuer, and in that case the taxation of income, gain, and loss to a United States holder could be different from that applicable to a note treated as debt. See "-- Investment in a Passive Foreign Investment Company" below. The issuer suggests that prospective investors consult their tax advisors regarding the tax consequences of investing in the notes.

Interest Payments and Distributions

     The offered notes may be treated as having been issued with original issue discount -- "OID" -- for United States federal income tax purposes, in which case the OID will be taxed as described below. However, in the absence of any OID on notes, interest on the offered notes will be taxable to a United States holder as ordinary income at the time it is received or accrued, in accordance with the holder's regular method of accounting for United States federal income tax purposes.

     The total amount of OID on a note is the excess of its stated redemption price at maturity over its issue price. The issue price for the offered notes is the price -- including any accrued interest -- at which a substantial portion of the relevant notes are first sold to the public. In general, the stated redemption price at maturity is the sum of all payments made on the note other than payments of interest that (1) are actually payable at least annually over the entire life of the note and (2) are based on a single fixed rate or variable rate -- or certain combinations of fixed and variable rates.


     If any of the offered notes are issued at a discount of an amount equal to or greater than 0.25 per cent. of that note's stated redemption price at maturity multiplied by the note's weighted average maturity, called its "WAM", then that note will be deemed to bear OID. The WAM of a note is computed based on the number of full years each distribution of principal -- or other amount included in the stated redemption price at maturity -- is scheduled to be outstanding. Further, the IRS could take the position based on Treasury regulations that none of the interest payable on an offered note is unconditionally payable and so that all of that interest should be included in the note's stated redemption price at maturity. In addition, if on the closing date there is a differential of more than 25 basis points between the initial fixed interest rate and the current value of the variable interest rate that follows, then the IRS may take the position that the note bears OID and the holder of the note will be required to accrue OID into income as described below.


     A United States holder -- including a cash basis holder -- of an offered note deemed to bear OID generally would be required to accrue OID on the relevant note for United States federal income tax purposes on a constant yield basis. This would require the inclusion of OID in income in advance of the receipt of cash attributable to that income. Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the notes is unclear.

     Sourcing: Interest payments or distributions on a note generally will constitute foreign source income for United States federal income tax purposes. Subject to certain limitations, UK withholding tax, if any, imposed on these payments will generally be treated as foreign tax eligible for credit against a United States holder's United States federal income tax. For foreign tax credit purposes, it is expected that interest will generally be treated as passive income or, in the case of some United States holders, financial services income.

Disposition or Retirement of Investment

     Subject to the discussion of the PFIC rules below, upon the sale, exchange or retirement of an offered note -- including pursuant to a redemption by the issuer prior to its maturity date -- the United States holder will recognise gain or loss equal to the difference between the amount realised and the United States holder's "adjusted tax basis" in the relevant note. In general, a United States holder's adjusted tax basis in an OID debt instrument is equal to the United States holder's cost for such debt instrument, plus any OID accrued and less the amount of any payments received by the holder that are not "qualified stated interest" payments under United States Treasury regulations about OID.

     A United States holder's adjusted tax basis in a debt instrument with no OID is generally equal to the holder's cost less the amount of any principal payments made before the date of disposition. A United States holder's adjusted tax basis in stock is generally equal to the United States holder's cost for the stock. In general, any gain or loss realised by the holder will be capital gain or loss. Under certain circumstances, capital gains derived by individuals are taxed at preferential rates. The deductibility of capital losses is subject to limitations.

     Sourcing: Gain realised by a United States holder on the sale, exchange or retirement of a note generally will be treated as a United States source gain. Under recently issued United States Treasury regulations governing losses recognised on the sale of personal property, loss from the sale, exchange or retirement of a note generally will also be treated as a United States source loss. Exceptions to the application of these regulations' sourcing provisions include exceptions for certain losses attributable to foreign exchange fluctuations, accrued but unpaid interest, and foreign offices of U.S. residents, among others. Some other exceptions to the regulations' general rule apply to notes treated as equity in the issuer. The issuer suggests that United States holders consult their own tax advisors about the proper treatment of losses for foreign tax credit purposes.

Investment in a Passive Foreign Investment Company

     Primarily because of the capitalisation of the issuer, special U.S. tax counsel renders no opinion with respect to whether the notes will be treated as debt for United States federal income tax purposes, and it is possible that the notes -- and especially the class C notes and, to a lesser extent, the class B notes and class A notes -- might be viewed as equity interests -- in other words stock -- in the issuer. Because of the nature of the income of the issuer, the issuer could constitute a passive foreign investment company -- or "PFIC". Accordingly, United States holders of the class A notes and class B notes may be shareholders in a PFIC and, if any other class of the notes were not treated as debt but rather were treated as equity of the issuer for United States federal income tax purposes, direct or indirect United States holders of these notes could also be considered United States shareholders of a PFIC.


     In general, United States holders treated as shareholders of a PFIC constituted by the issuer will be subject to special tax rules on excess distributions made to them by the issuer, including a ratable inclusion of excess distributions in the United States holder's gross income as ordinary income and requirement for the payment of an interest charge on tax that is deemed to have been deferred on these excess distributions. Excess distributions would generally include, (1) some distributions on a United States shareholder's equity interest in the issuer for a taxable year, if the total of those amounts exceeds 125 per cent. of the average amount of distributions from the issuer made during a specified base period, and (2) gain from the disposition of the equity interest in the issuer. United States holders generally may avoid these unfavourable consequences if they make either of two specific elections available under the Code with respect to shares in a PFIC.




     The first such mitigating election is a "qualified electing fund", or "QEF", election pursuant to Code Section 1295. If a United States holder makes a QEF election with respect to a class A note or class B note, that United States holder generally would be required to include its pro rata share of the issuer's ordinary income and net capital gains in income for each taxable year and pay tax thereon, even if such income and gain is not distributed to the United States holder. Further, any losses of the issuer will not be deductible by the United States holder. If the issuer later distributes the income or gain on which a United States holder has already paid tax, amounts so distributed will not be further taxable to the United States holder. A United States holder's tax basis in its class A notes or class B notes will be increased by the amount so included and decreased by the amount of nontaxable distributions thereon. In general, a United States holder making a QEF election will recognize, on a disposition of its notes, capital gain or loss equal to the difference, if any, between the amount realized upon such disposition and the tax basis in such notes. In general, a QEF election would be required to be made on or before the due date for filing a United States holders' federal income tax return for the first taxable year for which it holds a note. The QEF election is effective only if certain required information is made available by the issuer to an investor. The issuer will, upon request, endeavour to provide the requesting United States holder with information that the issuer deems reasonably necessary for the United States holder to make an effective QEF election. Requesting United States holders should address their requests in writing for this information to the registered office of the issuer set forth in this prospectus under "Prospectus
Summary: The Issuer". While the issuer does not expect to charge for this information, by making a request an investor agrees to reimburse the reasonable costs of the issuer incurred in providing this information, and the issuer will endeavour to respond to all requests within 30 days of receipt.



     A United States holder that holds marketable stock in a PFIC may, in lieu of making a QEF election, also avoid certain unfavourable consequences of the PFIC rules by electing to mark the PFIC stock to market as of the close of each taxable year. A United States holder that makes the mark-to-market election is required to include in income each year as ordinary income an amount equal to the excess, if any, of the fair market value of the stock at the close of the year over the United States holder's adjusted tax basis in the stock. For this purpose, a United States holder's adjusted basis will generally be the holder's cost for the stock, increased by the amount previously included in the holder's income pursuant to this mark-to-market election and decreased by any amount previously allowed to the United States holder as a deduction pursuant to this election. If, at the close of the year, the United States holder's adjusted tax basis exceeds the fair market value of the stock, then the United States holder may deduct this excess from ordinary income, but only to the extent of net mark-to-market gains previously included in income. Any gain from the actual sale of the PFIC stock will be treated as ordinary income, and any loss will be treated as ordinary loss to the extent of net mark-to-market gains previously included in income. Stock is considered marketable if it is regularly traded on an exchange that the IRS determines to be qualified for these purposes. In that regard, the IRS recently proposed regulations articulating definitions of regularly traded and qualified exchange under these mark-to-market provisions, as to which the issuer suggests that prospective investors consult their advisors. Although the proposed regulations generally take effect only following their promulgation as final regulations, shareholders in a PFIC also may elect current application of the proposed regulations. Although the issuer believes that each class of notes will be listed on a qualified exchange, there is uncertainty as to whether they will be regularly traded, and hence, there can be no assurance -- and no representation is made -- that the notes will be eligible for mark-to-market election.

     Although the issuer expects the QEF election to be available to an investor to mitigate the effect of the PFIC provisions, United States holders should be aware of the potentially adverse tax consequences arising under the PFIC provisions discussed above should neither of the two elections be effectively made. First, all or a portion of both distributions and gains on notes generally would be taxable to holders as ordinary income, and would be taxable at the highest marginal rates applicable to current and prior years during the holding period. Further, all or a portion of the distributions and gains could be subject to the additional "interest charge" tax. Such interest charge tax -- computed in the manner described above on "excess distributions" and gains -- generally is intended to eliminate the value of any tax deferral arising from an investment in notes. Although the issuer does not expect there to be any significant deferral of tax arising from an investment in notes and consequently does not expect that the interest charge tax computation would normally produce a substantial additional tax liability, in some circumstances, it could do so. For example, the interest charge computation could produce an interest charge tax with respect to a floating rate note if the floating rate on the note increased substantially over an investor's holding period. Alternatively, the computation could produce such a tax with respect to a fixed rate note if that note was sold by a United States holder at a substantial gain due to fluctuations in the general level of interest rates. No assurance is possible that such circumstances, or others, will not occur.



     Certain additional adverse consequences can flow to indirect investors in a PFIC. More specifically, the ownership of the notes by a non-United States holder may be attributed to a United States holder notwithstanding that such United States holder holds no note and receives no cash in respect of a note. Code Section 1298(a) generally treats notes held directly or indirectly by a foreign partnership, corporation, trust or estate as owned by such entity's partners, shareholders or beneficiaries, as applicable; it also may treat any of various option arrangements as conferring ownership of notes on United States holders. Hence, a United States holder treated as owning notes held by a non-United States holder generally would be subject to tax on indirect gains and distributions attributable to the notes in the manner described above.

     Finally, an investor who pledges shares in a PFIC as security for a loan should be aware that such a pledge is treated as a disposition of the related shares, and any gain would be subject to the rules applicable to distributions and gains with respect to shares in a PFIC described above.


     Sourcing: For sourcing of payments for a note treated as stock in the issuer and gain or loss on sale of an interest in this stock, see " -- Interest Payments and Distributions -- Sourcing" and "-- Disposition or Retirement of Investment -- Sourcing" above.


Controlled Foreign Corporation Status


     It is possible that the issuer might be treated as a controlled foreign corporation for United States federal income tax purposes. In this event, United States holders of equity interests that are treated as owning 10 per cent. or more of the combined voting power of the issuer would be required to include in income their pro rata share of the earnings and profits of the issuer, and generally would not be subject to the rules described above about PFICs. The issuer suggests that prospective investors consult with their tax advisors concerning the potential effect of the controlled foreign corporation provisions.


Non-United States Holders

     An investment in the notes by non-United States holders generally will not give rise to any United States federal income tax to these holders, unless the income received on, or any gain recognised on the sale or other disposition of their notes is:

     * treated as effectively connected with the conduct of a trade or business in the United States; or

     * in the case of gain recognised by an individual, the individual is present in the United States for 183 days or more and has a tax home -- as defined in the Code -- in the United States during the taxable year.


Backup Withholding and Information Reporting


     Information reporting to the IRS generally will be required for distributions or payments of principal or interest -- including any OID -- on the notes and on proceeds of the sale of the notes within the United States to United States holders other than corporations and certain other exempt recipients. A 31 per cent. backup withholding tax will apply to those payments if the United States holder fails to provide certain identifying information -- for example, the holder's taxpayer identification number -- or the holder is notified by the IRS that it has failed to report all interest and dividends required to be shown on its United States federal income tax returns. Non-United States holders may be required to comply with applicable certification procedures to establish that they are not United States holders in order to avoid the application of these information reporting requirements and backup withholding.

     The United States Treasury recently released regulations that will revise the procedures for backup withholding and information reporting described above for payments on the notes and payments of proceeds of the sale of the notes made after 31st December, 2000. The issuer suggests that prospective investors consult with their tax advisers concerning the potential effect of these regulations on their ownership of the notes.

                              ERISA Considerations


     The U.S. Employee Retirement Income Security Act of 1974, as amended -- called "ERISA"-, and Section 4975 of the Code impose requirements on employee benefit plans and some other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which these plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code. We call these entities "Plans". ERISA also imposes requirements on persons who are fiduciaries of Plans for the investment of "plan assets" of any Plan -- called "Plan Assets". ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.


General



     ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons -- called "Parties in Interest" -- who have specified relationships to a Plan or its Plan Assets, unless an exemption is available or an exception applies under U.S. Department of Labor -- called "DOL" -- Regulation Section 2510.3-101 -- called the "Plan Asset Regulation". Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA or an excise tax imposed under Section 4975 of the Code, unless an exemption is available or an exception applies under the Plan Asset Regulation. The details of these prohibited transactions are contained in Section 406 of ERISA and Section 4975 of the Code.



     Subject to the considerations described below, you may purchase only the class A notes with Plan Assets of any Plan.


     The class B notes may not be acquired by or on behalf of any Plan or any entity acting on behalf of or with Plan Assets. You will be deemed to have represented by your purchase and holding of a class B note that no part of the funds being used to pay the purchase price for that class B note constitutes Plan Assets of any Plan or will constitute Plan Assets while you hold a class B note.



     The Plan Asset Regulation treats the assets of an entity in which a Plan holds an equity interest as Plan Assets of such Plan. If the class A notes are treated as equity interests and you use Plan Assets to purchase the class A notes, the assets of the issuer and the receivables trust would be treated as Plan Assets of the investing Plan unless an exception applies -- see "-- Equity Treatment" below. Among other things, this would subject the issuer and the receivables trust's assets to the fiduciary rules of ERISA and the prohibited transaction rules of ERISA and Section 4975 of the Code and could result in penalties and/or excise taxes under those rules. The term "equity interest" is defined under the Plan Asset Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and has no substantial equity features. It is not certain whether the class A notes are properly classified as debt or equity interests under the Plan Asset Regulation.



     If you are considering whether to purchase class A notes with Plan Assets of any Plan, you should determine whether the purchase would result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code because any of Barclays Bank PLC, the issuer, the servicer, the receivables trustee or any other party may be a Party in Interest as to the investing Plan and may be deemed to be benefiting from the issuance of class A notes. If Barclays Bank PLC, the issuer or the servicer is a Party in Interest as to Plan Assets you are investing, the issuer suggests that you consult with your counsel about the availability of exemptive relief under one or more "DOL Prohibited Transaction Class Exemptions" -- called "PTCEs".



You should be aware, however, that even if you meet the conditions specified in one or more exemptions, the scope of the exemptive relief provided by the exemption might not cover all acts that might be construed as prohibited transactions.


Equity Treatment


     If the class A notes are treated as equity (rather than debt) interests under the Plan Asset Regulation despite the agreement of the issuer and the note holders to treat the class A notes as debt instruments, the assets of the issuer would be treated as Plan Assets of the investing Plans for purposes of ERISA and Section

4975 of the Code and result in non-exempt prohibited transactions unless one of the following exceptions applies.


     The first exception applies to interests that qualify as "publicly-offered securities" under the Plan Asset Regulation. A publicly-offered security is a security that is:


*    freely transferable;

* part of a class of securities that is owned, immediately subsequent to the initial offering, by 100 or more investors who are independent of the Issuer and of one another -- called "Independent Investors"; and

*    either is:

     (i) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or

     (ii) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the Issuer during which the offering of such securities to the public occurred.

     For purposes of the 100 Independent Investor condition, each class of notes should be deemed to be a "class" of securities that would be tested separately from any other securities that may be issued by the Issuer.

     It is anticipated that each of the class A notes will meet the criteria for treatment as "publicly-offered securities" as described above. No restrictions will be imposed on the transfer of the class A notes. It is expected that class A notes will be held by at least 100 Independent Investors at the conclusion of the offering made by this prospectus. However, no assurance can be given, and no monitoring or other measures will be taken to ensure, that the 100 Independent Investor condition is satisfied. The class A notes will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act.


     A second exception applies if equity participation in an equity by Plans, other employee benefit plans not subject to ERISA -- such as governmental or foreign plans -- and as entities holding assets deemed to be Plan Assets -- called "Benefit Plan Investors" -- is not "significant." Benefit Plan Investors' equity participation in the Issuer would not be significant on any if, immediately after the most recent acquisition of any equity interest in the Issuer, less than 25 per cent. of the value of each class of equity interests in the Issuer -- excluding interests held by the Barclays Bank PLC, the Issuer, the servicer, the receivables trustee or any of their affiliates -- is held by Benefit Plan Investors. No assurance can be given as to whether the value of each class of equity interests in the notes held by Benefit Plan Investors will be "significant" upon completion of the offering of any notes or other securities by the issuer or thereafter, and no monitoring or other measures will be taken to determine whether the conditions to this exception are satisfied.


Further Considerations


     In light of the above discussion, if you are considering the purchase of class A notes with Plan Assets of any Plan, you should consult your own counsel regarding whether the assets of the Issuer represented by the class A notes would be considered Plan Assets, the consequences that would apply if the Issuer's assets were considered Plan Assets, the availability of exemptive relief from the prohibited transaction rules under a PTCE --- whether or not the issuer's assets are considered Plan Assets ---, and the applicability of an exception under the Plan Asset Regulation. In any case you should also consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of Plan Assets in the class A notes. Among other factors, you should consider whether the investment (1) satisfies the diversification requirement of ERISA or other applicable law, (2) is consistent with the Plan's governing instruments, and
(3) is prudent in light of the "Risk Factors" and other factors discussed in this prospectus.


     You must not purchase the class A notes with your Plan Assets of any Plan, if any of the issuer, Barclays Bank PLC, the servicer, the receivables trustee or any of their affiliates (1) has investment or administrative discretion for those Plan Asset; (2) has authority or responsibility to give, or regularly gives, investment advice for those Plan Assets, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions for the Plan Assets, and will be based on the particular investment needs of the Plan; or (3) unless PTCE 95-60, 91-38 or 90-1 is applicable, is an employer maintaining or contributing to the Plan. You will be deemed to have represented by your purchase and holding of a class A note that you are not subject to this limitation.


     Some employee benefit plans, such as governmental plans -- as defined in
Section 3(32) of ERISA -- and some church plans -- as defined in Section 3(33) of ERISA -- are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of these plans may be invested in the notes without regard to the ERISA considerations described in this prospectus, but subject to the provisions of other applicable federal, state and foreign law. However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

             Enforcement of Foreign Judgements in England and Wales

     The issuer is incorporated with limited liability in England and Wales under the Companies Act 1985. Any final and conclusive judgement of either a New York state or United States Federal court that has jurisdiction recognised by England and Wales regarding obligations of the issuer for the offered notes, which is for a debt or a fixed sum of money and which has not been stayed or fully satisfied, can be enforced by action against the issuer in the courts of England and Wales without re-examining the merits of the issues determined by the proceedings unless:

     * the proceedings in New York state or the United States Federal court involved a denial of the principles of natural justice;

     *    the judgement goes against to the public policy of England and Wales;

     * the judgement was obtained by fraud, duress or was based on a clear mistake of fact;

     *    the judgement is a penal or revenue judgement; or

     * there has been an earlier judgement in another court between the same parties on the same issues as are dealt within the judgement to be enforced.

     A judgement by a court may be sometimes given in pounds sterling. The issuer expressly submits to the jurisdiction of New York state and the United States Federal courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceedings arising out of this offering. The following parties have been appointed to receive legal documents for the issuer and the transferor, servicer and trust cash manager.

     *    for the issuer:


          CT Corporation Systems
          1633 Broadway
          New York, NY 10019
          00 1800 624 0909


     *    for the transferor, servicer and trust cash manager:


          Patricia Ryan Guarino
          Barclays Bank PLC
          222 Broadway
          New York, New York 20038
          (212)-412-1383


     Most of the directors and executive officers of the issuer and some of the experts named in this document live outside the United States. Most of their assets are located outside the United States. Because of this, the holders of the offered notes may not be able to serve notice of legal action on them or to enforce judgements against them. The issuer has been advised by its English counsel, Clifford Chance, that because of this, they may not be able to enforce in England and Wales, in original actions or in actions for enforcement of judgements of United States courts, civil liabilities based on the Federal securities laws of the United States.

                                  Underwriting


     The issuer has agreed to sell and Barclays Bank PLC and the underwriters for the class A notes listed below have agreed to purchase the principal amount of the class A notes listed in the table below. The issuer has agreed to sell and Barclays Bank PLC have agreed to purchase the entire principal amount of the class B notes. The terms of these purchases are governed by an underwriting agreement between the issuer and Barclays Bank PLC for itself and as representative for all of the underwriters.




     Underwriters of the Class A Notes             Principal Amount of the
                                                   Class A Notes



     Barclays Bank PLC                             $810,000,000
     Credit Suisse First Boston Corporation         $22,500,000
     Deutsche Bank Securities Inc.                  $22,500,000
     Morgan Stanley & Co. International Limited     $22,500,000
     Salomon Smith Barney Inc.                      $22,500,000
                                                   ------------
     Total                                         $900,000,000
                                                   ============


     Underwriter of the Class B Notes              Principal Amount of the
                                                   Class B Notes


     Barclays Bank PLC                             $50,000,000

     The price to the public and underwriting discounts and commissions as a percentage of the principal balance of the class A notes will be 100.00 per cent. and 0.20 per cent., respectively.



     The underwriters have agreed to purchase all of the offered notes if any of them are purchased.



     Barclays Bank PLC, as representative of the underwriters of the class A notes, has advised the issuer that the underwriters propose initially to offer the class A notes to the public at the public offering price stated on the cover page of this prospectus, and to some dealers at that price, less a concession up to 0.100 per cent. for each class A note. The underwriters may allow, and those dealers may reallow, concessions up to 0.075 per cent. of the principal balance of the class A notes to some brokers and dealers.





     The price to the public and underwriting discounts and commissions as a percentage of the principal balance of the class B notes will be 100.00 per cent. and 0.25 per cent., respectively.





     Barclays Bank PLC have advised the issuer that they propose initially to offer the class B notes to the public at the public offering price stated on the cover page of this prospectus, and to some dealers at that price, less a concession up to 0.150 per cent. for each class B note. Barclays Bank PLC may allow, and those dealers may reallow, concessions up to 0.100 per cent. of the principal balance of the class B notes to some brokers and dealers.



     Additional offering expenses are estimated to be $2,515,975.

     The issuer and Barclays Bank PLC will indemnify the underwriters against liabilities -- including liabilities under the United States Securities Act -- caused by (1) any untrue statement or alleged untrue statement of a material fact contained in this prospectus or the related registration statement or (2) any omission or alleged omission to state a material fact required to be stated in this prospectus or the related registration statement or necessary to make the statements in this prospectus or the related registration statement not misleading. The issuer and Barclays Bank PLC will not, however, indemnify the underwriters against liabilities caused by any untrue statement or omission, real or alleged, made in reliance upon and in conformity with information relating to and provided by any underwriter for use in this prospectus and the related registration statement.

     The underwriters may engage in over-allotment transactions, stablising transactions, syndicate covering transactions and penalty bids for the offered notes under Regulation M under the United States Exchange Act.


     * Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position.



     * Stablising transactions permit bids to purchase the offered notes so long as the stablising bids do not exceed a specified maximum.



     * Syndicate covering transactions involve purchases of the offered notes in the open market after the distribution has been completed in order to cover syndicate short positions.



     * Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered notes originally sold by that syndicate member are purchased in a syndicate covering transaction.


     These transactions may cause the prices of the offered notes to be higher than they would otherwise be in the absence of those transactions. Neither the issuer nor any of the underwriters represent that the underwriters will engage in any of those transactions or that those transactions, once begun, will not be discontinued without notice at any time.


     The offered notes will be registered under the Securities Act. Barclays Bank PLC and Morgan Stanley & Co. International Limited have agreed that they will sell the offered notes within the United States through their U.S. registered broker dealers.



     United Kingdom
     Each underwriter will represent and agree that:


     * it has not offered or sold, and, before the expiry of six months from the closing date, will not offer or sell, any offered notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for purposes of their business, or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

     * it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom;

     * if it is an authorised person under Chapter III of part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations
          1991) to any person in the United Kingdom the scheme described in this prospectus if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

     * it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.


General



      The underwriters have represented and agreed that they have complied and will comply with all applicable laws and regulations in force in any jurisdiction in which they purchase, offer, sell or deliver offered notes or possess them or distribute the propectus and will obtain any consent, approval or permission required by them for the purchase, offer, sale or delivery by them of offered notes under the laws and regulations in force in any jurisdiction to which they are subject or in which they make such purchases, offers, sales or deliveries and the issuer shall have no responsibility for them. Furthermore, they will not directly or indirectly offer, sell or deliver any offered notes or distribute or publish any prospectus, form of application, offering circular, advertisement or other offering material except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations, and all offers, sales and deliveries of offered notes by it will be made on the same terms.




      The underwriters have agreed that no invitation may be made to the public in Jersey to subscribe for the offered notes.




      Neither the issuer nor the underwriters represent that offered notes may at any time lawfully be sold in compliance with any application registration or other requirements in any jurisdiction, or pursuant to any exemption available thereunder, or assume any responsibility for facilitating such sale.





      With regard to each issue of offered notes, the underwriters will be required to comply with such other additional or modified restrictions (if any) as the issuer and the underwriters shall agree.




      The underwriters will, unless prohibited by applicable law, furnish to each person to whom they offer or sell offered notes a copy of the prospectus as then amended or supplemented or, unless delivery of the prospectus is required by applicable law, inform each such person that a copy will be made available upon request. The underwriters are not authorised to give any information or to make any representation not contained in the prospectus in connection with the offer and sale of offered notes to which the prospectus relates.



     This prospectus may be used by Barclays Bank PLC -- the transferor, servicer and trust cash manager -- for offers and sales related to market-making transactions in the offered notes. Barclays Bank PLC may act as principal or agent in these transactions. These sales will be made at prices relating to prevailing market prices at the time of sale. Barclays Bank PLC has no obligation to make a market in the offered notes, and any market-making may be discontinued at any time without notice. Barclays Bank PLC is among the underwriters participating in the initial distribution of the offered notes.


     Barclays Bank PLC will be the initial transferor, the servicer, the cash manager for the receivables trust and the medium term notes, the transferor beneficiary and excess interest beneficiary, the swap counterparty and the lender under the expenses loan agreement.

                          Ratings of the Offered Notes

     It is a condition to issuing the class A notes that they be rated in the highest rating category by four nationally recognised rating agencies.

     It is a condition to issuing the class B notes that they be rated at least "A" by four nationally recognised rating agencies.

     Any rating of your notes by a rating agency will indicate:

     * its view on the likelihood that you will receive interest payments and principal payments by the series 99-1 termination date; and

     * its evaluation of the receivables and the availability of the credit enhancement for your notes.

     What a rating will not indicate is:

     * the likelihood that principal payments will be paid on a scheduled redemption date before the series 99-1 termination date;

     *    the likelihood that a Pay Out Event will occur;

     *    the likelihood that a withholding tax will be imposed on noteholders;

     *    the marketability of your notes;

     *    the market price of your notes; or

     *    whether your notes are an appropriate investment for you.

     A rating will not be a recommendation to buy, sell or hold the notes. A rating may be lowered or withdrawn at any time.

     The issuer will request a rating of the offered notes from four nationally recognized rating agencies. Rating agencies other than those requested could assign a rating to the offered notes, and its rating could be lower than any rating assigned by a rating agency chosen by the issuer.

                                    Experts

     The balance sheet of the issuer and the MTN issuer as of 30 September, 1999, are included in this prospectus in reliance on the reports of PricewaterhouseCoopers, independent accountants, given on the authority of the said firm as experts in auditing and accounting.

                                 Legal Matters


     Matters of UK law relating to the validity of the issuance of the notes will be passed upon for the issuer by Clifford Chance, London, England. Legal matters will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe, London, England who will also act as counsel to the issuer as to U.S. tax matters.

                             Reports to Noteholders

     The servicer will prepare monthly and annual reports that will contain information about the offered notes. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive notes are issued, the reports will be sent to the depository, the holder of the offered notes. No reports will be sent to you.
                      Where You Can Find More Information

     We filed a registration statement for the offered notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

     The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the offered notes.

     You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings also are available to the public on the SEC internet site (http://www.sec.gov).

                        Listing And General Information

     We have made an application to the London Stock Exchange Limited to admit the offered notes to the Official List. Listing particulars with regard to the issuer and the offered notes in accordance with the listing rules made under
Part IV of the Financial Services Act, have been delivered to the Registrar of Companies in England and Wales for registration in accordance with Section 149 of the Financial Services Act.


     The listing of the offered notes on the London Stock Exchange is expected to be granted before the closing date subject only to the issue of the offered notes in global bearer form. The listing of the offered notes will not become effective if any of the offered notes in global bearer form are not issued. Before official listing, however, dealings in the offered notes will be permitted by the London Stock Exchange in accordance with its rules.


Litigation and Change in Circumstances

     Other than as described in the section "The Issuer" there have been no material adverse changes in the financial position of the issuer nor has the issuer been involved in, or expects, any litigation which has had or may have a significant effect on its financial position, for the twelve months preceding the date of this prospectus.

     Other than as described in the section "The MTN Issuer" there have been no material adverse changes in the financial position of the MTN issuer nor has the MTN issuer been involved in, or expects, any litigation which has had or may have a significant effect on its financial position, for the twelve months preceding the date of this prospectus.

Documents Available for Inspection


     You may inspect drafts of the following documents at the offices of Clifford Chance, 200 Aldersgate Street, London EC1A 4JJ during usual business hours on any weekday, apart from Saturdays, Sundays and public holidays, during the period of 21 days from the date of this prospectus:


     *    master definition schedule;

     *    receivables securitisation agreement;

     *    declaration of trust and trust cash management agreement;

     * series 99-1 supplement to declaration of trust and trust cash management agreement;

     *    beneficiaries servicing agreement;

     *    trust section 75 indemnity;

     *    security trust and cash management deed;

     *    series 99-1 supplement to security trust and cash management deed;

     *    MTN paying agency and agent bank agreement;

     *    expenses loan agreement;

     *    class A swap agreement;

     *    class B swap agreement;

     *    class C swap agreement

     *    corporate services agreement;

     *    underwriting agreement

     *    MTN dealership agreement;

     *    depository agreement;

     *    paying agency and agent bank agreement;

     *    trust deed;

     *    deed of charge;

     *    post maturity call option;

     *    form of class A global note;

     *    form of class B global note;

     *    memorandum and articles of association of the issuer;

     *    accountant's report on the issuer;

     *    memorandum and articles of association of the MTN issuer;

     *    accountant's report on the MTN issuer;

     *    memorandum and articles of association of the receivables trustee; and

     *    accountant's report on the receivables trustee.

                                     ISSUER
                       Gracechurch Card Funding (No.1) PLC
                              200 Aldersgate Street
                                 London EC1A 4JJ


             INITIAL TRANSFEROR                      RECEIVABLES TRUSTEE
     INITIAL SERVICER AND INITIAL CASH      Gracechurch Receivables Trustee Ltd
                   MANAGER                    Normandy House, Grenville Street
              Barclays Bank PLC                  St. Helier, Jersey JE2 4UF
             1234 Pavilion Drive
             Northampton NN4 7SG


                        NOTE TRUSTEE AND SECURITY TRUSTEE
                       The Bank of New York, London Branch
                                One Canada Square
                                 London E14 5AL

            PRINCIPAL PAYING AGENT                    OTHER PAYING AGENTS
     The Bank of New York, London Branch     The Bank of New York Company, Inc.
               One Canada Square                       One Wall Street
                London E14 5AL                    New York, New York 10286


                                 LEGAL ADVISERS

         To the Issuer, the MTN Issuer,         To the Note Trustee, Security
      the Receivables Trustee and Barclays     Trustee and to the Lead Manager
     as to English law and United States law       as to United States law
                Clifford Chance                Orrick, Herrington & Sutcliffe
             200 Aldersgate Street                  1 Threadneedle Street
                London EC1A 4JJ                        London EC2R 8AW


         To the Lead Manager as to         To the Receivables Trustee as to
                 English law                          Jersey law
           Linklaters & Alliance                   Bedell & Cristin
              One Silk Street               One The Forum, Grenville Street
              London EC2Y 8HQ                  St. Helier, Jersey JE4 8PP


                                    AUDITORS

                   To the Issuer           To the Receivables Trustee
              PricewaterhouseCoopers          PricewaterhouseCoopers
                 Southwark Towers              Twenty Two Colomberie
             32 London Bridge Street                St Helier,
                  London SE1 9SY                  Jersey JE1 4XA


                                 LISTING AGENT
                               Barclays Bank PLC
                             5 The North Colonnade
                                  Canary Wharf
                                 London E14 4BB

                         Index of Terms for Prospectus


                                                                            Page
Acquired Interchange................................................          34
addition date.......................................................          31
additional accounts.................................................          31
adjusted amount.....................................................          90
Adjusted Investor Interest..........................................          52
adjusted tax basis..................................................         108
Aggregate Investor Indemnity Amount.................................          72
Available Investor Principal Collections............................          65
Average Principal Receivables.......................................          77
bank portfolio......................................................          28
Barclaycard Operating Account.......................................          45
Barclaycard Proceeds Account........................................          46
Basic Terms Modifications...........................................          93
Benefit Plan Investors..............................................         111
business day........................................................          32
Calculation Period..................................................          60
cancelled account...................................................          33
Class A.............................................................          56
Class A Additional Finance Amount...................................          60
Class A Adjusted Investor Interest..................................          57
Class A Available Funds.............................................          60
class A cash management fee.........................................          53
Class A Covered Amount..............................................          73
Class A Debt Amount.................................................          60
Class A Deficiency Amount...........................................          59
Class A Distribution Ledger.........................................          60
Class A Excess Spread...............................................          60
Class A Fixed Allocation............................................          65
Class A Floating Allocation.........................................          57
Class A Investor Interest...........................................          57
Class A Initial Investor Interest...................................          56
Class A Investor Charge-Off.........................................          57
Class A Investor Default Amount.....................................          70
Class A Monthly Distribution Amount.................................          60
Class A Monthly Finance Amount......................................          59
Class A Monthly Principal Amount....................................          66
Class A Monthly Required Expense Amount.............................          59
Class A Required Amount.............................................          71
class A servicing fee...............................................          53
Class A Trustee Payment Amount......................................          74
Class B.............................................................          56
Class B Additional Finance Amount...................................          61
Class B Adjusted Investor Interest..................................          57
Class B Available Funds.............................................          61
class B cash management fee.........................................          53
Class B Debt Amount.................................................          61
Class B Deficiency Amount...........................................          61
Class B Distribution Ledger.........................................          61
Class B Excess Spread...............................................          61
Class B Fixed Allocation............................................          65
Class B Floating Allocation.........................................          57
Class B Initial Investor Interest...................................          56
Class B Investor Charge-Off.........................................          58
Class B Investor Default Amount.....................................          70
Class B Investor Interest...........................................          57
Class B Monthly Distribution Amount.................................          61
Class B Monthly Finance Amount......................................          61
Class B Monthly Principal Amount....................................          66
Class B Monthly Required Expense Amount.............................          61
Class B Principal Commencement Date.................................          66




                                                                            Page
Class B Required Amount.............................................          71
class B servicing fee...............................................          53
Class B Trustee Payment Amount......................................          74
Class C.............................................................          56
Class C Additional Finance Amount...................................          62
Class C Adjusted Investor Interest..................................          58
Class C Available Funds.............................................          62
class C cash management fee.........................................          53
Class C Debt Amount.................................................          62
Class C Deficiency Amount...........................................          62
Class C Distribution Ledger.........................................          62
Class C Excess Spread...............................................          62
Class C Fixed Allocation............................................          65
Class C Floating Allocation.........................................          57
Class C Initial Investor Interest...................................          56
Class C Investor Charge-Off.........................................          58
Class C Investor Default Amount.....................................          70
Class C Investor Interest...........................................          58
Class C Monthly Distribution Amount.................................          72
Class C Monthly Finance Amount......................................          62
Class C Monthly Principal Amount....................................          67
Class C Monthly Required Expense Amount.............................          62
Class C Principal Commencement Date.................................          66
class C servicing fee...............................................          53
Class C Trustee Payment Amount......................................          74
closing date........................................................          20
Code................................................................         106
Companion Series....................................................          77
Controlled Accumulation Period......................................          63
Controlled Accumulation Period Length...............................          68
Controlled Deposit Amount...........................................          63
collecting agent....................................................         103
Daily Investor Principal Collections................................          65
default amount......................................................          70
defaulted account...................................................          33
designated accounts.................................................          44
Discount Option Receivables.........................................          33
Discount Percentage.................................................          33
distribution date...................................................          60
DOL.................................................................         111
DTC.................................................................          80
early swap termination event........................................          96
eligible account....................................................          35
eligible receivable.................................................          36
Eligible Receivables Pool...........................................          44
eligible servicer...................................................          54
eligible trust cash manager.........................................          56
enforcement notice..................................................          92
equity interest.....................................................         111
ERISA...............................................................         111
Excess Interest.....................................................          44
excess distributions................................................         110
Excess Spread.......................................................          71
Expenses Loan Agreement.............................................          21
Expense Rate........................................................          76
event of default....................................................          90
Finance Charge Collections Ledger...................................          47
finance charge receivables..........................................          32
Fixed Investor Percentage...........................................          64
Floating Investor Percentage........................................          59




                                                                            Page
Independent Investors...............................................         112
ineligible receivables..............................................          37
Initial Investor Interest...........................................          57
Insolvency Events...................................................          48
interchange.........................................................          34
interest charge.....................................................         110
interest payment date...............................................          60
interest period.....................................................          86
Investor Cash Available for Acquisition.............................          47
investor certificates...............................................          21
Investor Default Amount.............................................          69
Investor Indemnity Amount...........................................          72
investor interest...................................................          44
Investor Percentage.................................................          46
Investor Principal Collections......................................          65
investor servicing fee..............................................          52
Investor Trustee Payment............................................          74
investor trust cash management fee..................................          52
issuer related documents............................................          86
Maximum Addition Amount.............................................          31
Minimum Aggregate Principal Receivables.............................          77
Minimum Transferor Interest.........................................          77
MTN Issuer Costs Amount............................................          60
MTN cash manager....................................................          98
MTN enforcement notice..............................................         100
notice of assignment................................................          36
Notional Party A....................................................          89
Notional Party B....................................................          89
Notional Swap.......................................................          89
Notional Swap Termination Amount....................................          89
OID.................................................................         108
Parties in Interest.................................................         111
Pay Out Event.......................................................          48
paying agent........................................................          80
permitted additional jurisdiction...................................          36
permitted investments...............................................          45
PFIC................................................................         109
Plan Asset Regulation...............................................         111
Plan Assets.........................................................         111
Plans...............................................................         111
pool selection date.................................................          31
Portfolio Yield.....................................................          76
post maturity all option............................................          90
pounds..............................................................          19
pounds sterling.....................................................          19
Principal Collections Ledger........................................          46
Principal Funding Account...........................................          63
Principal Funding Investment Proceeds...............................          73
principal paying agent..............................................          80
Principal Shortfalls................................................          69
PTCE................................................................         111
publicly offered securities.........................................         112
QEF.................................................................         109
quotation date......................................................          87
quoted Eurobonds....................................................         102





                                                                            Page
Rapid Amortisation Period...........................................          64
Reallocated Class B Principal Collections...........................          71
Reallocated Class C Principal Collections...........................          71
redesignated accounts...............................................          33
Reinvested Investor Principal Collections...........................          65
relevant documents..................................................          23
Regulated Amortisation Period.......................................          63
Regulated Amortisation Trigger Event................................          63
reference banks.....................................................          87
related beneficiary debt............................................          43
Required Reserve Amount.............................................          73
Reserve Account.....................................................          73
Reserve Account Funding Date........................................          73
restricted additional jurisdiction..................................          36
restricted eligible receivables.....................................          36
Revolving Period....................................................          62
securitised portfolio...............................................          28
Series 99-1 Distribution Account....................................          60
Series 99-1 Extra Amount............................................          72
Series 99-1 Issuer Account..........................................          77
Series 99-1 Pay-Out Events..........................................          75
series 99-1 scheduled redemption date...............................          63
Series 99-1 Supplement..............................................          56
series 99-1 termination date........................................          64
servicer default....................................................          53
servicing fee.......................................................          52
Shared Principal Collections........................................          69
special U.S. tax counsel............................................         106
successor cash manager..............................................          54
successor servicer..................................................          53
swap agreements.....................................................          94
termination payment.................................................          96
transferor acquisition..............................................          42
transferor certificate..............................................          42
Transferor Ineligible Interest......................................          46
Transferor Cash Available for Acquisition...........................          47
Transferor Interest.................................................          44
Transferor Percentage...............................................          45
Transferor Section 75 Liability.....................................          72
transferor servicing fee............................................          52
transferor trust cash management fee................................          52
Trust Accounts......................................................          45
trust cash manager default..........................................          54
trust cash management fee...........................................          52
Trust Pay Out Events................................................          48
Trustee Acquisition Account.........................................          45
Trustee Collection Account..........................................          45
Trustee Payment Amount..............................................          50
United States holder................................................         106
United States person................................................         106
Unavailable Principal Collections...................................          69
WAM.................................................................         108
zero balance account................................................          33


                              Index of Appendices


     The appendices are an integral part of this prospectus.



                                                                            Page
A  Report of Independent Accountants for Gracechurch Card
    Funding (No.1) PLC........................................               A-1
B  Balance Sheet of Gracechurch Card Funding (No.1) PLC.......               B-1
C  Notes to Financial Statement...............................               C-1
D  Report of Independent Accountants for Barclaycard Funding
    PLC......................................................                D-1
E  Balance Sheet of Barclaycard Funding PLC..................                E-1
F  Notes to Financial Statement..............................                F-1

             Gracechurch Card Funding (No.1) PLC

             BALANCE SHEET
             AS OF 30 SEPTEMBER, 1999
             TOGETHER WITH AUDITORS' REPORT

                                                                      Appendix A

                       REPORT OF INDEPENDENT ACCOUNTANTS

     To the Board of Directors of :
     Gracechurch Card Funding (No.1) PLC

     We have audited the accompanying balance sheet of Gracechurch Card Funding (No.1) PLC (a public limited company incorporated in England and Wales) as of 30 September, 1999. This financial statement is the responsibility of that company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position as of Gracechurch Card Funding (No.1) PLC as of 30 September, 1999, in conformity with generally accepted accounting principles in the United States of America.

/s/ PricewaterhouseCoopers
Chartered Accountants and Registered Auditors
London, England


20 October, 1999

                                                                      Appendix B

                      Gracechurch Card Funding (No.1) PLC

                     BALANCE SHEET-AS OF 30 SEPTEMBER, 1999

                                     ASSETS


Cash........................................                     L        12,502
                                                                  ==============
Common stock (authorised, 50,000 shares,
L1.00 par value, Issued and outstanding,
50,000 shares comprising 2 fully paid and
49,998 quarter paid).........................             (4)    L        12,502
                                                                  --------------
Total liabilities and shareholder's equity..                     L        12,502
                                                                  ==============



         The accompanying notes are an integral part of this statement.

                                                                      Appendix C

                      Gracechurch Card Funding (No. 1) PLC
                          NOTES TO FINANCIAL STATEMENT
                               30 September, 1999

1.  Accounting policies
     The balance sheet has been prepared in accordance with the historical cost convention.

2.  Nature of Operations
     The Company was incorporated in England and Wales on 24 June, 1999. The principal purpose of the Company is, among other things, to issue asset backed floating rate notes and enter into all financial arrangements in that connection.

3.  Trading activity
     The Company did not trade during the period from incorporation on 24 June, 1999 to 30 September, 1999 nor did it receive any income nor did it incur any expenses or pay any dividends. Consequently, no profit and loss account has been prepared.

4.  Share capital
     The Company was incorporated with an authorised share capital of L50,000, comprising 50,000 Ordinary shares of L1 each. Two Ordinary Shares were allotted for cash, and fully paid, on incorporation. On 10 September, 1999, 49,998 Ordinary Shares were allotted quarter paid.

             Barclaycard Funding PLC

             BALANCE SHEET
             AS OF 30 SEPTEMBER, 1999
             TOGETHER WITH AUDITORS' REPORT

                                                                      Appendix D


                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Barclaycard Funding PLC:


     We have audited the accompanying balance sheet of Barclaycard Funding PLC (a public limited company incorporated in England and Wales) as of 30 September, 1999. This financial statement is the responsibility of that company's management. Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion. In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Barclaycard Funding PLC as of 30 September, 1999, in conformity with generally accepted accounting principles in the United States of America.


PricewaterhouseCoopers
Chartered Accountants and Registered Auditors
London, England


14 October, 1999

                                                                      Appendix E


                            Barclaycard Funding PLC
                    BALANCE SHEET -- AS OF 30 SEPTEMBER 1999
                                     ASSETS


Debtors:
Balance with Barclays Bank PLC                                                L2
                                                                  ==============


                              SHAREHOLDERS' EQUITY


Common stock (authorized, 100 shares of L1 each,
Issued and outstanding, two shares of L1 each)                                L2
                                                                  --------------
Total liabilities and shareholders' equity                                    L2
                                                                  ==============



         The accompanying notes are an integral part of this document.

                                                                      Appendix F


                            Barclaycard Funding PLC

                          NOTES TO FINANCIAL STATEMENT
                                30 SEPTEMBER 1999

1.  Accounting policies
     The balance sheet has been prepared in accordance with the historical cost convention.


2.  Nature of Operations
     The Company was incorporated in England and Wales on 13 August, 1990. The principal purpose of the Company is, among other things, to issue asset backed medium term notes and enter into all financial arrangements in that connection.

3.  Trading activity
     The Company did not trade during the period from incorporation on 13 August, 1990 to 30 September, 1999 nor did it receive any income nor did it incur any expenses or pay any dividends. Consequently, no profit and loss account has been prepared.


4.  Share capital
     The Company was incorporated with an authorised share capital of L2, comprising two Ordinary shares of L1 each. Issued share capital comprises two Ordinary shares which were allotted for cash, and fully paid, on incorporation.


5.  Subsequent Events
     On 8 October, 1999, the Company passed special resolutions to re-register as a public company and that the name of the Company be changed to from Exshelfco (BDC) Limited to Barclaycard Funding PLC.

     On 8 October, 1999, the Company passed ordinary resolutions to convert the existing share capital of 100 ordinary shares of L1 to A ordinary shares of L1 each and to increase the authorised share capital to L50,000 by the creation of 37,400 A ordinary shares of L1 each and 12,500 B ordinary shares of L1 each.

-------------------------------------------------------------------------------

                      Gracechurch Card Funding (No. 1) PLC
                                     Issuer

                               Barclays Bank PLC

                   Transferor, Servicer and Trust Cash Manager
             $900,000,000 Class A Floating Rate Asset-Backed Notes
              $50,000,000 Class B Floating Rate Asset-Backed Notes


                                   ----------
                                   Prospectus
                                   ----------


                       Underwriters of the Class A Notes

                                Barclays Capital

     Credit Suisse First Boston                  Deutsche Banc Alex. Brown
     Morgan Stanley Dean Witter                       Salomon Smith Barney



                        Underwriter of the Class B Notes
                                Barclays Capital




     You should rely only on the information contained in this prospectus. We have not authorised anyone to provide you with different information.
     We are not offering the offered notes where the offer is not permitted. Dealers will deliver a prospectus when acting as underwriters of the offered notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered notes may be required to deliver a prospectus until 7 February, 2000.



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